Exhibit 4.1

MACY’S RETAIL HOLDINGS, LLC,
as Issuer

MACY’S, INC.,
as Guarantor

AND

U.S. BANK NATIONAL ASSOCIATION,
as Trustee and Collateral Trustee
6.65% Senior Secured Debentures due 2024
6.7% Senior Secured Debentures due 2028
8.75% Senior Secured Debentures due 2029
7.875% Senior Secured Debentures due 2030
6.9% Senior Secured Debentures due 2032
6.7% Senior Secured Debentures due 2034

INDENTURE

Dated as of July 28, 2020

TABLE OF CONTENTS
Page
ARTICLE I
DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1	Definitions 1

SECTION 1.2	Other Definitions 23

SECTION 1.3	Rules of Construction 25
ARTICLE II
THE NOTES

SECTION 2.1	Form, Dating and Terms 26

SECTION 2.2	Execution and Authentication 31

SECTION 2.3	Registrar and Paying Agent 32

SECTION 2.4	Paying Agent to Hold Money in Trust 32

SECTION 2.5	Holder Lists 33

SECTION 2.6	Transfer and Exchange 33

SECTION 2.7	Form of Certificate to be Delivered in Connection with Transfers to IAIs 35

SECTION 2.8	Form of Certificate to be Delivered in Connection with Transfers Pursuant to
Regulation S    38

SECTION 2.9	Form of Certificate to be Delivered in Connection with Transfers to AIs 40

SECTION 2.10	Mutilated, Destroyed, Lost or Stolen Notes 41

SECTION 2.11	Outstanding Notes 42

SECTION 2.12	Temporary Notes 42

SECTION 2.13	Cancellation 42

SECTION 2.14	Payment of Interest; Defaulted Interest 43

SECTION 2.15	CUSIP and ISIN Numbers 43
ARTICLE III
COVENANTS

SECTION 3.1	Payment of Notes 44

SECTION 3.2	Limitation on Sale of Assets 44

SECTION 3.3	Limitation on Liens 47

SECTION 3.4	Maintenance of Office or Agency 47

SECTION 3.5	Compliance Certificate 48

SECTION 3.6	Further Instruments and Acts. 48

SECTION 3.7	Limitation on Sale and Leaseback 48

SECTION 3.8	Payment of Taxes and other Claims 49

SECTION 3.9	Maintenance of Properties 49

SECTION 3.10	Restriction on Permitting Restricted Subsidiaries to Become Unrestricted Subsidiaries and Unrestricted Subsidiaries to Become Restricted Subsidiaries 49

SECTION 3.11	Waiver of Covenant 50

SECTION 3.12	Collateral Offer 50
ARTICLE IV
SUCCESSOR COMPANY; SUCCESSOR PERSON

SECTION 4.1	Merger and Consolidation 51

ARTICLE V
REDEMPTION OF SECURITIES

SECTION 5.1	Notices to Trustee 52

SECTION 5.2	Selection of Notes to Be Redeemed or Purchased 52

SECTION 5.3	Notice of Redemption 52

SECTION 5.4	Deposit of Redemption or Purchase Price 53

SECTION 5.5	Notes Redeemed or Purchased in Part 54

SECTION 5.6	Optional Redemption 54

SECTION 5.7	Mandatory Redemption 54
ARTICLE VI
DEFAULTS AND REMEDIES

SECTION 6.1	Events of Default 54

SECTION 6.2	Acceleration 56

SECTION 6.3	Other Remedies 57

SECTION 6.4	Waiver 57

SECTION 6.5	Control by Majority 57

SECTION 6.6	Limitation on Suits 58

SECTION 6.7	Rights of Holders to Receive Payment 58

SECTION 6.8	Collection Suit by Trustee 58

SECTION 6.9	Trustee May File Proofs of Claim 58

SECTION 6.10	Priorities. 58

SECTION 6.11	Undertaking for Costs 59
ARTICLE VII
TRUSTEE

SECTION 7.1	Duties of Trustee 59

SECTION 7.2	Rights of Trustee 60

SECTION 7.3	Individual Rights of Trustee 62

SECTION 7.4	Trustee’s Disclaimer 62

SECTION 7.5	Notice of Defaults 62

SECTION 7.6	Compensation and Indemnity 62

SECTION 7.7	Replacement of Trustee 63

SECTION 7.8	Successor Trustee by Merger 64

SECTION 7.9	Eligibility; Disqualification 64

SECTION 7.10	Trustee’s Application for Instruction from the Issuer 64

SECTION 7.11	Security Documents 64

SECTION 7.12	Limitation on Duty of Trustee in Respect of Collateral; Indemnification 64
ARTICLE VIII
LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.1	Option to Effect Legal Defeasance or Covenant Defeasance; Defeasance 65

SECTION 8.2	Legal Defeasance and Discharge 65

SECTION 8.3	Covenant Defeasance 65

SECTION 8.4	Conditions to Legal or Covenant Defeasance 66

SECTION 8.5	Deposited Money and U.S. Government Obligations to be Held in Trust;
Other Miscellaneous Provisions    67

SECTION 8.6	Repayment to the Issuer 67

SECTION 8.7	Reinstatement 67

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ARTICLE IX
AMENDMENTS

SECTION 9.1	Without Consent of Holders 67

SECTION 9.2	With Consent of Holders 69

SECTION 9.3	Revocation and Effect of Consents and Waivers 70

SECTION 9.4	Notation on or Exchange of Notes 70

SECTION 9.5	Trustee to Sign Amendments 70
ARTICLE X
GUARANTEE

SECTION 10.1	Unconditional Guarantee 71

SECTION 10.2	Limitation on Liability. 72
ARTICLE XI
SATISFACTION AND DISCHARGE

SECTION 11.1	Satisfaction and Discharge 72

SECTION 11.2	Application of Trust Money 73
ARTICLE XII
COLLATERAL

SECTION 12.1	Security Documents 73

SECTION 12.2	Release of Collateral 74

SECTION 12.3	Suits to Protect the Collateral 75

SECTION 12.4	Authorization of Receipt of Funds by the Trustee Under the Security Documents 75

SECTION 12.5	Purchaser Protected 75

SECTION 12.6	Powers Exercisable by Receiver or Trustee 76

SECTION 12.7	Collateral Trustee 76
ARTICLE XIII
MISCELLANEOUS

SECTION 13.1	Notices 82

SECTION 13.2	Certificate and Opinion as to Conditions Precedent 83

SECTION 13.3	Statements Required in Certificate or Opinion 83

SECTION 13.4	When Notes Disregarded 83

SECTION 13.5	Rules by Trustee, Paying Agent and Registrar 84

SECTION 13.6	Legal Holidays 84

SECTION 13.7	Governing Law 84

SECTION 13.8	Jurisdiction 84

SECTION 13.9	Waivers of Jury Trial 84

SECTION 13.10	USA PATRIOT Act 84

SECTION 13.11	No Recourse Against Others 84

SECTION 13.12	Successors 84

SECTION 13.13	Multiple Originals 84

SECTION 13.14	Table of Contents; Headings 85

SECTION 13.15	Force Majeure 85

SECTION 13.16	Severability 85

SECTION 13.17	Waiver of Immunities 85

SECTION 13.18	Judgment Currency 85

SECTION 13.19	Intercreditor Agreements 85

-iv-

EXHIBIT A    Form of Global Restricted Note
EXHIBIT B    Form of Supplemental Indenture to Add Guarantors

-v-

INDENTURE dated as of July 28, 2020, by and between MACY’S RETAIL HOLDINGS, LLC, an Ohio limited liability company (the “Issuer” or the “Company”), and MACY’S, INC., a Delaware corporation (the “Guarantor”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”) and as collateral trustee (the “Collateral Trustee”).
W I T N E S S E T H
WHEREAS, the Issuer has duly authorized the execution and delivery of this Indenture to provide for the issuance of (i) its 6.65% Senior Secured Debentures due 2024 (“2024 Notes”), 6.7% Senior Secured Debentures due 2028 (“2028 Notes”), 8.75% Senior Secured Debentures due 2029 (“2029 Notes”), 7.875% Senior Secured Debentures due 2030 (“2030 Notes”), 6.9% Senior Secured Debentures due 2032 (“2032 Notes”) and 6.7% Senior Secured Debentures due 2034 (“2034 Notes”) issued on the date hereof (and such series, the “Initial Notes”) and (ii) any additional Notes of a series (“Additional Notes” and, together with the Initial Notes, the “Notes”) that may be issued after the Issue Date.
WHEREAS, all things necessary (i) to make the Notes, when executed and duly issued by the Issuer and authenticated and delivered hereunder, the valid obligations of the Issuer, and (ii) to make this Indenture a valid agreement of the Issuer have been done;
WHEREAS, the Notes will be guaranteed on a senior unsecured basis by the Guarantor and will be secured by a second-priority lien (subject to Permitted Liens) on the Collateral (as defined herein); and
NOW, THEREFORE, in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, as follows:
Article I
DEFINITIONS AND INCORPORATION BY REFERENCE
SECTION 1.1    Definitions.
“Act,” when used with respect to any Holder, has the meaning specified in Section 13.1.
“Additional Assets” means:
(1)any real property (other than Capital Stock) used or to be used by Propco or a Real Estate Subsidiary of Propco (it being understood that capital expenditures on real property or to replace any real property that is the subject of such Asset Disposition shall be deemed an Investment in Additional Assets);
(2)    the Capital Stock of a Person that owns real property of a similar nature to the Real Property Collateral and has no other material assets, and that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by Propco or a Subsidiary of Propco; or
(3)    Capital Stock constituting a minority interest in any Person that at such time is a Real Estate Subsidiary of Propco;
provided, that any such real property and Capital Stock are pledged as Collateral securing the Notes in accordance with the Security Documents; provided further, that for purposes of the calculation of Applicable Proceeds, any such real property shall be valued at fair market value based on one or more broker opinions of value from a broker of national standing selected by the Guarantor.
“Additional First Priority Lien Documents” means, with respect to any series of Additional First Priority Lien Obligations, the notes, guarantees, indentures, security documents and other operative agreements evidencing or governing such Additional First Priority Lien Obligations, including each agreement entered into for the purpose of securing any series of Additional First Priority Lien Obligations.

“Additional First Priority Lien Obligations” means any additional Indebtedness and other Obligations that are secured by Liens on the Collateral (i) ranking in priority to the Liens securing the Notes and any Refinancing Debt in respect thereof and (ii) having the same priority as the Liens securing the First Lien Notes Obligations, to the extent permitted by this Indenture (provided that Additional First Priority Lien Obligations shall exclude any such obligations the incurrence or issuance of which was not permitted under the First Lien Notes Indenture and this Indenture at the time of the issuance or incurrence thereof).
“Additional Second Priority Lien Documents” means, with respect to any series of Additional Second Priority Lien Obligations, the notes, guarantees, indentures, security documents and other operative agreements evidencing or governing such Additional Second Priority Lien Obligations, including each agreement entered into for the purpose of securing any series of Additional Second Priority Lien Obligations.
“Additional Second Priority Lien Obligations” means any additional Indebtedness and other Obligations that are secured by Liens on the Collateral having the same priority as the Liens securing the Notes, the Guarantee and any other guarantee of the Notes, including any Additional Notes, in each case to the extent permitted by this Indenture (provided that Additional Second Priority Lien Obligations shall exclude any such obligations the incurrence or issuance of which was not permitted under the First Lien Notes Indenture and this Indenture at the time of the issuance or incurrence thereof).
“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
“AI” means an “accredited investor” as described in Rule 501 under the Securities Act.
“Applicable Premium” means the greater of (A) 100% of the principal amount of such Note to be redeemed and (B) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to that Redemption Date) discounted to that Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Applicable Treasury Rate plus 25 basis points (in the case of the 2029 Notes, 2030 Notes, 2032 Notes and 2034 Notes) or 20 basis points (in the case of the 2024 Notes and 2028 Notes), as applicable, plus, in either case, accrued and unpaid interest on the principal amount being redeemed to that Redemption Date; in each case, as calculated by the Issuer or on behalf of the Issuer by such Person as the Issuer shall designate. The Trustee shall have no duty to calculate or verify the calculations of the Applicable Premium or otherwise.
“Applicable Treasury Rate” means the weekly average for each Business Day during the most recent week that has ended at least two (2) Business Days prior to the Redemption Date of the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the Federal Reserve Statistical Release H.15 (or, if such statistical release is not so published or available, any publicly available source of similar market data selected by the Issuer in good faith)) most nearly equal to the period from the Redemption Date to the maturity date for the applicable series of Notes; provided, however, that if the period from the Redemption Date to the maturity date for the applicable series of Notes is not equal to the constant maturity of a United States Treasury security for which a yield is given, the Applicable Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the yields of United States Treasury securities for which such yields are given, except that if the period from the Redemption Date to such applicable date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.
“Asset Disposition” means:
the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets constituting Collateral of Propco or any of its Subsidiaries (each referred to in this definition as a “disposition”) other than:

(1)    a disposition by Propco or a Subsidiary of Propco to Propco or a Subsidiary of Propco;
(2)    a disposition of cash, Cash Equivalents or Investment Grade Securities;
(3)    a disposition of inventory, goods or other assets in the ordinary course of business or consistent with past practice;
(4)    transactions permitted under Section 4.1;
(5)    any dispositions of Collateral in a single transaction with a fair market value (as determined in good faith by the Guarantor) of less than $50 million;
(6)    an issuance of Capital Stock by a Subsidiary of Propco to Propco or to another Subsidiary of Propco;
(7)    dispositions in connection with Permitted Liens, Permitted Collateral Liens, Permitted Intercompany Activities, Permitted Tax Restructuring and related transactions;
(8)    dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or consistent with past practice or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;
(9)    conveyances, sales, transfers, licenses, sublicenses, cross‑licenses or other dispositions of intellectual property, software or other general intangibles and licenses, sublicenses, cross‑licenses, leases or subleases of other property, in each case, in the ordinary course of business or consistent with past practice or pursuant to a research or development agreement in which the counterparty to such agreement receives a license in the intellectual property or software that result from such agreement;
(10)    the lease, assignment, license, sublease or sublicense of any real or personal property in the ordinary course of business or consistent with industry practice and, with respect to real property constituting Collateral of Propco or any of its Subsidiaries, pursuant to the Master Lease;
(11)    foreclosure, condemnation, expropriation, forced disposition or any similar action with respect to any property or other assets, provided that any net cash proceeds are applied to invest in additional Collateral or an amount equal to the fair market value of such property or other assets is applied pursuant to Section 3.2;
(12)    any disposition of Capital Stock of a Subsidiary of Propco pursuant to an agreement or other obligation with or to a Person (other than Propco or a Subsidiary of Propco) from whom such Subsidiary was acquired, or from whom such Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), made as part of such acquisition and in each case comprising all or a portion of the consideration in respect of such sale or acquisition, provided that any net cash proceeds are applied to restore the affected property or to invest in additional Collateral or an amount equal to the fair market value of such Capital Stock is applied pursuant to Section 3.2;
(13)    any surrender or waiver of contractual rights or the settlement, release, surrender or waiver of contractual, tort, litigation or other claims of any kind;
(14)    the unwinding of any (i) Hedging Obligations, (ii) obligations in respect of any overdraft and related liabilities arising from treasury, depository, cash pooling arrangements, electronic fund transfer, treasury services and cash management services, including controlled disbursement services, working capital lines, lines of credit, overdraft facilities, foreign exchange facilities, deposit and other accounts and merchant services, or other cash management arrangements or any automated clearing house arrangements, (iii) other obligations in respect of netting or setting off arrangements, credit, debit or purchase card programs, stored value card and similar arrangements and (iv) obligations in respect of any other services related, ancillary or complementary to the foregoing (including any overdraft and related liabilities arising from treasury, depository, cash pooling arrangements and cash management services, corporate credit and purchasing cards and related programs or any automated clearing house transfers of funds);
(15)    transfers of property or assets subject to Casualty Events of the net proceeds of such Casualty Event, provided that any net cash proceeds are applied to invest in additional Collateral or an amount equal to the fair market value of such property or assets is applied pursuant to Section 3.2;
(16)    the disposition of any assets (including Capital Stock) made in connection with the approval of any applicable antitrust authority or otherwise necessary or advisable in the reasonable determination of the Guarantor to consummate any acquisition permitted by this Indenture, provided that any net cash proceeds are applied to invest in additional Collateral or an amount equal to the fair market value of such assets is applied pursuant to Section 3.2;
(17)    conveyance, transfer or other disposition in accordance with the provisions of the Master Lease of any portion of (a) the real estate owned by any Subsidiary of Propco that is not needed in connection with the Guarantor’s or its Subsidiaries’ operation of the retail store or distribution center, as applicable, then located on the real estate, or (b) any then vacant improvements not comprising a portion of, or required in connection with the Guarantor’s or its Subsidiaries’ use and operation of, the retail store or distribution center then located on the real estate, provided, in each case, that any net cash proceeds are applied to invest in additional Collateral or an amount equal to the fair market value of such real estate or vacant improvements is applied pursuant to Section 3.2; and
(18)    any sale, transfer or other disposition to affect the formation of any Subsidiary of Propco that is a Delaware Divided LLC; provided that upon formation of such Delaware Divided LLC, such Delaware Divided LLC shall be a Subsidiary of Propco.
“Bank Facilities” means the Credit Agreement, dated as of May 9, 2019, as amended by Amendment No. 1 to Credit Agreement dated as of June 8, 2020, in each case, among the Company, the Guarantor, the lenders party thereto and Bank of America, N.A., as administrative agent, as the same may be amended, supplemented or otherwise modified from time to time.
“Bankruptcy Law” means Title 11 of the United States Code, as amended, or any successor statute, or similar federal or state law for the relief of debtors.
“Board of Directors” means the Board of Directors of the Company or a duly authorized committee of such Board of Directors.
“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company or the Guarantor to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.
“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York, United States or in the jurisdiction of the place of payment are authorized or required by law to close. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment or performance shall extend to the immediately succeeding Business Day and such extension of time shall not be reflected in computing interest or fees, as the case may be.
“Capital Lease” means, with respect to any Person, any lease of property (whether real, personal, or mixed) by such Person or its Subsidiaries as lessee that would be capitalized on a balance sheet of such Person or its Subsidiaries prepared in conformity with GAAP, other than, in the case of such Person or its Subsidiaries, any such lease under which such Person or any of its Subsidiaries is the lessor.
“Capital Stock” of any Person means any and all shares of, rights to purchase or acquire, warrants, options or depositary receipts for, or other equivalents of, or partnership or other interests in (however designated), equity of such

Person, including any Preferred Stock, but excluding any debt securities convertible into, or exchangeable for, such equity.
“Cash Equivalent” means: (a) obligations issued or unconditionally guaranteed as to principal and interest by the United States of America or by any agency or authority controlled or supervised by and acting as an instrumentality of the United States of America; (b) obligations (including, but not limited to, demand or time deposits, bankers’ acceptances and certificates of deposit) issued by a depository institution or trust company or a wholly owned Subsidiary or branch office of any depository institution or trust company, provided that (i) such depository institution or trust company has, at the time of the Company’s or any Restricted Subsidiary’s Investment therein or contractual commitment providing for such Investment, capital, surplus, or undivided profits (as of the date of such institution’s most recently published financial statements) in excess of $100.0 million and (ii) the commercial paper of such depository institution or trust company, at the time of the Company’s or any Restricted Subsidiary’s Investment therein or contractual commitment providing for such Investment, is rated at least A-1 by S&P, P-1 by Moody’s or F1 by Fitch; (c) debt obligations (including, but not limited to, commercial paper and medium term notes) issued or unconditionally guaranteed as to principal and interest by any corporation, state, or municipal government or agency or instrumentality thereof, or foreign sovereignty, if the commercial paper of such corporation, state, or municipal government or foreign sovereignty, at the time of the Company’s or any Restricted Subsidiary’s Investment therein or contractual commitment providing for such Investment, is rated at least A-1 by S&P, P-1 by Moody’s or F1 by Fitch; (d) repurchase obligations with a term of not more than seven days for underlying securities of the type described above entered into with a depository institution or trust company meeting the qualifications described in clause (b) above; and (e) Investments in money market or mutual funds that invest predominantly in Cash Equivalents of the type described in clauses (a), (b), (c), and (d) above; provided, however, that, in the case of clauses (a) through (c) above, each such Investment has a maturity of one year or less from the date of acquisition thereof.
“Cash Management Obligations” means (1) obligations in respect of any overdraft and related liabilities arising from treasury, depository, cash pooling arrangements, electronic fund transfer, treasury services and cash management services, including controlled disbursement services, working capital lines, lines of credit, overdraft facilities, foreign exchange facilities, deposit and other accounts and merchant services, or other cash management arrangements or any automated clearing house arrangements, (2) other obligations in respect of netting or setting off arrangements, credit, debit or purchase card programs, stored value card and similar arrangements and (3) obligations in respect of any other services related, ancillary or complementary to the foregoing (including any overdraft and related liabilities arising from treasury, depository, cash pooling arrangements and cash management services, corporate credit and purchasing cards and related programs or any automated clearing house transfers of funds).
“Casualty Event” means any taking under power of eminent domain or similar proceeding and any loss due to fire or other casualty, in each case relating to property or other assets that constituted Collateral in respect of any equipment, assets or real property (including any improvements thereon).
“Collateral” means all properties and assets of the Propco Entities now owned or hereafter acquired in which Liens have been granted, or purported to be granted, or required to be granted, to the Collateral Trustee to secure any or all of the Second Priority Lien Obligations in accordance with the Second Priority Lien Security Documents, except:
(1)    any properties and assets in which the Collateral Trustee is required to release its Liens pursuant to the Junior Lien Intercreditor Agreement;
(2)    any properties and assets that no longer secure the Notes or any Obligations in respect thereof pursuant to Section 12.2(a) or any other relevant provisions of this Indenture;
(3)    so long as any First Priority Obligations are outstanding and secured by the Collateral, any properties and assets in which the First Priority Collateral Agent is required to release its Liens pursuant to Section 7 of the Collateral Trust Agreement; and
(4)    so long as any First Lien Notes or Refinancing Debt in respect thereof are outstanding and secured by the Collateral, any properties and assets that no longer secure the First Lien Notes, such Refinancing Debt or any

Obligations in respect thereof pursuant to the relevant provisions in the First Lien Notes Indenture or the agreement governing such Refinancing Debt.
provided that if such Liens are required to be released as a result of the sale, transfer or other disposition of any properties or assets of any Propco Entity, such assets or properties will cease to be excluded from the Collateral if any Propco Entity thereafter acquires or reacquires such assets or properties.
“Collateral Coverage Ratio” means, as of any date of determination, the ratio of (x) the fair market value of the Collateral (in the case of Real Property Collateral, based on one or more broker opinions of value from a broker of national standing selected by the Guarantor) to (y) the aggregate principal amount of Secured Indebtedness secured with a Lien on the Collateral with a First Priority Lien Obligation (and, for the avoidance of doubt, excluding any Secured Indebtedness secured with a Lien on the Collateral with Junior Lien Priority).
“Collateral Trust Agreement” means the Collateral Trust Agreement, dated as of June 8, 2020, by and among the Propco Entities, U.S. Bank National Association, as trustee under the First Lien Notes Indenture, the First Lien Notes Collateral Trustee and the Additional Parity Representative (as defined therein) from time to time party thereto, if any, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Collateral Trustee” has the meaning ascribed to it in the recitals of this Indenture.
“Company” has the meaning ascribed to it in the recitals of this Indenture.
“Consolidated Net Tangible Assets” means total assets (less depreciation and valuation reserves and other reserves and items deductible from gross book value of specific asset accounts under GAAP) after deducting therefrom (i) all current liabilities and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount, organization expenses, and other like intangibles, all as set forth on the most recent balance sheet of the Company and its consolidated Subsidiaries and computed in accordance with GAAP.
“Corporate Trust Office” means (i) with respect to the Trustee, the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office as of the date hereof (x) solely for purposes of surrender for registration of transfer or exchange or for presentation for payment or repurchase or for conversion is located at 111 Fillmore Avenue, St. Paul, MN 55107, Attention: Macy’s, Inc., and (y) for all other purposes is located at One Federal Street, Boston, MA 02110, Attention: Macy’s, Inc. – Carolina D. Altomare, or such other office as the Trustee may from time to time designate in writing to the Company and the Holders or (ii) the designated corporate trust office of any successor trustee (or such other address as such successor trustee may designate from time to time by notice to the Holders and the Company).
“Definitive Notes” means certificated Notes.
“Delaware Divided LLC” means any Delaware LLC which has been formed upon the consummation of a Delaware LLC Division.
“Delaware LLC” means any limited liability company organized or formed under the laws of the State of Delaware.
“Delaware LLC Division” means the statutory division of any Delaware LLC into two or more Delaware LLCs pursuant to Section 18‑217 of the Delaware Limited Liability Company Act.
“Derivative Instrument” with respect to a Person, means any contract, instrument or other right to receive payment or delivery of cash or other assets to which such Person or any Affiliate of such Person that is acting in concert with such Person in connection with such Person’s Investment in the Notes (other than a Screened Affiliate) is a party (whether or not requiring further performance by such Person), the value and/or cash flows of which (or any material portion thereof) are materially affected by the value and/or performance of the Notes and/or the creditworthiness of the Company and/or the Guarantor (the “Performance References”).

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.3 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provisions of this Indenture.
“Designated Non-Cash Consideration” means the fair market value (as determined in good faith by the Guarantor) of non-cash consideration received by Propco or any Subsidiary of Propco in connection with an Asset Disposition that is so designated as Designated Non-Cash Consideration pursuant to an Officers’ Certificate, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent payment, redemption, retirement, sale or other disposition of such Designated Non-Cash Consideration. A particular item of Designated Non-Cash Consideration will no longer be considered to be outstanding when and to the extent it has been paid, redeemed or otherwise retired or sold or otherwise disposed of pursuant to Section 3.2 hereof.
“Distribution Center Collateral” means each mortgaged property described under “Description of Property—Distribution Centers” in the Exchange Memorandum constituting Collateral and any other properties or assets constituting, part of or related to a distribution center that become Collateral in accordance with the Security Documents.
“Dollar” means the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder, as amended.
“Exchange Memorandum” means the offering memorandum, dated June 23, 2020, relating to the offering by the Issuer to eligible holders of Old Notes to exchange such Old Notes for the Notes.
“Exchange Offers” means the exchange offers pursuant to the Exchange Memorandum.
“Existing Indebtedness” means (a) the Company’s 3.45% Senior Notes due 2021; the Company’s 6.375% Senior Notes due 2037; the Company’s 6.9% Senior Debentures due 2029; the Company’s 6.7% Senior Debentures due 2034; the Company’s 6.65% Senior Debentures due 2024; the Company’s 7.0% Senior Debentures due 2028; the Company’s 8.75% Senior Debentures due 2029; the Company’s 6.9% Senior Debentures due 2032; the Company’s 6.7% Senior Debentures due 2028; the Company’s 7.875% Senior Debentures due 2030; the Company’s 6.79% Senior Debentures due 2027; the Company’s 10.25% Senior Debentures due 2021; the Company’s 7.6% Senior Debentures due 2025; the Company’s 9.5% Amortizing Debentures due 2021; the Company’s 9.75% Amortizing Debentures due 2021; the Company’s 3.875% Senior Notes due 2022; the Company’s 5.125% Senior Notes due 2042; the Company’s 2.875% Senior Notes due 2023; the Company’s 4.3% Senior Notes due 2043; the Company’s 4.375% Senior Notes due 2023; the Company’s 3.625% Senior Notes due 2024; the Company’s 4.5% Senior Notes due 2034; and the other Secured Indebtedness of the Company or unsecured or Secured Indebtedness of its Restricted Subsidiaries existing on December 10, 2015; and (b) the Company’s guarantee of the First Lien Notes.
“Existing Indenture” means that certain indenture, dated as of June 17, 1996, as supplemented by the First Supplemental Indenture, dated as of August 30, 2005, the Second Supplemental Indenture, dated as of May 28, 2020 and the Third Supplemental Indenture, dated as of June 3, 2020, in each case by and among the Company, the Guarantor and The Bank of New York Mellon Trust Company, N.A. (as successor to J.P. Morgan Trust Company, National Association), as trustee thereunder, as amended, supplemented or otherwise modified prior to the Issue Date.
“First Lien Notes” means the Guarantor’s 8.375% Senior Secured Notes due 2025 issued under the First Lien Notes Indenture.
“First Lien Notes Collateral Trustee” means U.S. Bank National Association, as collateral trustee for the First Priority Lien Secured Parties.

“First Lien Notes Indenture” means the Indenture, dated as of June 8, 2020, by and among the Guarantor, the Company, the Propco Entities and U.S. Bank National Association, as trustee thereunder, and the First Lien Notes Collateral Trustee.
“First Lien Notes Obligations” means the Obligations with respect to the First Lien Notes and the guarantees thereof (provided that First Lien Notes Obligations shall exclude any such obligations the incurrence or issuance of which was not permitted under each First Priority Lien Document and each Second Priority Lien Document extant at the time of the issuance or incurrence thereof).
“First Lien Notes Security Agreement” means that certain security agreement, dated as of the June 8, 2020, by and among the Propco Entities and the First Priority Collateral Agent.
“First Priority Collateral Agent” shall mean such agent or trustee as is designated as such by First Priority Lien Secured Parties pursuant to the terms of the Collateral Trust Agreement and the First Priority Lien Documents. As of the Issue Date, the First Priority Collateral Agent is the First Lien Notes Collateral Trustee.
“First Priority Lien Documents” means (i) the First Priority Lien Security Documents and (ii) any Additional First Priority Lien Document with respect to any series of First Priority Lien Obligations.
“First Priority Lien Obligations” means the (i) First Lien Notes Obligations and (ii) any Additional First Priority Lien Obligations (provided that First Priority Lien Obligations shall exclude any such obligations the incurrence or issuance of which was not permitted under the First Lien Notes Indenture and this Indenture at the time of the issuance or incurrence thereof).
“First Priority Lien Secured Parties” means the holders of the First Lien Notes Obligations and the holders of any Additional First Priority Lien Obligations.
“First Priority Lien Security Documents” means the Junior Lien Intercreditor Agreement, the security documents granting a security interest in any assets of any Person to secure any First Priority Lien Obligations, including the First Lien Notes Security Agreement with respect to the First Lien Notes, and each agreement entered into in favor of the First Priority Collateral Agent or any other collateral agent for the purpose of securing any series of First Priority Lien Obligations, including the Collateral Trust Agreement with respect to the First Lien Notes.
“Fitch” means Fitch Ratings, Inc. or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization.
“Foreign Currency” means a currency issued by the government of any country other than the United States of America.
“Foreign Government Securities” means securities that are (i) direct obligations of the government that issued such currency for the payment of which obligations its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of such government (the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of such government) which, in either case under clauses (i) or (ii), are not callable or redeemable at the option of the issuer thereof.
“Funded Debt” means (i) all indebtedness which by its terms matures more than 12 months after the time of the computation of the amount thereof or which is extendible or renewable at the option of the obligor on such indebtedness to a time more than 12 months after the time of the computation of the amount thereof, (ii) all guarantees, direct or indirect, of any such indebtedness or of any such obligations of others or of dividends, other than any guarantee in connection with the sale or discount by the Company or any Restricted Subsidiary of accounts receivable, trade acceptances, and other paper arising in the ordinary course of business, and other than guarantees of such indebtedness or any such obligations of others which are included in clauses (i) or (iii) of this definition, and (iii) in the case of any Subsidiary, all Preferred Stock of such Subsidiary, taken at the greater of its voluntary or involuntary liquidation price at the time of any calculation hereunder, but exclusive of accrued dividends, if any; provided that any obligations in respect of lease rentals, whether or not such obligations would be included as liabilities on a consolidated balance sheet of the Company and its Restricted Subsidiaries, shall not be included in Funded Debt. For the purposes of this definition the term “indebtedness,” when used at any date with respect to the principal outstanding amount of the Notes, shall mean the principal amount of the Notes that could be declared due and payable on that date upon the declaration of acceleration of the maturity thereof pursuant to this Indenture. The Company or any Restricted Subsidiary shall be deemed to have assumed Funded Debt secured by any Mortgage upon any of its property or assets whether or not it has actually done so.
“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board and The American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by any other entity or successor entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination.
“guarantee” means, any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person, including any such obligation, direct or indirect, contingent or otherwise, of such Person:
(1)    to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or
(2)    entered into primarily for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided, however, that the term “guarantee” will not include (x) endorsements for collection or deposit in the ordinary course of business or consistent with past practice and (y) standard contractual indemnities or product warranties provided in the ordinary course of business, and provided further that the amount of any guarantee shall be deemed to be the lower of (i) an amount equal to the stated or determinable amount of the primary obligation in respect of which such guarantee is made and (ii) the maximum amount for which such guaranteeing Person may be liable pursuant to the terms of the instrument embodying such guarantee or, if such guarantee is not an unconditional guarantee of the entire amount of the primary obligation and such maximum amount is not stated or determinable, the amount of such guaranteeing Person’s maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith. The term “guarantee” used as a verb has a corresponding meaning.
“Guarantee” means the Guarantee of the Initial Notes and any Additional Notes, as defined in Section 10.1.
“Guarantor” has the meaning ascribed to it in the recitals of this Indenture.
“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contracts, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate, commodity price or currency risks either generally or under specific contingencies.
“Holder” means each Person in whose name the Notes are registered on the Registrar’s books, which shall initially be the nominee of DTC.
“IAI” means an institutional “accredited investor” as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.
“incur” means issue, create, assume, enter into any guarantee of, incur, extend or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, amalgamation, consolidation, acquisition or otherwise) will be deemed to be incurred by such Subsidiary at the time it becomes a Subsidiary and the terms “incurred” and “incurrence” have meanings correlative to the foregoing and any Indebtedness pursuant to any revolving credit or similar facility shall only be “incurred” at the time any funds are borrowed thereunder.
“Indebtedness” means (i) all items of indebtedness or liability (except capital and surplus) which in accordance with generally accepted accounting principles would be included in determining total liabilities as shown on the liability side of a balance sheet as at the date as of which indebtedness is to be determined, (ii) indebtedness secured by any Mortgage existing on property owned subject to such Mortgage, whether or not the indebtedness secured thereby shall have been assumed and (iii) guarantees, endorsements (other than for purposes of collection) and other contingent obligations in respect of, or to purchase or otherwise acquire, indebtedness of others, unless the amount thereof is included in indebtedness under the preceding clauses (i) or (ii); provided that any obligations in respect of lease rentals, whether or not such obligations would be included as liabilities on a consolidated balance sheet of the Company and its Restricted Subsidiaries, shall not be included in Indebtedness, with respect to any Person on any date of determination (without duplication):
“Indenture” means this Indenture, as amended, supplemented or otherwise modified from time to time.
“Initial Notes” has the meaning ascribed to it in the recitals of this Indenture.

“Investment” means, with respect to any Person, any direct or indirect loan or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures, or other securities or evidences of Indebtedness issued by any other Person. The amount of any Investment shall be the original cost thereof, plus the cost of all additions thereto, without any adjustments for increases or decreases in value, write-ups, write-downs, or write-offs with respect to such Investment.
“Investment Grade Securities” means:
(1)    securities issued or directly and fully Guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents);
(2)    securities issued or directly and fully guaranteed or insured by the Canadian, United Kingdom or Japanese governments, a member state of the European Union, or any agency or instrumentality thereof (other than Cash Equivalents);
(3)    debt securities or debt instruments with a rating of “BBB-” or higher from S&P or “Baa3” or higher by Moody’s or the equivalent of such rating by such rating organization or, if no rating of Moody’s or S&P then exists, the equivalent of such rating by any other Nationally Recognized Statistical Rating Organization, but excluding any debt securities or instruments constituting loans or advances among the Guarantor and its Subsidiaries;
(4)    investments in any fund that invests exclusively in investments of the type described in clauses (1), (2) and (3) above which fund may also hold cash and Cash Equivalents pending investment or distribution; and
(5)    corresponding instruments in countries other than the United States customarily utilized for high quality investments.
“Investment Grade Status” shall occur when the Notes receive two of the following:
(1)    a rating of “BBB-” or higher from S&P;
(2)    a rating of “Baa3” or higher from Moody’s; or
(3)    a rating of “BBB-” or higher from Fitch;

or the equivalent of such rating by such rating organization or, if no rating of S&P, Moody’s or Fitch then exists, the equivalent of such rating by any other Nationally Recognized Statistical Ratings Organization.
“Issue Date” means July 28, 2020.
“Issuer” has the meaning assigned to it in the recitals of this Indenture.
“Junior Lien Intercreditor Agreement” means the Junior Lien Intercreditor Agreement, dated as of July 28, 2020, by and among the trustee under the First Lien Notes Indenture, the First Lien Notes Collateral Trustee, the First Priority Collateral Agent, the Trustee, the Collateral Trustee, the Second Priority Collateral Agent, the Propco Entities and the other parties thereto from time to time, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.
“Junior Lien Priority” means a Lien that is (1) junior in priority to the Liens on the Collateral securing the First Lien Notes and any other Secured Indebtedness permitted to be incurred under this Indenture and secured by the Collateral with a Lien senior in priority to the Liens on the Collateral securing the Notes and other Parity Lien Obligations or (2) pari passu in priority to the Liens on the Collateral securing the Parity Lien Obligations.
“Junior Lien Representative” means any duly authorized representative of any holders of Parity Lien Obligations, which representative is named as such in the Junior Lien Intercreditor Agreement or any joinder thereto.
“Lien” means any any lien, security interest, conditional sale or other title retention agreement or other similar encumbrances.
“Long Derivative Instrument” means a Derivative Instrument (i) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with positive changes to the Performance References and/or (ii) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with negative changes to the Performance References.
“Master Lease” means that certain Master Lease Agreement, dated as of June 8, 2020, by and among Macy’s Logistics, LLC, Macy’s Mall Real Estate, LLC, Bloomingdale’s Real Estate, LLC, Macy’s USQ, LLC, Macy’s Brooklyn, LLC, and Macy’s State Street, LLC, each, an Ohio limited liability company, as landlords, and Macy’s Retail Holdings, LLC, Macy’s Corporate Services, LLC, Bloomingdale’s, LLC, and Macy’s West Stores, LLC, each, a Delaware limited liability company, as tenants, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.
“Material Adverse Effect” means a material adverse effect on the business, assets, financial condition or results of operations of the Company (taken together with its Subsidiaries as a whole).
“Maturity,” when used with respect to any series of Notes, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.
“Moody’s” means Moody’s Investors Service, Inc. or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization.
“Mortgage” means and includes any mortgage, pledge, lien, security interest, conditional sale or other title retention agreement or other similar encumbrance.
“Nationally Recognized Statistical Rating Organization” means a nationally recognized statistical rating organization within the meaning of Rule 436 under the Securities Act.
“Net Available Cash” with respect to any Asset Disposition, means cash proceeds received (including any cash proceeds received from the sale or other disposition of any Designated Non‑Cash Consideration received in any

Asset Disposition, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non‑cash form) therefrom, in each case net of:
(1)    all legal, accounting, consulting, investment banking, survey costs, title and recording expenses, title insurance premiums, payments made in order to obtain a necessary consent or required by applicable law, brokerage and sales commissions, relocation expenses, commissions, premiums (including tender premiums), defeasance costs, underwriting discounts, fees, costs and expenses (including original issue discount, upfront fees or similar fees) in connection with such transaction;
(2)    all Taxes paid, reasonably estimated to be payable, tax reserves set aside or payable or accrued as a liability under GAAP (including, for the avoidance of doubt, any income, withholding and other Taxes payable as a result of the distribution or deemed distribution of such proceeds to the Guarantor and or any of its Subsidiaries, transfer taxes, deed or mortgage recording taxes and Taxes that would be payable in connection with any repatriation of such proceeds), as a consequence of such transaction, including distributions for related taxes or any transactions occurring or deemed to occur to effectuate a payment under this Indenture;
(3)    all distributions and other payments required to be made to non‑controlling interest or minority interest holders (other than the Guarantor or any of its Subsidiaries) in Subsidiaries or joint ventures as a result of such transaction;
(4)    all costs associated with unwinding any related Hedging Obligations in connection with such transaction;
(5)    the deduction of appropriate amounts required to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such transaction and retained by the Guarantor or any Subsidiary after such transaction, including pension and other post‑employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction;
(6)    any portion of the purchase price from such transaction placed in escrow, whether for the satisfaction of any indemnification obligations in respect of such transaction, as a reserve for adjustments to the purchase price associated with any such transaction or otherwise in connection with such transaction; and
(7)    the amount of any liabilities (other than Indebtedness in respect of the Notes and other Indebtedness secured by a Lien on the Collateral with Junior Lien Priority) directly associated with such asset being sold and retained by the Guarantor or any of its Subsidiaries.
“Net Short” means, with respect to a Holder or beneficial owner, as of a date of determination, either (i) the value of its Short Derivative Instruments exceeds the sum of the (x) the value of its Notes plus (y) the value of its Long Derivative Instruments as of such date of determination or (ii) it is reasonably expected that such would have been the case were a Failure to Pay or Bankruptcy Credit Event (each as defined in the 2014 ISDA Credit Derivatives Definitions) to have occurred with respect to the Company or the Guarantor immediately prior to such date of determination.
“Non-U.S. Person” means a Person who is not a U.S. Person (as defined in Regulation S).
“Notes” has the meaning ascribed to it in the recitals of this Indenture.
“Notes Custodian” means the custodian with respect to the Global Notes (as appointed by DTC) or any successor Person thereto, and shall initially be the Trustee.
“Obligations” means any principal, interest (including Post-Petition Interest and fees accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company, the Guarantor or any Propco Entity whether or not a claim for Post-Petition Interest or fees is allowed in such proceedings), penalties, fees, compensation, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the documentation governing any Indebtedness.

“Offer to Purchase” means an offer to purchase Notes pursuant to and in accordance with a notice, in the aggregate Purchase Amount, on the Purchase Date, and at the purchase price specified in such notice (as determined pursuant to this Indenture). Any Offer to Purchase shall remain open from the time the notice is sent until the Purchase Date, and shall be governed by and effected in accordance with, and the Company and the Trustee shall perform their respective obligations specified in, the notice for such Offer to Purchase.
“Officer” means, with respect to any Person, (1) the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer, any Assistant Treasurer, any Managing Director, the Secretary or any Assistant Secretary (a) of such Person or (b) if such Person is owned or managed by a single entity, of such entity, or (2) any other individual designated as an “Officer” for the purposes of this Indenture by the Board of Directors of such Person.
“Officers’ Certificate” means a certificate signed by the Chairman of the Board, the President or a Vice President, and by the Controller, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of such corporation, and delivered to the Trustee.
“Old Notes” means, collectively, the Company’s (i) 6.65% Senior Debentures due 2024, (ii) 6.7% Senior Debentures due 2028, (iii) 8.75% Senior Debentures due 2029, (iv) 7.875% Senior Debentures due 2030, (v) 6.9% Senior Debentures due 2032 and (vi) 6.7% Senior Debentures due 2034, each issued under the Existing Indenture and being subject to the Exchange Offers.
“Opinion of Counsel” means a written opinion of counsel, who may be counsel for the Company, and which shall be acceptable to the Trustee.
“Original Issue Discount Notes” means any series of Notes that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof pursuant to this Indenture.
“Outstanding,” when used with respect to a series of Notes, means, as of the date of determination, all Notes of such series theretofore authenticated and delivered under this Indenture, except:
(i) a series of Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;
(ii) a series of Notes for whose payment or redemption (a) money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such series of Notes or (b) U.S. Government Obligations or Foreign Government Securities as contemplated procedure described under “Defeasance and Covenant Defeasance” in the necessary amount have been theretofore deposited with the Trustee in trust for the Holders of such series of Notes in accordance with the procedure described under “Defeasance and Covenant Defeasance”; provided that, if such series of Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provisions therefor satisfactory to the Trustee has been made; and
(iii) a series of Notes which have been paid pursuant to the provisions about mutilated, destroyed, lost and stolen notes or in exchange for or in lieu of which other Notes of that series have been authenticated and delivered pursuant to this Indenture, other than any such series of Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such series of Notes are held by a bona fide purchaser in whose hands such series of Notes are valid obligations of the Company; the principal amount of a Security denominated in a Foreign Currency or currencies shall be deemed to be that amount of Dollars that could be obtained for such principal amount on the basis of the spot rate of exchange for such Foreign Currency or such currency unit as determined by the Company or by an authorized exchange rate agent provided, however, that in determining whether the Holders of the requisite principal amount of the Notes then Outstanding have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the principal amount of any Original Issue Discount Notes that shall be deemed to be Outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the maturity thereof pursuant to this Indenture, and a series of Notes owned by the Company or any other obligor upon the series of Notes or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only a series of Notes which the Trustee knows to be so owned shall be so disregarded. A series of Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such series of Notes and that the pledgee is not the Company or any other obligor upon the series of Notes of any Affiliate of the Company or of such other obligor.
“Parity Lien Obligations” means obligations secured by a Lien that is pari passu in priority to the Liens on the Collateral securing any Notes and any Refinancing Debt in respect thereof.
“Paying Agent” means any Person authorized by the Issuer to pay the principal of (and premium, if any) or interest on any Note on behalf of the Issuer.
“Permitted Asset Swap” means (i) (A) the concurrent purchase and sale or exchange of assets used or useful in a business of the Guarantor or its Subsidiaries or a combination of such assets and cash and Cash Equivalents between Propco or any of its Subsidiaries and another Person or (B) the purchase and sale or exchange of assets or a combination of such assets and cash and Cash Equivalents between Propco, any of its Subsidiaries or another Person who becomes a Subsidiary of Propco substantially concurrently upon receipt of such assets or combination of such assets and cash and Cash Equivalents; (ii) dispositions of property to the extent that such property is exchanged for credit against the purchase price of similar replacement property that is promptly purchased; (iii) dispositions of property to the extent that the proceeds of such disposition are promptly applied to the purchase price of such replacement property (which replacement property is actually promptly purchased) and (iv) to the extent allowable under Section 1031 of the Internal Revenue Code, as amended, or comparable law or regulation, any exchange of like property (excluding any boot thereon) for use in a similar business; in each case provided that such assets are or become Collateral in accordance with the Security Documents.
“Permitted Collateral Liens” means, with respect to any Person:
(1)    pledges, deposits or Liens (a) in connection with workmen’s compensation laws, payroll taxes, unemployment insurance laws, employers’ health tax and other social security laws or similar legislation or other insurance related obligations (including in respect of deductibles, self‑insured retention amounts and premiums and adjustments thereto), (b) securing liability, reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees or similar instruments) for the benefit of insurance carriers under insurance or self‑insurance arrangements or otherwise supporting the payments of items set forth in the foregoing clause (a), or (c) in connection with bids, tenders, completion guarantees, contracts, leases, utilities, licenses, public or statutory obligations, or to secure the performance of bids, trade contracts, government contracts and leases, statutory obligations, surety, stay, indemnity, warranty, release, judgment, customs, appeal, performance bonds, guarantees of government contracts, return of money bonds, bankers’ acceptance facilities and obligations of a similar nature (including those to secure health, safety and environmental obligations), and obligations in respect of letters of credit, bank guarantees or similar instruments that have been posted to support the same, or as security for contested taxes or import or customs duties or for the payment of rent, or other obligations of like nature, in each case incurred in the ordinary course of business or consistent with past practice;
(2)    Liens with respect to outstanding motor vehicle fines and Liens imposed by law or regulation, including carriers’, warehousemen’s, mechanics’, landlords’, suppliers’, materialmen’s, repairmen’s, architects’, construction contractors’ or other similar Liens, in each case for amounts not overdue for a period of more than 120 days or, if more than 120 days overdue, are unfiled and no other action has been taken to enforce such Liens or that are being contested in good faith by appropriate proceedings;
(3)    Liens for Taxes, assessments or other governmental charges that are not overdue for a period of more than 120 days or not yet payable or subject to penalties for nonpayment or that are being contested in good faith by appropriate proceedings; provided that appropriate reserves required pursuant to GAAP (or other applicable accounting principles) have been made in respect thereof;

(4)    encumbrances, charges, ground leases, easements (including reciprocal easement agreements), survey exceptions, restrictions, encroachments, protrusions, by‑law, regulation, zoning restrictions or reservations of, or rights of others for, licenses, rights of way, servitudes, sewers, electric lines, drains, telegraph, telephone and cable television lines and other similar purposes, or zoning, building codes or other restrictions (including minor defects and irregularities in title and similar encumbrances) as to the use of real properties, exceptions on title policies insuring Liens granted on any mortgaged properties or any other collateral or Liens incidental to the conduct of the business of such Person or to the ownership of its properties, including servicing agreements, development agreements, site plan agreements, subdivision agreements, facilities sharing agreements, cost sharing agreements and other similar agreements, charges or encumbrances, which do not in the aggregate materially interfere with the ordinary course conduct of the business of Propco and its Subsidiaries, taken as a whole;
(5)    Liens (a) securing Hedging Obligations, Cash Management Obligations and the costs thereof; (b) that are rights of set‑off, rights of pledge or other bankers’ Liens (i) relating to treasury, depository and cash management services or any automated clearing house transfers of funds in the ordinary course of business or consistent with past practice, (ii) relating to pooled deposit or sweep accounts to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of Propco or any Subsidiary or consistent with past practice or (iii) relating to purchase orders and other agreements entered into with customers of Propco or any Subsidiary in the ordinary course of business or consistent with past practice; (c) encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business or consistent with past practice and not for speculative purposes; and (d) (i) of a collection bank arising under Section 4‑210 of the UCC or any comparable or successor provision on items in the course of collection and (ii) in favor of a banking or other financial institution or electronic payment service providers arising as a matter of law encumbering deposits (including the right of set‑off) arising in the ordinary course of business in connection with the maintenance of such accounts and (iii) arising under customary general terms and conditions of the account bank in relation to any bank account maintained with such bank and attaching only to such account and the products and proceeds thereof, which Liens, in any event, do not secure any Indebtedness;
(6)    other than with respect to Collateral, leases, licenses, subleases and sublicenses of assets (including real property, intellectual property, software and other technology rights), in each case entered into in the ordinary course of business, consistent with past practice or, with respect to intellectual property, software and other technology rights, that are not material to the conduct of the business of Propco and its Restricted Subsidiaries, taken as a whole;
(7)    Liens securing or otherwise arising out of judgments, decrees, attachments, orders or awards not giving rise to an Event of Default;
(8)    Liens arising from UCC financing statements, including precautionary financing statements (or similar filings) regarding operating leases or consignments entered into by Propco and its Subsidiaries;
(9)    Liens existing on the Issue Date, excluding Liens securing the First Lien Notes;
(10)    Liens securing Obligations relating to any Indebtedness or other obligations of Propco or a Subsidiary of Propco owing to Propco or another Subsidiary of Propco, or Liens in favor of Propco, any Subsidiary of Propco, the Trustee, the Collateral Trustee, the trustee under the First Lien Notes Indenture or the First Lien Notes Collateral Trustee;
(11)    Liens securing Refinancing Debt incurred to Refinance Indebtedness that was previously so secured, and permitted to be secured under this Indenture; provided that (a) any such Lien is limited to all or part of the same property or assets (plus property and assets affixed or appurtenant thereto and additions, improvements, accessions, proceeds, dividends or distributions thereof, including after‑acquired property that is (i) affixed or incorporated into the property or assets covered by such Lien, (ii) after‑acquired property or assets subject to a Lien securing such Indebtedness, the terms of which Indebtedness require or include a pledge of after‑acquired property or assets and (iii) the proceeds and products thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Obligations relating to the Indebtedness or other obligations being Refinanced or is in respect of property or assets that is or could be the security for or subject to a Permitted Lien hereunder, and (b) in the case of a Lien securing Refinancing Debt;

(12)    (a) mortgages, liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any government, statutory or regulatory authority, developer, landlord or other third party on property over which Propco or any Restricted Subsidiary has easement rights or on any leased property and subordination or similar arrangements relating thereto and (b) any condemnation or eminent domain proceedings affecting any real property;
(13)    Liens on property or assets under construction (and related rights) in favor of a contractor or developer or arising from progress or partial payments by a third party relating to such property or assets that are not overdue for a period of more than 120 days or that are being contested in good faith by appropriate proceedings; provided that appropriate reserves required pursuant to GAAP (or other applicable accounting principles) have been made in respect thereof;
(14)    Liens arising out of conditional sale, title retention, hire purchase, consignment or similar arrangements for the sale or purchase of goods entered into in the ordinary course of business or consistent with past practice;
(15)    Liens deemed to exist in connection with Investments permitted under clause (4) of the definition of “Cash Equivalent”;
(16)    Liens on (i) goods the purchase price of which is financed by a documentary letter of credit issued for the account of Propco or any Subsidiary of Propco or Liens on bills of lading, drafts or other documents of title arising by operation of law or pursuant to the standard terms of agreements relating to letters of credit, bank guarantees and other similar instruments and (ii) specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or documentary letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;
(17)    Liens on vehicles or equipment of Propco or any Subsidiary of Propco in the ordinary course of business or consistent with past practice;
(18)    Liens on assets or securities deemed to arise in connection with and solely as a result of the execution, delivery or performance of contracts to sell such assets or securities if such sale is otherwise permitted by this Indenture;
(19)    (a) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto, and (b) Liens, pledges, deposits made or other security provided to secure liabilities to, or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefits of), insurance carriers in the ordinary course of business or consistent with past practice;
(20)    Liens solely on any cash earnest money deposits made in connection with any letter of intent or purchase agreement permitted under this Indenture;
(21)    Liens (i) on cash advances or escrow deposits in favor of the seller of any property to be acquired in an Investment permitted under this Indenture to be applied against the purchase price for such Investment or otherwise in connection with any escrow arrangements with respect to any such Investment (including any letter of intent or purchase agreement with respect to such Investment), and (ii) consisting of an agreement to sell, transfer, lease or otherwise dispose of any property in an asset sale, in each case, solely to the extent such Investment or sale, transfer, lease or other disposition, as the case may be, would have been permitted on the date of the creation of such Lien;
(22)    rights of recapture of unused real property in favor of the seller of such property set forth in customary purchase agreements and related arrangements with any government, statutory or regulatory authority;
(23)    the rights reserved to or vested in any Person or government, statutory or regulatory authority by the terms of any lease, license, franchise, grant or permit held by Propco or any Subsidiary of Propco or by a statutory provision, to terminate any such lease, license, franchise, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof;

(24)    restrictive covenants affecting the use to which real property may be put and Liens or covenants restricting or prohibiting access to or from lands abutting on controlled access highways or covenants affecting the use to which lands may be put; provided that such Liens or covenants do not interfere with the ordinary conduct of the business of Propco or any Subsidiary of Propco;
(25)    Liens on property or assets used to defease or to satisfy or discharge Indebtedness; provided such defeasance, satisfaction or discharge is not prohibited by this Indenture;
(26)    Liens relating to escrow arrangements securing Indebtedness, including (i) Liens on escrowed proceeds from the issuance of Indebtedness for the benefit of the related holders of debt securities or other Indebtedness (or the underwriters, arrangers, trustee or collateral agent thereof) and (ii) Liens on cash or Cash Equivalents set aside at the time of the incurrence of any Indebtedness, in either case to the extent such cash or Cash Equivalents prefund the payment of interest or premium or discount on such Indebtedness (or any costs related to the issuance of such Indebtedness) and are held in an escrow account or similar arrangement to be applied for such purpose;
(27)    Liens arising in connection with any Permitted Intercompany Activities, Permitted Tax Restructuring and related transactions; and
(28)    Liens securing any Obligations, provided that such Lien is by its terms intended to be secured by the Collateral on a basis junior to the Notes.
In the event that a Permitted Collateral Lien meets the criteria of more than one of the types of Permitted Collateral Liens (at the time of incurrence or at a later date), Propco in its sole discretion may divide, classify or from time to time reclassify all or any portion of such Permitted Collateral Lien in any manner that complies with this Indenture and such Permitted Collateral Lien shall be treated as having been made pursuant only to the clause or clauses of the definition of Permitted Collateral Lien to which such Permitted Collateral Lien has been classified or reclassified.
“Permitted Intercompany Activities” means any transactions between or among the Guarantor and its Subsidiaries that are entered into in the ordinary course of business or consistent with past practice of the Guarantor and its Subsidiaries and, in the reasonable determination of the Guarantor are necessary or advisable in connection with the ownership or operation of the business of the Guarantor and its Subsidiaries, including (i) payroll, cash management, purchasing, insurance and hedging arrangements; (ii) management, technology and licensing arrangements; and (iii) customary loyalty and rewards programs.
“Permitted Liens” means:
(a)    Liens (other than Liens on inventory) securing

(A)	Existing Indebtedness;

(B)
Indebtedness under the Bank Facilities in an aggregate principal amount at any one time not to exceed $2,800.0 million, less (i) principal payments actually made by the Company on any term loan facility under such Bank Facilities (other than principal payments made in connection with or pursuant to a refinancing of the Bank Facilities in compliance with clause (a)(I) below) and (ii) any amounts by which any revolving credit facility commitments under the Bank Facilities are permanently reduced (other than permanent reductions made in connection with or pursuant to a refinancing of the Bank Facilities in compliance with clause (a)(I) below), except that under no circumstances shall the total allowable Indebtedness under this clause (a)(B) be less than $1,913.0 million (subject to increase from and after December 10, 2015 at a rate, compounded annually, equal to 3% per annum) if incurred for the purpose of providing the Company and its Subsidiaries with working capital, including without limitation, bankers’ acceptances, letters of credit, and similar assurances of payment whether as part of the Bank Facilities or otherwise;

(C)	Indebtedness existing as of the Issue Date of any Subsidiary of the Company engaged primarily in the business of owning or leasing real property;

(D)	Indebtedness incurred for the purpose of financing store construction and remodeling or other capital expenditures;

(E)	Indebtedness in respect of the deferred purchase price of property or arising under any conditional sale or other title retention agreement;

(F)	Indebtedness of a Person acquired by the Company or a Subsidiary of the Company at the time of such acquisition;

(G)
to the extent deemed to be “Indebtedness,” obligations under swap agreements, cap agreements, collar agreements, insurance agreements, or any other agreement or arrangement, in each case designed to provide protection against fluctuations in interest rates, the cost of currency or the cost of goods (other than inventory);

(H)
other Indebtedness in outstanding amounts not to exceed, in the aggregate, the greater of $750.0 million and 12.5% of Consolidated Net Tangible Assets of the Company and the Restricted Subsidiaries at any particular time; and

(I)
Indebtedness incurred in connection with any extension, renewal, refinancing, replacement or refunding (including successive extensions, renewals, refinancings, replacements or refundings), in whole or in part, of any Indebtedness of the Company or the Restricted Subsidiaries; provided that the principal amount of the Indebtedness so incurred does not exceed the sum of the principal amount of the Indebtedness so extended, renewed, Refinanced, replaced or refunded, plus all interest accrued thereon and all related fees and expenses (including any payments made in connection with procuring any required lender or similar consents);

(b)    Liens incurred and pledges and deposits made in the ordinary course of business in connection with liability insurance, workers’ compensation, unemployment insurance, old‑age pensions and other social security benefits other than in respect of employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended;
(c)    Liens securing performance, surety and appeal bonds and other obligations of like nature incurred in the ordinary course of business;
(d)    Liens on goods and documents securing trade letters of credit;
(e)    Liens imposed by law, such as carriers’, warehousemen’s, mechanics’, materialmen’s and vendors’ Liens, incurred in the ordinary course of business and securing obligations which are not yet due or which are being contested in good faith by appropriate proceedings;
(f)    Liens securing the payment of taxes, assessments and governmental charges or levies, either (i) not delinquent or (ii) being contested in good faith by appropriate legal or administrative proceedings and as to which adequate reserves shall have been established on the books of the relevant Person in conformity with GAAP;
(g)    zoning restrictions, easements, rights of way, reciprocal easement agreements, operating agreements, covenants, conditions or restrictions on the use of any parcel of property that are routinely granted in real estate transactions or do not interfere in any material respect with the ordinary conduct of the business of the Company and its Subsidiaries or the value of such property for the purpose of such business;
(h)    Liens on property existing at the time such property is acquired;

(i)    purchase money Liens upon or in any property acquired or held in the ordinary course of business to secure Indebtedness incurred solely for the purpose of financing the acquisition of such property;
(j)    Liens on the assets of any Subsidiary of the Company at the time such Subsidiary is acquired;
(k)    Liens with respect to obligations in outstanding amounts not to exceed $100.0 million at any particular time and that (i) are not incurred in connection with the borrowing of money or obtaining advances or credit (other than trade credit in the ordinary course of business) and (ii) do not in the aggregate interfere in any material respect with the ordinary conduct of the business of the Company and its Subsidiaries; and
(l)    without limiting the ability of the Company or any Restricted Subsidiary to create, incur, assume or suffer to exist any Lien otherwise permitted under any of the foregoing clauses, any extension, renewal or replacement, in whole or in part, of any Lien described in the foregoing clauses; provided that any such extension, renewal or replacement Lien is limited to the property or assets covered by the Lien extended, renewed or replaced or substitute property or assets, the value of which is determined by the Board of Directors of the Company to be not materially greater than the value of the property or assets for which the substitute property or assets are substituted.
“Permitted Tax Restructuring” means any reorganizations and other activities related to tax planning and tax reorganization entered into prior to, on or after the Issue Date so long as such Permitted Tax Restructuring is not materially adverse to the Holders of the Notes (as determined by the Guarantor in good faith).
“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity.
“Post-Petition Interest” means any interest or entitlement to fees or expenses or other charges that accrue after the commencement of any bankruptcy or insolvency proceeding, whether or not allowed or allowable as a claim in any such bankruptcy or insolvency proceeding.
“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.10 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.
“Preferred Stock,” as applied to the Capital Stock of any corporation, means stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets on any voluntary or involuntary liquidation or dissolution of such corporation, over shares of stock of any other class of such corporation. The definition of the term “Funded Debt” herein includes within the meaning of Funded Debt any Preferred Stock of a Subsidiary.
“Propco” means Macy’s Propco Holdings, LLC, an Ohio limited liability company and a direct, wholly-owned subsidiary of the Guarantor, together with its successors and assigns.
“Propco Entities” means Propco together with all its Subsidiaries.
“Purchase Amount” means the aggregate outstanding principal amount of the Notes required to be offered to be purchased by the Company pursuant to an Offer to Purchase.
“Purchase Date” means, with respect to any Offer to Purchase, a date specified by the Company in such Offer to Purchase not less than 30 calendar days or more than 60 calendar days after the date the notice of such Offer to Purchase (or such other time period as is necessary for the Offer to Purchase to remain open for a sufficient period of time to comply with applicable securities laws) is sent.
“QIB” means any “qualified institutional buyer” as such term is defined in Rule 144A.

“Real Estate Subsidiary” means a Subsidiary of Propco which (1) owns real property constituting Collateral subject to the Master Lease and related assets and (2) owns no material assets other than Collateral and Investments.
“Real Property Collateral” means, collectively, the Distribution Center Collateral, the Specified Real Estate Assets and the Store Collateral, in each case, to the extent constituting Collateral or becoming Collateral in accordance with the Security Documents.
“Refinancing Debt” means Indebtedness that is incurred to refund, refinance, replace, exchange, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) (“Refinance” or “Refinanced”) any applicable Indebtedness, provided that such Refinancing Debt is incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of (1) the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being Refinanced, plus (2) accrued and unpaid interest, dividends, premiums (including tender premiums), defeasance costs, underwriting discounts, fees, costs and expenses (including original issue discount, upfront fees or similar fees) in connection with such Refinancing Debt.
“Regulation S” means Regulation S under the Securities Act.
“Regulation S-X” means Regulation S-X under the Securities Act.
“Restricted Notes” means Initial Notes and Additional Notes bearing the Restricted Notes Legend.
“Restricted Notes Legend” means the legend set forth in Section 2.1(e)(i).
“Restricted Subsidiaries” means all Subsidiaries other than Unrestricted Subsidiaries.
“Rule 144A” means Rule 144A under the Securities Act.
“S&P” means Standard & Poor’s Investors Ratings Services or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization.
“Sale and Leaseback Transaction” means, with respect to any Person, an arrangement with any bank, insurance company, or other lender or investor or to which such lender or investor is a party providing for the leasing pursuant to a Capital Lease by such Person or any Subsidiary of such Person of any property or asset of such Person or such Subsidiary which has been or is being sold or transferred by such Person or such Subsidiary to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset.
“Screened Affiliate” means any Affiliate of a Holder (i) that makes investment decisions independently from such Holder and any other Affiliate of such Holder that is not a Screened Affiliate, (ii) that has in place customary information screens between it and such Holder and any other Affiliate of such Holder that is not a Screened Affiliate and such screens prohibit the sharing of information with respect to the Company, the Guarantor, the Propco Entities or any of their Subsidiaries, (iii) whose investment policies are not directed by such Holder or any other Affiliate of such Holder that is acting in concert with such Holder in connection with its Investment in the Notes, and (iv) whose investment decisions are not influenced by the investment decisions of such Holder or any other Affiliate of such Holder that is acting in concert with such Holders in connection with its Investment in the Notes.
“SEC” means the Securities and Exchange Commission or any successor thereto.
“Second Priority Collateral Agent” shall mean such agent or trustee as is designated as such by the Second Priority Lien Secured Parties pursuant to the terms of any applicable intercreditor agreement among the Second Priority Lien Secured Parties (if then in effect) or by the Second Priority Lien Secured Parties holding a majority in principal amount of the Second Priority Lien Obligations then outstanding (if no such intercreditor agreement is then in effect). As of the Issue Date, the Second Priority Collateral Agent will be the Collateral Trustee.

“Second Priority Lien Documents” means (i) the Second Priority Lien Security Documents and (ii) any Additional Second Priority Lien Document with respect to any series of Second Priority Lien Obligations.
“Second Priority Lien Obligations” means (i) all Obligations with respect to the Notes and (ii) any Additional Second Priority Lien Obligations (provided that Second Priority Lien Obligations shall exclude any such obligations the incurrence or issuance of which was not permitted under each First Lien Notes Indenture and this Indenture extant at the time of the issuance or incurrence thereof).
“Second Priority Lien Secured Parties” means the Holders of the Notes and the holders of any Additional Second Priority Lien Obligations.
“Second Priority Lien Security Documents” means the Junior Lien Intercreditor Agreement, the security documents granting a security interest in any assets of any Person to secure any Second Priority Lien Obligations, including the Security Agreement with respect to the Notes, and each agreement entered into in favor of the Second Priority Collateral Agent or any other collateral agent for the purpose of securing any series of Second Priority Lien Obligations.
“Secured Indebtedness” means any Indebtedness secured by a Lien other than Indebtedness with respect to Cash Management Obligations.
“Secured Note Documents” means the Notes (including Additional Notes), the Guarantee, this Indenture and the Security Documents.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder, as amended.
“Security Agreement” means that certain Security Agreement, dated as of the Issue Date, among the Company, the Propco Entities and the Collateral Trustee, as amended, amended and restated and otherwise modified pursuant to the terms of this Indenture or the Junior Lien Intercreditor Agreement, as applicable.
“Security Documents” means, collectively, the Junior Lien Intercreditor Agreement, the Security Agreement, mortgages and other security, collateral trust agreement or intercreditor agreements relating to the Collateral (other than the Collateral Trust Agreement) and instruments filed and recorded in appropriate jurisdictions to perfect, preserve and/or protect the Liens on the Collateral (including, without limitation, financing statements under the UCC of the relevant states applicable to the Collateral), each for the benefit of the Trustee, the Collateral Trustee and any collateral agent or trustee for the Holders of the Notes, as applicable, and as amended, amended and restated, modified, renewed or replaced from time to time.
“Senior Indebtedness” means any Indebtedness of the Company or its Subsidiaries other than Subordinated Indebtedness.
“Short Derivative Instrument” means a Derivative Instrument (i) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with positive changes to the Performance References and/or (ii) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with negative changes to the Performance References.
“Significant Subsidiary” means (i) Propco and (ii) any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02(w)(2) of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.
“Specified Real Estate Assets” means each mortgaged property described under “Description of Property—Urban Iconic Properties” in the Exchange Memorandum.

“Stated Maturity,” when used with respect to any series of Notes or any installment of principal thereof or interest thereon, means the date specified in such series of Notes as the fixed date on which the principal of such series of Notes or such installment of principal or interest is due and payable, as follows:
(a)    The 2024 Notes will mature on July 15, 2024 (“2024 Notes Stated Maturity”);
(b)    The 2028 Notes will mature on September 15, 2028 (“2028 Notes Stated Maturity”);
(c)    The 2029 Notes will mature on May 15, 2029 (“2029 Notes Stated Maturity”);
(d)    The 2030 Notes will mature on March 1, 2030 (“2030 Notes Stated Maturity”);
(e)    The 2032 Notes will mature on January 15, 2032 (“2032 Notes Stated Maturity”); and
(f)    The 2034 Notes will mature on July 15, 2034 (“2034 Notes Stated Maturity”).
“Store Collateral” means each mortgaged property described under “Description of Property—Mall Locations” in the Exchange Memorandum constituting Collateral and any other properties or assets constituting, part of or related to a retail store that become Collateral in accordance with the Security Documents.
“Subordinated Indebtedness” means any Indebtedness of the Company which is expressly subordinated in right of payment to the Notes or any Indebtedness of the Guarantor which is expressly subordinated in right of payment to the Guarantee.
“Subsidiary” means, with respect to any Person:
(1)    any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; or
(2)    any partnership, joint venture, limited liability company or similar entity of which:
(a)    more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership interests or otherwise; and
(b)    such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity; or
(3)    at the election of the Company, any partnership, joint venture, limited liability company or similar entity of which such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.
“Taxes” means all present and future taxes, levies, imposts, deductions, charges, duties and withholdings and any charges of a similar nature (including interest, penalties and other liabilities with respect thereto) that are imposed by any government or other taxing authority.
“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.
“Trust Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter relating to this Indenture is referred because of such Person’s knowledge of and familiarity with the particular subject and who, in each case, shall have direct responsibility for the administration of this Indenture.
“Trustee” means U.S. Bank National Association, together with its successors and assigns.
“UCC” means the Uniform Commercial Code (or equivalent statute) as in effect from time to time in the State of New York; provided, however, that at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of a collateral agent’s security interest in any item or portion of the collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.
“Unrestricted Subsidiary” means (a) Macy’s Credit and Customer Services, Inc., (b) any Subsidiary of the Company the primary business of which consists of, and is restricted by the charter, partnership agreement, or similar organizational document of such Subsidiary to, financing operations on behalf of the Company and its Subsidiaries, and/or purchasing accounts receivable or direct or indirect interests therein, and/or making loans secured by accounts receivable or direct or indirect interests therein (and business related to the foregoing), or which is otherwise primarily engaged in, and restricted by its charter, partnership agreement, or similar organizational document to, the business of a finance company (and business related thereto), which, in accordance with the provisions of this Indenture, has been designated by Board Resolution of the Company as an Unrestricted Subsidiary, in each case unless and until any of the Subsidiaries of the Company referred to in the foregoing clauses (a) and (b) is, in accordance with the provisions of this Indenture, designated by a Board Resolution of the Company as a Restricted Subsidiary, and (c) any Subsidiary of the Company of which, in the case of a corporation, more than 50% of the issued and outstanding Capital Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time Capital Stock of any other class or classes of such corporation has or might have voting power upon the occurrence of any contingency), or, in the case of any partnership or other legal entity, more than 50% of the ordinary equity capital interests, is at the time directly or indirectly owned or controlled by one or more Unrestricted Subsidiaries and the primary business of which consists of, and is restricted by the charter, partnership agreement, or similar organizational document of such Subsidiary to, financing operations on behalf of the Company and its Subsidiaries, and/or purchasing accounts receivable or direct or indirect interests therein, and/or making loans secured by accounts receivable or direct or indirect interests therein (and business related to the foregoing), or which is otherwise primarily engaged in, and restricted by its charter, partnership agreement or similar organizational document to, the business of a finance company (and business related thereto).
“U.S. Government Obligations” means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case under clauses (i) or (ii), are not callable or redeemable at the option of the issuer thereof, and will also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specified payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.
“Wholly-Owned Restricted Subsidiary” means any Restricted Subsidiary all of the outstanding Funded Debt and Capital Stock of which, other than directors’ qualifying shares, is owned by the Company and its other Wholly-Owned Restricted Subsidiaries.
SECTION 1.2    Other Definitions.

Term	Defined in Section
“Acceptable Commitment”	3.2(a)(iii)(B)
“Accredited Investor Global Notes”	2.1(c)
“Accredited Investor Notes”	2.1(c)
“Action”	12.7(u)
“Additional Restricted Notes”	2.1(c)
“Advance Offer”	3.2
“Advance Portion”	3.2
“Agent Members”	2.1(f)(ii)
“Applicable Premium Deficit”	8.4(a)
“Asset Disposition Offer”	3.2(a)
“Authenticating Agent”	2.2
“CERCLA”	12.7(p)
“Clearstream”	2.1(c)
“Covenant Defeasance”	8.3
“Defaulted Interest”	2.14
“Euroclear”	2.1(c)
“Event of Default”	6.1(a)
“Excess Proceeds”	3.2(a)
“Global Notes”	2.1(c)
“Initial Default”	Section 6.1(b)
“Issuer Order”	2.2
“Legal Defeasance”	8.2
“Legal Holiday”	13.6
“Notes Register”	2.3
“protected purchaser”	2.10

Term	Defined in Section
“Redemption Date”	5.6(a)
“Redemption Price”	5.6(a)
“Registrar”	2.3
“Regulation S Global Note”	2.1(c)
“Regulation S Notes”	2.1(c)
“Related Person”	12.7(b)
“Resale Restriction Termination Date”	2.6(b)
“Restricted Period”	2.1(c)
“Rule 144A Global Note”	2.1(c)
“Rule 144A Notes”	2.1(c)
“Security Document Order”	12.7(q)
“Special Interest Payment Date”	2.14(a)
“Special Record Date”	2.14(a)

SECTION 1.3    Rules of Construction. Unless the context otherwise requires:
(a)    a term has the meaning assigned to it;
(b)    an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
(c)    “or” is not exclusive;
(d)    “including” means including without limitation;
(e)    words in the singular include the plural and words in the plural include the singular;
(f)    “will” shall be interpreted to express a command;
(g)    the principal amount of any non‑interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the Issuer dated such date prepared in accordance with GAAP;
(h)    the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater;

(i)    all amounts expressed in this Indenture or in any of the Notes in terms of money refer to the lawful currency of the United States of America;
(j)    the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;
(k)    except as otherwise stated, (a) references herein to Articles, Sections and Exhibit mean the Articles and Sections of and Exhibits to this Indenture and (b) each reference herein to a particular Article or Section includes the Sections, subsections and paragraphs subsidiary thereto; and
(l)    unless otherwise specifically indicated, the term “consolidated” with respect to any Person refers to such Person consolidated with its Restricted Subsidiaries, and excludes from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person.
ARTICLE II
THE NOTES
SECTION 2.1    Form, Dating and Terms.
(a)    The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited. The Initial Notes issued on the date hereof will be in aggregate principal amounts as follows, subject to compliance with Section 3.3:
(i)    The 2024 Notes will be issued in aggregate principal amount of $80,811,000;
(ii)    The 2028 Notes will be issued in aggregate principal amount of $73,892,000;
(iii)    The 2029 Notes will be issued in aggregate principal amount of $13,000,000;
(iv)    The 2030 Notes will be issued in aggregate principal amount of $4,686,000;
(v)    The 2032 Notes will be issued in aggregate principal amount of $5,339,000; and
(vi)    The 2034 Notes will be issued in aggregate principal amount of $182,698,000.
(b)    In addition, the Issuer may issue, from time to time in accordance with the provisions of this Indenture, Additional Notes of any series (as provided herein), subject to compliance with Section 3.3. Furthermore, Notes may be authenticated and delivered upon registration of transfer, exchange or in lieu of, other Notes pursuant to Sections 2.2, 2.6, 2.10, 2.12, Section 5.5 or 9.4, in connection with an Asset Disposition Offer or Asset Transfer Offer pursuant to Section 3.2.
With respect to any Additional Notes, the Issuer shall set forth in one or more indentures supplemental hereto, the following information:
(A)    the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture and the applicable series;
(B)    the issue price and the issue date of such Additional Notes, including the date from which interest shall accrue; and
(C)    whether such Additional Notes shall be Restricted Notes.
In authenticating and delivering Additional Notes, the Trustee shall be entitled to receive and shall be fully protected in relying upon, in addition to the Opinion of Counsel and Officers’ Certificate required by Section 13.2, an

Opinion of Counsel as to the due authorization, execution, delivery, validity and enforceability of such Additional Notes.
The Initial Notes and the Additional Notes of any series shall be considered collectively as a single class for all purposes of this Indenture, provided that any Additional Notes will not be issued with the same CUSIP, ISIN or other identifying number as the Initial Notes of such series unless such Additional Notes are fungible with the Initial Notes for U.S. federal income tax purposes, or the if the Company otherwise determines that any Additional Notes should be differentiated from any other Notes. Holders of the Initial Notes and the Additional Notes of a series will vote and consent together on all matters to which such Holders are entitled to vote or consent as one class, and none of the Holders of the Initial Notes or the Additional Notes of such series shall have the right to vote or consent as a separate class on any matter to which such Holders are entitled to vote or consent.
(c)    The Initial Notes are being offered and sold by the Issuer pursuant to the Exchange Memorandum to eligible holders of each series of Old Notes. The Initial Notes and any Additional Notes (if issued as Restricted Notes) (the “Additional Restricted Notes”) will be resold initially only to (A) Persons they reasonably believe to be QIBs in reliance on Rule 144A, (B) AIs in accordance with Rule 501 under the Securities Act and (C) Non‑U.S. Persons in reliance on Regulation S. Such Initial Notes and Additional Restricted Notes may thereafter be transferred to, among others, persons reasonably believed to be QIBs, purchasers in reliance on Regulation S, and AIs and IAIs in accordance with Rule 501 under the Securities Act in each case, in accordance with the procedure described herein. Additional Notes offered after the date hereof may be offered and sold by the Issuer from time to time pursuant to one or more purchase agreements in accordance with applicable law.
Initial Notes and Additional Restricted Notes offered and sold to persons reasonably believed to be QIBs in the United States of America in reliance on Rule 144A (the “Rule 144A Notes”) shall be issued in the form of a permanent global Note substantially in the form of Exhibit A, which is hereby incorporated by reference and made a part of this Indenture, including appropriate legends as set forth in Section 2.1(e) (the “Rule 144A Global Note”), deposited with the Trustee, as custodian for DTC, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. The Rule 144A Global Note may be represented by more than one certificate if so required by DTC’s rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Rule 144A Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC or its nominee, as hereinafter provided.
Initial Notes and any Additional Restricted Notes offered and sold to Non-U.S. Persons outside the United States of America (the “Regulation S Notes”) in reliance on Regulation S shall be issued in the form of a permanent global Note substantially in the form of Exhibit A including appropriate legends as set forth in Section 2.1(e) (the “Regulation S Global Note”). Each Regulation S Global Note will be deposited upon issuance with, or on behalf of, the Trustee as custodian for DTC in the manner described in this Article II. Prior to the 40th day after the later of the commencement of the offering of the Initial Notes and the Issue Date (such period through and including such 40th day, the “Restricted Period”), interests in the Regulation S Global Note may only be transferred to Non‑U.S. Persons pursuant to Regulation S, unless exchanged for interests in a Global Note in accordance with the transfer and certification requirements described herein.
Initial Notes and Additional Restricted Notes resold to AIs (the “Accredited Investor Notes”) in the United States of America will be issued in the form of a permanent global Note substantially in the form of Exhibit A including appropriate legends as set forth in Section 2.1(e) (the “Accredited Investor Global Note”) deposited with the Trustee, as custodian for DTC, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. The Accredited Investor Global Note may be represented by more than one certificate, if so required by DTC’s rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Accredited Investor Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC or its nominee, as hereinafter provided.
Investors may hold their interests in the Regulation S Global Note through organizations other than Euroclear Bank S.A./N.V. (“Euroclear”) or Clearstream Banking, société anonyme (“Clearstream”) that are participants in DTC’s system or directly through Euroclear or Clearstream, if they are participants in such systems, or indirectly through organizations which are participants in such systems. If such interests are held through Euroclear or Clearstream, Euroclear and Clearstream will hold such interests in the applicable Regulation S Global Note on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositaries. Such depositaries, in turn, will hold such interests in the applicable Regulation S Global Note in customers’ securities accounts in the depositaries’ names on the books of DTC.
The Regulation S Global Note may be represented by more than one certificate if so required by DTC’s rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Regulation S Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC or its nominee, as hereinafter provided.
The Rule 144A Global Note, the Regulation S Global Note and the Accredited Investor Global Note are sometimes collectively herein referred to as the “Global Notes.”
The principal of (and premium, if any) and interest on the Notes shall be payable at the office or agency of the Paying Agent designated by the Issuer maintained for such purpose (which shall initially be the Corporate Trust Office of the Trustee maintained for such purpose, it being understood that, in acting hereunder and in connection with the Notes, the Paying Agent shall act solely as an agent of the Company and will not thereby assume any obligations towards or relationship of agency or trust for or with any Holder), or at such other office or agency of the Issuer as may be maintained for such purpose pursuant to Section 2.3; provided, however, that, at the option of the Paying Agent, each installment of interest may be paid by (i) check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Notes Register or (ii) wire transfer to an account located in the United States maintained by the payee, subject to the last sentence of this paragraph. Payments in respect of Notes represented by a Global Note (including principal, premium, if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by DTC. Payments in respect of Notes represented by Definitive Notes (including principal, premium, if any, and interest) held by a Holder of at least $1,000,000 aggregate principal amount of Notes represented by Definitive Notes will be made in accordance with the Notes Register, or by wire transfer to a Dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 15 days immediately preceding the relevant due date for payment (or such other date as the Trustee or Paying Agent, as applicable, may accept in its discretion).
The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage, in addition to those set forth on Exhibit A and in Section 2.1(e). The Issuer shall approve any notation, endorsement or legend on the Notes. Each Note shall be dated the date of its authentication. The terms of the Notes set forth in Exhibit A are part of the terms of this Indenture and, to the extent applicable, the Issuer, the Guarantor and the Trustee, by their execution and delivery of this Indenture, expressly agree to be bound by such terms.
(d)    Denominations. The Notes shall be issuable only in fully registered form in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof.
(e)    Restrictive and Global Note Legends.
(i)    Unless and until (A) an Initial Note or an Additional Note issued as a Restricted Note is sold under an effective registration statement or (B) the Issuer receives an Opinion of Counsel satisfactory to it to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act, the Rule 144A Global Note, the Regulation S Global Note, the Accredited Investor Global Note and the Accredited Investor Note shall each bear the following legend on the face thereof:
THE NOTES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH

REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”)), (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”), OR (C) IT IS AN “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501 UNDER THE SECURITIES ACT) (AN “ACCREDITED INVESTOR”), (2) AGREES TO OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER SUCH NOTE PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD THEN IMPOSED BY RULE 144 UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION) ONLY (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) OUTSIDE THE UNITED STATES PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS IN AN OFFSHORE TRANSACTION PURSUANT TO REGULATION S MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 UNDER THE SECURITIES ACT, (E) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON IT BEHALF BY A U.S. BROKER DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS NOTE) OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S OR THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM.
(ii)    Each Global Note, whether or not an Initial Note, shall bear the following legend on the face thereof:
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR THE AGENT OF THE ISSUER FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.
In the case of the Regulation S Global Note: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.

(f)    Book-Entry Provisions. (i) This Section 2.1(f) shall apply only to Global Notes deposited with the Trustee, as custodian for DTC, and for which the applicable procedures of DTC shall govern.
(i)    Each Global Note initially shall (x) be registered in the name of DTC or the nominee of DTC, (y) be delivered to the Notes Custodian for DTC and (z) bear legends as set forth in Section 2.1(e)(ii). Transfers of a Global Note (but not a beneficial interest therein) will be limited to transfers thereof in whole, but not in part, to DTC, its successors or its respective nominees, except as set forth in Section 2.1(f)(iv) and (g). If a beneficial interest in a Global Note is transferred or exchanged for a beneficial interest in another Global Note, the Notes Custodian will (x) record a decrease in the principal amount of the Global Note being transferred or exchanged equal to the principal amount of such transfer or exchange and (y) record a like increase in the principal amount of the other Global Note. Any beneficial interest in one Global Note that is transferred to a Person who takes delivery in the form of an interest in another Global Note, or exchanged for an interest in another Global Note, will, upon transfer or exchange, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer and exchange restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.
(ii)    Members of, or participants in, DTC (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by DTC or by the Notes Custodian as the custodian of DTC or under such Global Note, and DTC may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices of DTC governing the exercise of the rights of a holder of a beneficial interest in any Global Note.
(iii)    In connection with any transfer of a portion of the beneficial interest in a Global Note pursuant to Section 2.1(g) to beneficial owners who are required to hold Definitive Notes, the Notes Custodian shall reflect on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Issuer shall execute, and the Trustee shall authenticate and make available for delivery, one or more Definitive Notes of like tenor and amount.
(iv)    In connection with the transfer of an entire Global Note to beneficial owners pursuant to Section 2.1(g), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer shall execute, and the Trustee shall authenticate and make available for delivery, to each beneficial owner identified by DTC in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations.
(v)    The registered Holder of a Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.
(vi)    Any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book‑entry system maintained by (A) the Holder of such Global Note (or its agent) or (B) any holder of a beneficial interest in such Global Note, and that ownership of a beneficial interest in such Global Note shall be required to be reflected in a book entry.
(g)    Definitive Notes. Except as provided below, owners of beneficial interests in Global Notes will not be entitled to receive Definitive Notes. Definitive Notes of a series shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Note of such series if (A) DTC notifies the Issuer that it is unwilling or unable to continue as Depositary for such Global Note or DTC ceases to be a clearing agency registered under the Exchange Act, at a time when DTC is required to be so registered in order to act as depositary, and in each case a successor depositary is not appointed by the Issuer within 90 days of such notice, (B) the Issuer in its sole discretion executes and deliver to the Trustee and Registrar an Officers’ Certificate stating that such Global Note shall be so exchangeable or (C) an Event of Default in respect of such series has occurred and is continuing and the Registrar has received a written request from DTC. In the event of the occurrence of any of the events specified in the second preceding sentence or in clause (A), (B) or (C) of the preceding sentence, the Issuer shall promptly make available to the Registrar a reasonable supply of Definitive Notes. In addition, any Note transferred to an affiliate (as defined in Rule 405 under the Securities Act) of the Issuer or evidencing a Note that has been acquired by an affiliate in a transaction or series of transactions not involving any public offering must, until one year after the last date on which either the Issuer or any affiliate of the Issuer was an owner of the Note, be in the form of a Definitive Note and bear the legend regarding transfer restrictions in Section 2.1(e)(i). If required to do so pursuant to any applicable law or regulation, beneficial owners may also obtain Definitive Notes in exchange for their beneficial interests in a Global Note upon written request in accordance with DTC’s and the Registrar’s procedures.
(i)    Any Definitive Note delivered in exchange for an interest in a Global Note pursuant to Section 2.1(f) shall, except as otherwise provided by Section 2.6(d), bear the applicable legend regarding transfer restrictions applicable to the Global Note set forth in Section 2.1(e)(i).
(ii)    If a Definitive Note is transferred or exchanged for a beneficial interest in a Global Note, the Trustee will (x) cancel such Definitive Note, (y) record an increase in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (z) in the event that such transfer or exchange involves less than the entire principal amount of the canceled Definitive Note, the Issuer shall execute, and the Trustee shall authenticate and make available for delivery, to the transferring Holder a new Definitive Note representing the principal amount not so transferred.
(iii)    If a Definitive Note is transferred or exchanged for another Definitive Note, (x) the Trustee will cancel the Definitive Note being transferred or exchanged, (y) the Issuer shall execute, and the Trustee shall authenticate and make available for delivery, one or more new Definitive Notes in authorized denominations having an aggregate principal amount equal to the principal amount of such transfer or exchange to the transferee (in the case of a transfer) or the Holder of the canceled Definitive Note (in the case of an exchange), registered in the name of such transferee or Holder, as applicable, and (z) if such transfer or exchange involves less than the entire principal amount of the canceled Definitive Note, the Issuer shall execute, and the Trustee shall authenticate and make available for delivery to the Holder thereof, one or more Definitive Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Definitive Notes, registered in the name of the Holder thereof.
(iv)    Notwithstanding anything to the contrary in this Indenture, in no event shall a Definitive Note be delivered upon exchange or transfer of a beneficial interest in the Regulation S Global Note prior to the end of the Restricted Period.
SECTION 2.2    Execution and Authentication. One Officer of the Issuer shall sign the Notes for the Issuer by manual, facsimile or electronic signature. If the Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.
A Note shall not be valid until an authorized Trust Officer of the Trustee, acting in all instances of authentication hereunder upon an Issuer Order (as defined below), authenticates the Note. The Trustee may authenticate the Note by manual, facsimile or electronic signature. Electronically imaged signatures such as .pdf files, faxed signatures or other electronic signatures to the Note and the authentication pages to the Note shall have the same effect as original signatures. The signature of the Trustee on a Note shall be conclusive evidence that such Note has been duly and validly authenticated and issued under this Indenture. A Note shall be dated the date of its authentication.

At any time and from time to time after the execution and delivery of this Indenture, the Trustee shall authenticate and make available for delivery: (1) Initial Notes for original issue on the Issue Date in the aggregate principal amounts as set forth in Section 2.1(a), and (2) subject to Section 3.3, Additional Notes for original issue in an unlimited principal amount, in each case upon a written order of the Issuer signed by one Officer (the “Issuer Order”); provided that, with respect to the Initial Notes issued on the Issue Date described in clause (1) above, the Issuer Order shall be signed by one Officer of the Issuer, requesting the authentication of the Initial Notes to be executed by the Company. Such Issuer Order shall specify whether the Notes will be in the form of Definitive Notes or Global Notes, the amount of the Notes to be authenticated, the date on which the original issue of Notes is to be authenticated, the Holder of the Notes and whether the Notes are to be Initial Notes or Additional Notes.
The Trustee may appoint an agent (the “Authenticating Agent”) reasonably acceptable to the Issuer to authenticate the Notes. Any such appointment shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to the Issuer. Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by the Authenticating Agent. An Authenticating Agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.
In case any of the Issuer or the Guarantor, pursuant to Article IV or Section 10.2, as applicable, shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Issuer or the Guarantor shall have been merged, or the Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article IV, any of the Notes authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may (but shall not be required), from time to time, at the request of the successor Person, be exchanged for other Notes executed in the name of the successor Person with such changes in phraseology and form as may be appropriate to reflect such successor Person, but otherwise in substance of like tenor as the Notes surrendered for such exchange and of like principal amount; and the Trustee, upon the Issuer Order of the successor Person, shall authenticate and make available for delivery Notes as specified in such order for the purpose of such exchange. If Notes shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section 2.2 in exchange or substitution for or upon registration of transfer of any Notes, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Notes at the time outstanding for Notes authenticated and delivered in such new name.
SECTION 2.3    Registrar and Paying Agent. The Issuer shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Notes may be presented for payment. The Registrar, which shall initially be the Trustee (in such capacity, the “Registrar”) (it being understood that, in acting hereunder and in connection with the Notes, the Registrar shall act solely as agent of the Company and will not thereby assume any obligations towards or relationship of agency or trust for or with any Holder), shall keep a register of the Notes and of their transfer and exchange (the “Notes Register”). The Issuer may have one or more co-registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent and the term “Registrar” includes any co-registrar.
The Issuer shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuer shall notify the Trustee in writing of the name and address of each such agent. If the Issuer fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.6. The Issuer or the Guarantor may act as Paying Agent, Registrar or transfer agent.
The Issuer initially appoints DTC to act as Depositary with respect to the Global Notes. The Issuer initially appoints the Trustee as Registrar and Paying Agent for the Notes. The Issuer may change any Registrar or Paying Agent without prior notice to the Holders, but upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) acceptance of any appointment by a successor as evidenced by an appropriate agreement entered into by the Issuer and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee and the passage of any waiting or notice periods required by DTC procedures or (ii) written notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above. The Registrar or Paying Agent may resign at any time upon written notice to the Issuer and the Trustee.
SECTION 2.4    Paying Agent to Hold Money in Trust. By no later than 11:00 a.m. (New York City time) on the date on which any principal of, premium, if any, or interest on any Note is due and payable, the Issuer shall deposit with the Paying Agent a sum sufficient in immediately available funds to pay such principal, premium or interest when due. Any funds received after 11:00 a.m. (New York City time) on the date on which any principal of, premium, if any, or interest on any Note is due and payable shall be paid on the immediately succeeding Business Day. The Issuer shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by such Paying Agent for the payment of principal of, premium, if any, or interest on the Notes (whether such assets have been distributed to it by the Issuer or other obligors on the Notes), shall notify the Trustee in writing of any default by the Issuer or the Guarantor in making any such payment and shall during the continuance of any default by the Issuer (or any other obligor upon the Notes) in the making of any payment in respect of the Notes, upon the written request of the Trustee, forthwith deliver to the Trustee all sums held in trust by such Paying Agent for payment in respect of the Notes together with a full accounting thereof. If the Issuer or a Subsidiary of the Issuer acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Issuer at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee and to account for any funds or assets disbursed by such Paying Agent. Upon complying with this Section 2.4, the Paying Agent (if other than the Issuer or a Subsidiary of the Issuer) shall have no further liability for the money delivered to the Trustee. Upon any bankruptcy, reorganization or similar proceeding with respect to the Issuer, the Trustee shall serve as Paying Agent for the Notes.
SECTION 2.5    Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Issuer, on its own behalf and on behalf of the Guarantor, shall furnish or cause the Registrar to furnish to the Trustee, in writing at least five (5) Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.
SECTION 2.6    Transfer and Exchange.
(a)    A Holder may transfer a Note (or a beneficial interest therein) to another Person or exchange a Note (or a beneficial interest therein) for another Note or Notes of any authorized denomination by presenting to the Registrar a written request therefor stating the name of the proposed transferee or requesting such an exchange, accompanied by any certification, opinion or other document required by this Section 2.6. The Registrar will promptly register any transfer or exchange that meets the requirements of this Section 2.6 by noting the same in the Notes Register maintained by the Registrar for the purpose, and no transfer or exchange will be effective until it is registered in such Notes Register. The transfer or exchange of any Note (or a beneficial interest therein) may only be made in accordance with this Section 2.6 and Section 2.1(f) and 2.1(g), as applicable, and, in the case of a Global Note (or a beneficial interest therein), the applicable rules and procedures of DTC, Euroclear and Clearstream. The Registrar shall refuse to register any requested transfer or exchange that does not comply with this paragraph.
(b)    Transfers of Rule 144A Notes and Accredited Investor Notes. The following provisions shall apply with respect to any proposed registration of transfer of a Rule 144A Note or an Accredited Investor Note prior to the date that is one year after the later of the date of its original issue and the last date on which the Issuer or any Affiliate of the Issuer was the owner of such Notes (or any predecessor thereto) (the “Resale Restriction Termination Date”):
(i)    a registration of transfer of a Rule 144A Note or an Accredited Investor Note or a beneficial interest therein to a QIB shall be made upon the representation of the transferee in the form as set forth on the reverse of the Note that it is purchasing for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; provided that no such written representation or other written certification shall be required in connection with the transfer of a beneficial interest in the Rule 144A Global Note to a transferee in the form of a beneficial interest in that Rule 144A Global Note in accordance with this Indenture and the applicable procedures of DTC;
(ii)    a registration of transfer of a Rule 144A Note or an Accredited Investor Global Note or a beneficial interest therein to an IAI or an AI shall be made upon receipt by the Registrar or its agent of a certificate substantially in the form set forth in Section 2.7 or Section 2.9, respectively, from the proposed transferee and the delivery of an Opinion of Counsel, certification and/or other information satisfactory to the Issuer; and
(iii)    a registration of transfer of a Rule 144A Note or an Accredited Investor Note or a beneficial interest therein to a Non‑U.S. Person shall be made upon receipt by the Registrar or its agent of a certificate substantially in the form set forth in Section 2.8 from the proposed transferee and the delivery of an Opinion of Counsel, certification and/or other information satisfactory to the Issuer.
(c)    Transfers of Regulation S Notes. The following provisions shall apply with respect to any proposed transfer of a Regulation S Note prior to the expiration of the Restricted Period:
(i)    a transfer of a Regulation S Note or a beneficial interest therein to a QIB shall be made upon the representation of the transferee, in the form of assignment on the reverse of the certificate, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;
(ii)    a transfer of a Regulation S Note or a beneficial interest therein to an IAI or an AI shall be made upon receipt by the Registrar or its agent of a certificate substantially in the form set forth in Section 2.7 or Section 2.9, respectively, from the proposed transferee and the delivery of an Opinion of Counsel, certification and/or other information satisfactory to the Issuer; and
(iii)    a transfer of a Regulation S Note or a beneficial interest therein to a Non‑U.S. Person shall be made upon receipt by the Registrar or its agent of a certificate substantially in the form set forth in Section 2.8 hereof from the proposed transferee and receipt by the Registrar or its agent of an Opinion of Counsel, certification and/or other information satisfactory to the Issuer.
After the expiration of the Restricted Period, interests in the Regulation S Note may be transferred in accordance with applicable law without requiring the certification set forth in Section 2.8 or any additional certification.
(d)    Restricted Notes Legend. Upon the transfer, exchange or replacement of Notes not bearing a Restricted Notes Legend, the Registrar shall deliver Notes that do not bear a Restricted Notes Legend. Upon the transfer, exchange or replacement of Notes bearing a Restricted Notes Legend, the Registrar shall deliver only Notes that bear a Restricted Notes Legend unless (i) an Initial Note is being transferred pursuant to an effective registration statement, (ii) Initial Notes are being exchanged for Notes that do not bear the Restricted Notes Legend in accordance with Section 2.6(e) or (iii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Issuer to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act. Any Additional Notes sold in a registered offering shall not be required to bear the Restricted Notes Legend.
(e)    Retention of Written Communications. The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.1 or this Section 2.6. The Issuer shall have the right to inspect and make copies of all such letters, notices or other written communications, at the Issuer’s expense, at any reasonable time upon the giving of reasonable prior written notice to the Registrar.
(f)    Obligations with Respect to Transfers and Exchanges of Notes. To permit registrations of transfers and exchanges, the Issuer shall, subject to the other terms and conditions of this Article II, execute and the Trustee shall authenticate Definitive Notes and Global Notes at the Issuer’s and the Registrar’s written request.
No service charge shall be made to a Holder for any registration of transfer or exchange, but the Issuer and the Trustee may require the Holder to pay a sum sufficient to cover any transfer tax assessments or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charges payable upon exchange or transfer pursuant to Sections 2.2, 2.6, 2.10, 2.12, Section 3.2, Section 5.5 or 9.4). For the avoidance of doubt, neither the Trustee, acting in any of its capacities hereunder, nor any of its agents shall have any responsibility for and shall be fully indemnified by such Holder against any such transfer taxes, assessments or similar governmental charges payable upon any exchange or transfer of any Notes.
The Issuer (and the Registrar) shall not be required to register the transfer of or exchange of any Note (A) for a period beginning (1) fifteen (15) calendar days before the mailing (or electronic delivery) of a notice of an offer to repurchase or redeem Notes and ending at the close of business on the day of such mailing (or electronic delivery) or (2) fifteen (15) calendar days before an interest payment date and ending on such interest payment date or (B) called for redemption, except the unredeemed portion of any Note being redeemed in part.
Prior to the due presentation for registration of transfer of any Note, the Issuer, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Note is registered as the owner of such Note for the purpose of receiving payment of principal of, premium, if any, and (subject to paragraph 2 of the forms of Notes attached hereto as Exhibit A) interest on such Note and for all other purposes whatsoever, including without limitation the transfer or exchange of such Note, whether or not such Note is overdue, and none of the Issuer, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.
Any Definitive Note delivered in exchange for an interest in a Global Note pursuant to Section 2.1(g) shall, except as otherwise provided by Section 2.6(d), bear the applicable legend regarding transfer restrictions applicable to the Definitive Note set forth in Section 2.1(e)(i).
All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.
(g)    No Obligation of the Trustee. (1) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in, DTC or other Person with respect to the accuracy of the records of DTC or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than DTC) of any notice (including any notice of redemption or purchase) or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Notes shall be given or made only to or upon the order of the registered Holders (which shall be DTC or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through DTC subject to the applicable rules and procedures of DTC. The Trustee may rely and shall be fully protected in relying upon information furnished by DTC with respect to its members, participants and any beneficial owners.

Neither the Registrar nor the Trustee shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among DTC participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof. Neither the Trustee nor any of its agents shall have any responsibility for any actions taken or not taken by DTC.
SECTION 2.7    Form of Certificate to be Delivered in Connection with Transfers to IAIs.
[Date]
Macy’s Retail Holdings, LLC
151 West 34th Street
New York, New York 10001
Attention: Chief Financial Officer
Attention: Secretary

U.S. Bank National Association, as Trustee
Global Corporate Trust
111 Fillmore Avenue, St. Paul, MN 55107
Attn: Macy’s Retail Holdings, LLC
Re:    Macy’s Retail Holdings, LLC (the “Issuer”)
Ladies and Gentlemen:
This certificate is delivered to request a transfer of $[     ] principal amount of the [6.65% Senior Secured Debentures due 2024] [6.7% Senior Secured Debentures due 2028] [8.75% Senior Secured Debentures due 2029] [7.875% Senior Secured Debentures due 2030] [6.9% Senior Secured Debentures due 2032] [6.7% Senior Secured Debentures due 2034] (the “Notes”) of Macy’s Retail Holdings, LLC (the “Issuer”).
Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:
Name:
Address:
Taxpayer ID Number:
The undersigned represents and warrants to you that:

1.
We are an “accredited investor” (as defined in Rule 501 under the Securities Act of 1933, as amended (the “Securities Act”)) purchasing for our own account or for the account of such an “accredited investor” of at least $250,000 principal amount of the Notes, and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of our investment in the Notes and we invest in or purchase securities similar to the Notes in the normal course of our business. We and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

2.
We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date that is one year after the later of the date of original issue and the last date on which the Issuer or any Affiliate of the Issuer was the owner of such Notes (or any predecessor thereto) (the “Resale Restriction Termination Date”) only (a) to the Issuer or any Subsidiary thereof, (b) pursuant to an effective registration statement under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act, to a person we reasonably believe is a “qualified institutional buyer” under Rule 144A of the Securities Act (a “QIB”) that is purchasing for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales to Non-U.S. Persons that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an “accredited investor” within the meaning of Rule 501 under the Securities Act that is purchasing for its own account or for the account of such an “accredited investor,” in each case in a minimum principal amount of Notes of $250,000 for investment purposes and not with a view to or for offer or sale in connection with any distribution in violation of the Securities Act or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Issuer and the Trustee, which shall provide, among other things, that the transferee is an “accredited investor” (within the meaning of Rule 501 under the Securities Act) and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Issuer and the Trustee reserve the right prior to any offer, sale or other transfer prior to the Resale Termination Date of the Notes pursuant to clauses (d), (e) or (f) above to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Issuer.

3.	We [are][are not] an Affiliate of the Issuer.
TRANSFEREE:
BY:

SECTION 2.8    Form of Certificate to be Delivered in Connection with Transfers Pursuant to Regulation S.
[Date]
Macy’s Retail Holdings, LLC
151 West 34th Street
New York, New York 10001
Attention: Chief Financial Officer
Attention: Secretary

U.S. Bank National Association, as Trustee
Global Corporate Trust
111 Fillmore Avenue, St. Paul, MN 55107
Attn: Macy’s Retail Holdings, LLC
Re:    Macy’s Retail Holdings, LLC (the “Issuer”)
[6.65% Senior Secured Debentures due 2024] [6.7% Senior Secured Debentures due 2028] [8.75% Senior Secured Debentures due 2029] [7.875% Senior Secured Debentures due 2030] [6.9% Senior Secured Debentures due 2032] [6.7% Senior Secured Debentures due 2034] (the “Notes”)
Ladies and Gentlemen:
In connection with our proposed sale of $[________] aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S (“Regulation S”) under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:
(a)    the offer of the Notes was not made to a person in the United States;
(b)    either (i) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (ii) the transaction was executed in, on or through the facilities of a designated off‑shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre‑arranged with a buyer in the United States;
(c)    no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(a)(2) or Rule 904(a)(2) of Regulation S, as applicable; and
(d)    the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.
In addition, if the sale is made during a restricted period and the provisions of Rule 903(b)(2), Rule 903(b)(3) or Rule 904(b)(1) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(b)(2), Rule 903(b)(3) or Rule 904(b)(1), as the case may be.
We also hereby certify that we [are][are not] an Affiliate of the Issuer and, to our knowledge, the transferee of the Notes [is][is not] an Affiliate of the Issuer.
The Trustee and the Issuer are entitled to conclusively rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate and not otherwise defined herein have the meanings set forth in Regulation S.
Very truly yours,

[Name of Transferor]
By:
    Authorized Signature

SECTION 2.9    Form of Certificate to be Delivered in Connection with Transfers to AIs.
[Date]
Macy’s Retail Holdings, LLC
151 West 34th Street
New York, New York 10001
Attention: Chief Financial Officer
Attention: Secretary

U.S. Bank National Association, as Trustee
Global Corporate Trust
111 Fillmore Avenue, St. Paul, MN 55107
Attn: Macy’s Retail Holdings, LLC
Re:    Macy’s Retail Holdings, LLC (the “Issuer”)
Ladies and Gentlemen:
This certificate is delivered to request a transfer of $[     ] principal amount of the [6.65% Senior Secured Debentures due 2024] [6.7% Senior Secured Debentures due 2028] [8.75% Senior Secured Debentures due 2029] [7.875% Senior Secured Debentures due 2030] [6.9% Senior Secured Debentures due 2032] [6.7% Senior Secured Debentures due 2034] (the “Notes”) of Macy’s Retail Holdings, LLC (the “Issuer”).
Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:
Name:
Address:
Taxpayer ID Number:
The undersigned represents and warrants to you that:

1.
I am an “accredited investor” (as defined in Rule 501 under the U.S. Securities Act of 1933, as amended (the “Securities Act”)) and I am acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. I have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of my investment in the Notes and I invest in or purchase securities similar to the Notes in the normal course of my business. I am able to bear the economic risk of my investment.

2.
I understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. I agree on my own behalf to offer, sell or otherwise transfer such Notes prior to the date that is one year after the later of the date of original issue and the last date on which the Issuer or any affiliate of the Issuer was the owner of such Notes (or any predecessor thereto) (the “Resale Restriction Termination Date”) only (a) to the Issuer or any Subsidiary thereof, (b) pursuant to an effective registration statement under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act, to a person I reasonably believe is a “qualified institutional buyer” under Rule 144A of the Securities Act (a “QIB”) that is purchasing for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales to Non-U.S. Persons that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an “accredited investor” within the meaning of Rule 501 under the Securities Act that is purchasing for its own account or for the account of such an “accredited investor,” in each case in a minimum principal amount of Notes of $200,000 for investment purposes and not with a view to or for offer or sale in connection with any distribution in violation of the Securities Act or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of my property be at all times within my control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. Each purchaser acknowledges that the Issuer and the Trustee reserve the right prior to any offer, sale or other transfer prior to the Resale Termination Date of the Notes pursuant to clauses (d), (e) or (f) above to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Issuer.

3.
I understand and acknowledge that upon the issuance thereof, and until such time as the same is no longer required under applicable requirements of the Securities Act or state securities laws, the Notes that I acquire will be certificated Notes that will bear, and all certificates issued in exchange therefor or in substitution thereof will bear, a restrictive legend set forth in Section 2.1(e) of the Indenture.

4.	I [am][am not] an Affiliate of the Issuer.
TRANSFEREE:
BY:
SECTION 2.10    Mutilated, Destroyed, Lost or Stolen Notes.
If a mutilated Note is surrendered to the Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee, upon receipt of an Issuer Order, shall authenticate a replacement Note if the requirements of Section 8‑405 of the UCC are met, such that the Holder (a) satisfies the Issuer and the Trustee that such Note has been lost, destroyed or wrongfully taken within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the Registrar has not registered a transfer prior to receiving such notification, (b) makes such request to the Issuer and the Trustee prior to the Note being acquired by a protected purchaser as defined in Section 8‑303 of the UCC (a “protected purchaser”), (c) satisfies any other reasonable requirements of the Trustee and (d) provides an indemnity bond, as more fully described below; provided, however, if after the delivery of such replacement Note, a protected purchaser of the Note for which such replacement Note was issued presents for payment or registration such replaced Note, the Trustee and/or the Issuer shall be entitled to recover such replacement Note from the Person to whom it was issued and delivered or any Person taking therefrom, except a protected purchaser, and shall be entitled to recover upon the security and/or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Trustee in connection therewith. Such Holder shall furnish an indemnity bond sufficient in the judgment of the (i) Trustee to protect the Trustee and (ii) the Issuer and the Trustee to protect the Issuer, the Trustee, the Paying Agent and the Registrar, from any loss which any of them may suffer if a Note is replaced, including, without limitation, any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee, the Paying Agent and the Registrar and their respective counsels) in connection therewith, and, in the absence of notice to the Issuer, the Guarantor or the Trustee that such Note has been acquired by a protected purchaser, the Issuer shall execute, and upon receipt of an Issuer Order, the Trustee shall authenticate and make available for delivery, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount, bearing a number not contemporaneously outstanding.
In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Issuer in its discretion may, instead of issuing a new Note, pay such Note.

Upon the issuance of any new Note under this Section 2.10, the Issuer may require that such Holder pay a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of counsel and of the Trustee) in connection therewith.
Subject to the proviso in the initial paragraph of this Section 2.10, every new Note issued pursuant to this Section 2.10, in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, the Guarantor (if applicable) and any other obligor upon the Notes, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.
The provisions of this Section 2.10 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.
SECTION 2.11    Outstanding Notes. Notes outstanding at any time are all Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those paid pursuant to Section 2.10 and those described in this Section 2.11 as not outstanding. A Note does not cease to be outstanding in the event the Issuer or an Affiliate of the Issuer holds the Note; provided, however, that (i) for purposes of determining which are outstanding for consent or voting purposes hereunder, the provisions of Section 13.4 shall apply and (ii) in determining whether the Trustee shall be protected in making a determination whether the Holders of the requisite principal amount of outstanding Notes are present at a meeting of Holders of Notes for quorum purposes or have consented to or voted in favor of any request, demand, authorization, direction, notice, consent, waiver, amendment or modification hereunder, or relying upon any such quorum, consent or vote, only Notes which a Trust Officer of the Trustee actually knows to be held by the Issuer or an Affiliate of the Issuer shall not be considered outstanding.
If a Note is replaced pursuant to Section 2.10 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee and the Issuer receive proof satisfactory to them that the replaced Note is held by a protected purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement pursuant to Section 2.10.
If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a Redemption Date or maturity date, money sufficient to pay all principal, premium, if any, and accrued interest payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.
SECTION 2.12    Temporary Notes. In the event that Definitive Notes are to be issued under the terms of this Indenture, until such Definitive Notes are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form, and shall carry all rights, of Definitive Notes but may have variations that the Issuer considers appropriate for temporary Notes. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate Definitive Notes. After the preparation of Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at any office or agency maintained by the Issuer for that purpose and such exchange shall be without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Issuer shall execute, and the Trustee shall, upon receipt of an Issuer Order, authenticate and make available for delivery in exchange therefor, one or more Definitive Notes representing an equal principal amount of Notes. Until so exchanged, the Holder of temporary Notes shall in all respects be entitled to the same benefits under this Indenture as a Holder of Definitive Notes.
SECTION 2.13    Cancellation. The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment or cancellation and dispose of such Notes in accordance with its internal policies and customary procedures (subject to the record retention requirements of the Exchange Act and the Trustee). If the Issuer or the Guarantor acquires any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this

Section 2.13. The Issuer may not issue new Notes to replace Notes it has paid or delivered to the Trustee for cancellation for any reason other than in connection with a transfer or exchange.
At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, transferred, redeemed, repurchased or canceled, such Global Note shall be returned by DTC to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Notes Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Notes Custodian, to reflect such reduction.
SECTION 2.14    Payment of Interest; Defaulted Interest. Interest on any Note which is payable, and is punctually paid or duly provided for, on any interest payment date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered at the close of business on the regular record date for such payment at the office or agency of the Issuer maintained for such purpose pursuant to Section 2.3.
Any interest on any Note which is payable, but is not paid when the same becomes due and payable and such nonpayment continues for a period of 30 days shall forthwith cease to be payable to the Holder on the regular record date, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate borne by the Notes (such defaulted interest and interest thereon herein collectively called “Defaulted Interest”) shall be paid by the Issuer, at its election, as provided in clause (a) or (b) below:
(a)    The Issuer may elect to make payment of any Defaulted Interest to the Persons in whose names the applicable Notes (or their respective Predecessor Notes) are registered at the close of business on a Special Record Date (as defined below) for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuer shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date (not less than 30 calendar days after such notice) of the proposed payment (the “Special Interest Payment Date”), and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Section 2.14(a). Thereupon the Issuer shall fix a record date (the “Special Record Date”) for the payment of such Defaulted Interest, which date shall be not more than twenty (20) calendar days and not less than fifteen (15) calendar days prior to the Special Interest Payment Date and not less than ten (10) calendar days after the receipt by the Trustee of the notice of the proposed payment. The Issuer shall promptly notify the Trustee in writing of such Special Record Date, and in the name and at the expense of the Issuer, the Trustee shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor to be given in the manner provided for in Section 13.1, not less than ten (10) calendar days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor having been so given, such Defaulted Interest shall be paid on the Special Interest Payment Date to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the provisions in Section 2.14(b).
(b)    The Issuer may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the applicable Notes may be listed, and upon such notice as may be required by such exchange, if, after written notice given by the Issuer to the Trustee of the proposed payment pursuant to this Section 2.14(b), such manner of payment shall be deemed practicable by the Trustee.
Subject to the foregoing provisions of this Section 2.14, each Note delivered under this Indenture upon registration of, transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.
SECTION 2.15    CUSIP and ISIN Numbers.

The Issuer in issuing the Notes may use “CUSIP” and “ISIN” numbers and, if so, the Trustee shall use “CUSIP” and “ISIN” numbers in notices of redemption or purchase as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption or purchase and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or purchase shall not be affected by any defect in or omission of such CUSIP and ISIN numbers. The Issuer shall promptly notify the Trustee in writing of any change in the CUSIP and ISIN numbers.
ARTICLE III
COVENANTS
SECTION 3.1    Payment of Notes. The Issuer shall promptly pay the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture. Principal, premium, if any, and interest shall be considered paid on the date due if by 11:00 a.m. New York City time on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal, premium, if any, and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.
The Issuer shall pay interest on overdue principal at the rate specified therefor in the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.
Notwithstanding anything to the contrary contained in this Indenture, the Issuer may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments hereunder.
SECTION 3.2    Limitation on Sale of Assets
(a)    At any time (i) the Notes are secured with a Lien on the Collateral and (ii) no other Obligations are outstanding and secured with a Lien on the Collateral (other than Obligations secured with a Lien that is pari passu or junior in priority to the Liens on the Collateral securing the Notes), the Guarantor will not permit Propco or any of its Subsidiaries to make any Asset Disposition unless:
(i)    Propco or such Subsidiary, as the case may be, receives consideration (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) at least equal to the fair market value of the securities and assets subject to such Asset Disposition (including, for the avoidance of doubt, if such Asset Disposition is a Permitted Asset Swap), unless such Asset Disposition occurred in connection with a governmental taking;
(ii)    in any such Asset Disposition (except to the extent the Asset Disposition is a Permitted Asset Swap), at least 75% of the consideration from such Asset Disposition, together with all other Asset Dispositions since the Issue Date (on a cumulative basis), (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) received by Propco or such Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; and
(iii)    within 365 days from the later of (A) the date of such Asset Disposition and (B) the receipt of the Net Available Cash from such Asset Disposition (as may be extended by an Acceptable Commitment as set forth below, the “Proceeds Application Period”), an amount equal to such Net Available Cash (the “Applicable Proceeds”) is applied, to the extent the Company elects:
(A)    (i) to reduce, prepay, repay or purchase any Notes or other Indebtedness secured by a Lien on the Collateral with Junior Lien Priority; provided that the Guarantor or a Subsidiary shall use a ratable amount to offer (in accordance with the procedures set forth below for an Asset Disposition Offer) to redeem a ratable amount of Notes as described in Section 5.6 or purchase a ratable amount of Notes through open‑market purchases or in privately negotiated transactions, or (ii) to make an offer (in accordance with the procedures set forth below for an Asset Disposition Offer), redeem Notes as described in Section 5.6 or purchase Notes through open‑market purchases or in privately negotiated transactions,
(B)    for any Propco Entity (i) to invest (including capital expenditures) in Additional Assets that are or will become Collateral in accordance with the Security Documents (including by means of an Investment in Additional Assets by Propco or a Subsidiary of Propco); or (ii) to invest (including capital expenditures) in any one or more properties or assets that replace the properties and/or assets that are the subject of such Asset Disposition and are or become Collateral in accordance with the Security Documents; provided, however, that a binding agreement shall be treated as a permitted application of Applicable Proceeds from the date of such commitment with the good faith expectation that an amount equal to Applicable Proceeds will be applied to satisfy such commitment within 180 days of such commitment (an “Acceptable Commitment”); or
(C)    any combination of the foregoing;
provided that Propco (or any Subsidiary of Propco, as the case may be) may elect to invest in Additional Assets that are or become Collateral in accordance with the Security Documents and otherwise in compliance with the requirements set forth above prior to receiving the Applicable Proceeds attributable to any given Asset Disposition (provided that such Investment shall be made no earlier than the earliest of notice to the Trustee of the relevant Asset Disposition, execution of a definitive agreement for the relevant Asset Disposition, and consummation of the relevant Asset Disposition) and deem the amount so invested to be applied pursuant to and in accordance with clause (b) above with respect to such Asset Disposition.
If, with respect to any Asset Disposition, at the expiration of the Proceeds Application Period with respect to such Asset Disposition, there remain cumulative Applicable Proceeds in excess of $100 million (such amount, the “Excess Proceeds”), then the Company or a Subsidiary shall make an offer (an “Asset Disposition Offer”) no later than ten (10) Business Days after the expiration of the Proceeds Application Period to all Holders of Notes and, if required by the terms of any Parity Lien Obligations, to all holders of such Parity Lien Obligations to purchase the maximum principal amount of such Notes and Parity Lien Obligations, as appropriate, on a pro rata basis, that may be purchased out of such Excess Proceeds, if any, at an offer price, in the case of the Notes, in cash in an amount equal to 100% of the principal amount thereof (or in the event such other Indebtedness was issued with original issue discount, 100% of the accreted value thereof), plus accrued and unpaid interest, if any (or such lesser price with respect to Parity Lien Obligations as may be provided by the terms of such other Indebtedness), to, but not including, the date fixed for the closing of such offer, in accordance with the procedures set forth in this Indenture and the agreement governing the Parity Lien Obligations in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof.
Notices of an Asset Disposition Offer shall be sent by first class mail or sent electronically, at least 10  days but not more than 60  days before the Purchase Date to each Holder of the Notes at such Holder’s registered address or otherwise in accordance with the applicable procedures of DTC. The Guarantor or a Subsidiary may satisfy the foregoing obligation with respect to any Applicable Proceeds from an Asset Disposition by making an Asset Disposition Offer prior to the expiration of the Proceeds Application Period (the “Advance Offer”) with respect to all or a part of the Applicable Proceeds (the “Advance Portion”) in advance of being required to do so by this Indenture.
To the extent that the aggregate amount (or accreted value, as applicable) of Notes and, if applicable, any other Parity Lien Obligations validly tendered or otherwise surrendered in connection with an Asset Disposition Offer is less than the amount offered in an Asset Disposition Offer (or, in the case of an Advance Offer, the Advance Portion), the Company or any Subsidiary may use any remaining Excess Proceeds (or, in the case of an Advance Offer, the Advance Portion) for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount (or accreted value, as applicable) of the Notes or, if applicable, Parity Lien Obligations validly tendered pursuant to any Asset Disposition Offer exceeds the amount of Excess Proceeds (or, in the case of an Advance Offer, the Advance Portion), the Guarantor shall allocate the Excess Proceeds among the Notes and Parity Lien Obligations to be purchased on a pro rata basis on the basis of the aggregate principal amount (or accreted value, as applicable) of tendered Notes and Parity Lien Obligations; provided that no Notes or Parity Lien Obligations will be selected and purchased in an unauthorized denomination. Upon completion of any Asset Disposition Offer, the amount of Excess Proceeds shall be reset at zero.
To the extent that any portion of Net Available Cash or Applicable Proceeds payable in respect of the Notes is denominated in a currency other than Dollars, the amount thereof payable in respect of the Notes shall not exceed the net amount of funds in Dollars that is actually received by Propco or a Subsidiary of Propco upon converting such portion into Dollars.
(b)    For the purposes of clauses (i) and (ii) of Section 3.2(a), the following will be deemed to be cash:
(i)    the assumption by the transferee of Indebtedness or other liabilities, contingent or otherwise, of Propco or a Subsidiary or the release of Propco or such Subsidiary from all liability on such Indebtedness or other liability in connection with such Asset Disposition;
(ii)    securities, notes or other obligations received by Propco or any Subsidiary from the transferee that are converted by Propco or such Subsidiary into cash or Cash Equivalents, or by their terms are required to be satisfied for cash and Cash Equivalents (to the extent of the cash or Cash Equivalents received), in each case, within 180 days following the closing of such Asset Disposition;
(iii)    Indebtedness of any Subsidiary of Propco that is no longer a Subsidiary of Propco as a result of such Asset Disposition, to the extent that Propco or such Subsidiary are released from any guarantee of payment of such Indebtedness in connection with such Asset Disposition;
(iv)    consideration consisting of Indebtedness that constitutes Parity Lien Obligations received after the Issue Date from Persons who are not the Guarantor or any Subsidiary of the Guarantor; and
(v)    any Designated Non-Cash Consideration received by Propco or any Subsidiary in such Asset Dispositions having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this Section 3.2 that is at that time outstanding, not to exceed $50 million, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value.
(c)    To the extent that the provisions of any securities laws or regulations, including Rule 14e-1 under the Exchange Act, conflict with the provisions of this Indenture, the Guarantor and any of its Subsidiaries shall not be deemed to have breached its obligations described in this Indenture by virtue of compliance therewith. The Guarantor and any of its Subsidiaries may rely on any no‑action letters issued by the SEC indicating that the staff of the SEC will not recommend enforcement action in the event a tender offer satisfies certain conditions.
(d)    The provisions of this Indenture relative to the Company’s obligation to make an offer to repurchase the Notes as a result of an Asset Disposition may be waived or modified with the written consent of the Holders of a majority in principal amount of the Notes then Outstanding.
(e)    Notwithstanding anything to the contrary in this Indenture, if any Asset Disposition does not comply with the requirements of clause (i) or (ii) of Section 3.2(a) (an “Asset Transfer”), such Asset Transfer shall be permitted by this Indenture provided that, within 60 calendar days of consummation of such Asset Transfer, the Company makes an offer (an “Asset Transfer Offer”) to all Holders of Notes and, if required by the terms of any Parity Lien Obligations, to all holders of such Parity Lien Obligations, to purchase the maximum principal amount of such Notes and Parity Lien Obligations, on a pro rata basis, that may be purchased out of an amount equal to at least the fair market value (such fair market value to be determined on the date of contractually agreeing to such Asset Transfer), as determined in good faith by the Guarantor, of the securities and assets subject to such Asset Transfer less amounts relating to the Asset Transfer of the type deducted in the definition of Net Available Cash at an offer price, in the case of the Notes, in cash in an amount equal to 100% of the principal amount thereof (or in the event such other Indebtedness was issued with original issue discount, 100% of the accreted value thereof), plus accrued and unpaid interest, if any (or such lesser price with respect to Parity Lien Obligations, if any, as may be provided by the terms of such other Indebtedness), to, but not including, the date fixed for the closing of such offer, in accordance with the procedures set forth in this Indenture and the agreement governing the Parity Lien Obligations, as applicable, in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof.
Notices of an Asset Transfer Offer shall be sent by first class mail or sent electronically, at least 10 days but not more than 60 days before the Purchase Date to each Holder of the Notes at such Holder’s registered address or otherwise in accordance with the applicable procedures of DTC.
To the extent that the aggregate amount (or accreted value, as applicable) of Notes and, if applicable, any other Parity Lien Obligations validly tendered or otherwise surrendered in connection with an Asset Transfer Offer is less than the amount offered in an Asset Transfer Offer, the Guarantor, the Company, Propco or any of their
Subsidiaries may use any remaining proceeds for any purpose not otherwise prohibited by this Indenture.
SECTION 3.3    Limitation on Liens.
(a)    The Guarantor will not permit any Propco Entity to incur any Liens securing Indebtedness for borrowed money on the Collateral other than Permitted Collateral Liens and:
(i)    Liens with Junior Lien Priority securing the Notes and other Indebtedness in an amount not to exceed the aggregate principal amount of Old Notes outstanding on the Issue Date prior to consummation of any of the Exchange Offers and any Refinancing Debt in respect thereof (provided that such Refinancing Debt shall only be secured by Liens on the Collateral with Junior Lien Priority),
(ii)    Liens securing the First Lien Notes in an aggregate principal amount of up to $1,300.0 million and any Refinancing Debt in respect thereof, and
(iii)    Liens securing additional Secured Indebtedness if, after giving pro forma effect to the incurrence of such additional Secured Indebtedness and the application of the proceeds therefrom, the Collateral Coverage Ratio would be at least 2.00 to 1.00 and any Refinancing Debt in respect thereof.
(b)    The Company will not, and will not permit any of its Restricted Subsidiaries to, mortgage, pledge, or create (by merger or otherwise) any Lien upon any of their respective assets, other than Permitted Liens, unless the Notes are secured at least equally and ratably with the Indebtedness thereby secured (for the purpose of providing such equal and ratable security the principal amount of the Notes shall mean and shall not be less than that principal amount which could be declared to be due and payable upon a declaration of acceleration of the maturity thereof pursuant to this Indenture on the date of the making of such effective provision and the extent of such equal and ratable security shall be adjusted, to the extent permitted by law, as and when said principal amount changes over time pursuant to the provisions on the acceleration of maturity, rescission and annulment under this Indenture and any other provision of this Indenture) so long as any such Indebtedness is so secured.
If the Company is required to secure the Notes at least equally and ratably with any other Indebtedness pursuant to this Section 3.3(b), (i) the Company will promptly deliver to the Trustee an Officers’ Certificate stating that such covenant has been complied with and an Opinion of Counsel stating that in the opinion of such counsel such covenant has been complied with and that any instruments executed by the Company or any of its Restricted Subsidiaries in the performance of such covenant comply with the requirements of such covenant, and (ii) the Trustee is authorized to enter into an indenture or agreement supplemental thereto and to take such action, if any, as it may deem advisable to enable it to enforce the rights of the Holders so secured.
SECTION 3.4    Maintenance of Office or Agency.
The Issuer will maintain an office or agency where the Notes may be presented or surrendered for payment, where, if applicable, the Notes may be surrendered for registration of transfer or exchange. The Corporate Trust Office of the Trustee, shall be such office or agency of the Issuer, unless the Issuer shall designate and maintain some other office or agency for one or more of such purposes. The Issuer will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations and surrenders may be made or served at the Corporate Trust Office of the Trustee, and the Issuer hereby appoints the Trustee as its agent to receive all such presentations and surrenders.
The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency. No office of the Trustee shall be an office or agency of the Issuer for the purposes of service of legal process on the Issuer or the Guarantor.
SECTION 3.5    Compliance Certificate. The Issuer shall deliver to the Trustee within 120 days after the end of each fiscal year of the Issuer an Officers’ Certificate, the signers of which shall be the principal executive officer, principal financial officer, principal accounting officer, principal legal officer, secretary or treasurer of the Issuer, stating that in the course of the performance by each signer of his or her duties as an Officer of the Issuer he or she would normally have knowledge of any Event of Default and whether or not the signer knows of any Event of Default that occurred during the previous fiscal year; provided that no such Officers’ Certificate shall be required for any fiscal year ended prior to the Issue Date. If such Officers do have such knowledge, the certificate shall describe the Event of Default, its status and the action the Issuer is taking or proposes to take with respect thereto. The Trustee will not be deemed to have knowledge of any Events of Default unless written notice of an event, which is in fact an Event of Default, has been delivered to the Trustee pursuant to the notice provisions in this Indenture.
SECTION 3.6    Further Instruments and Acts.. Upon request of the Trustee or as necessary to comply with future developments or requirements, the Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.
SECTION 3.7    Limitation on Sale and Leaseback.
The Company shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction unless the net cash proceeds therefrom are applied as follows: to the extent that the aggregate amount of net cash proceeds (net of all legal, title, and recording tax expenses, commissions, and other fees and expenses incurred, and all federal, state, provincial, foreign, and local or other taxes and reserves required to be accrued as a liability, as a consequence of such Sale and Leaseback Transaction, net of all payments made on any Indebtedness that is secured by the assets subject to such Sale and Leaseback Transaction in accordance with the terms of any Liens upon or with respect to such assets or which must by the terms of such Lien, or in order to obtain a necessary consent to such Sale and Leaseback Transaction or by applicable law be repaid out of the proceeds from such Sale and Leaseback Transaction, and net of all distributions and other payments made to minority interest holders in Subsidiaries or joint ventures as a result of such Sale and Leaseback Transaction) from such Sale and Leaseback Transaction that shall not have been reinvested in the business of the Company or its Subsidiaries or used to reduce Senior Indebtedness of the Company or its Subsidiaries within 12 months of the receipt of such proceeds (with Cash Equivalents being deemed to be proceeds upon receipt of such Cash Equivalents and cash payments under promissory notes secured by letters of credit or similar assurances of payment issued by commercial banks of recognized standing being deemed to be proceeds upon receipt of such payments) shall exceed $100.0 million (“Excess Sale Proceeds”) from time to time, the Company shall offer to repurchase pursuant to an Offer to Purchase with such Excess Sale Proceeds (on a pro rata basis with any other Senior Indebtedness of the Company or its Subsidiaries required by the terms of such Indebtedness to be repurchased with such Excess Sale Proceeds, based on the principal amount of such Senior Indebtedness required to be repurchased) at 100% of principal amount, plus accrued and unpaid interest, and to pay related costs and expenses. Such Offer to Purchase shall be made by delivery of a notice to the Trustee and to each Holder of Notes at the address appearing in the security register, by first class mail, postage prepaid (or, in the case of Global Notes, such notice shall be delivered to the Depositary for communication to entitled account Holders), by the Company or, at the Company’s request given at least five Business Days before such notice is to be sent, by the Trustee in the name and at the expense of the Company, on a date selected by the Company not later than 12 months from the date such Offer to Purchase is required to be made pursuant to the immediately preceding sentence. To the extent that the aggregate purchase price for the Notes or other Senior Indebtedness tendered pursuant to such offer to repurchase is less than the aggregate purchase price offered in such offer, an amount of Excess Sale Proceeds equal to such shortfall shall cease to be Excess Sale Proceeds and may thereafter be used for general corporate purposes. On the Purchase Date, the Company shall (i) accept for payment Notes or portions thereof tendered pursuant to the Offer to Purchase in an aggregate principal amount equal to the Purchase Amount (selected by lot or on a pro rata basis (and in the case of Global Notes, in accordance with the applicable procedures of the Depositary) and equal to $2,000 or an integral multiple of $1,000 in excess thereof) of the principal amount of Notes of a denomination larger than $2,000), (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted and (iii) deliver to the Trustee Notes so accepted. The Paying Agent shall promptly mail (or pay by wire transfer) to the Holders of Notes so accepted payment in an amount equal to the purchase price, and, at the written direction of the Company, the Trustee shall promptly authenticate and send to such Holders a new security equal in principal amount to any unpurchased portion of each security surrendered (or, in the case of Global Notes, cause the principal amount of such global security to be adjusted appropriately).
Election of the Offer to Purchase by a Holder of Notes shall (unless otherwise provided by law) be irrevocable. The payment of accrued interest as part of any repurchase price on any Purchase Date shall be subject to the right of Holders of record of Notes on the relevant Regular Record Date to receive interest due on an interest payment date that is on or prior to such Purchase Date.
To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture related to limitations on Sale and Leaseback Transactions, the Company shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the provisions of this Indenture related to limitations on Sale and Leaseback Transactions by virtue of such conflicts.
SECTION 3.8    Payment of Taxes and other Claims. The Company and the Guarantor will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Company, the Guarantor or any Subsidiary or upon the income, profits or property of the Company, the Guarantor or any Subsidiary, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon the property of the Company, the Guarantor or any Subsidiary; provided, however, that the Company and the Guarantor shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.
SECTION 3.9    Maintenance of Properties. The Company will cause all of the properties owned or leased by the Company or any Subsidiary and used in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the operation and maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Holders.
SECTION 3.10    Restriction on Permitting Restricted Subsidiaries to Become Unrestricted Subsidiaries and Unrestricted Subsidiaries to Become Restricted Subsidiaries

(a)    The Company will not permit any Restricted Subsidiary to be designated as or otherwise to become an Unrestricted Subsidiary unless immediately after such Restricted Subsidiary becomes an Unrestricted Subsidiary, it will not own, directly or indirectly, any Capital Stock of any other Restricted Subsidiary or any Mortgage on property of any other Restricted Subsidiary.
(b)    The Company will not permit any Unrestricted Subsidiary to be designated as a Restricted Subsidiary unless:
(i)    at the time such Unrestricted Subsidiary becomes a Restricted Subsidiary it has outstanding no Secured Indebtedness except such Secured Indebtedness as the Company could permit it to become liable for immediately after becoming a Restricted Subsidiary under the provisions of Section 3.10; and
(ii)    the provisions of paragraph (c) of this Section 3.10 shall be complied with if such Unrestricted Subsidiary has previously been a Restricted Subsidiary.
(c)    The Company will not permit any Unrestricted Subsidiary which has previously been a Restricted Subsidiary to be designated as a Restricted Subsidiary unless:
(i)    the provisions of paragraph (b) of this Section 3.10 shall be complied with;
(ii)    neither the Company nor any of its Subsidiaries shall have sold or disposed of any Capital Stock of such Unrestricted Subsidiary at any time after it ceased to be a Restricted Subsidiary, except to the Company or a Wholly-Owned Restricted Subsidiary or for directors’ qualifying shares, unless the Company or a Wholly-Owned Restricted Subsidiary has acquired the Capital Stock so disposed of, or unless such Unrestricted Subsidiary immediately after becoming a Restricted Subsidiary would be a Wholly-Owned Restricted Subsidiary;
(iii)    such Unrestricted Subsidiary shall not, at any time after it ceased to be a Restricted Subsidiary, have issued or sold any shares of its common stock which have not thereafter been reacquired by it or acquired by the Company or a Wholly-Owned Restricted Subsidiary, except such shares as the Company could have permitted such Subsidiary to issue or sell under the provisions of Section 3.2 if such Subsidiary had been a Restricted Subsidiary at all times that it has been a Subsidiary; and such Unrestricted Subsidiary shall not, at any time after it ceased to be a Restricted Subsidiary, have merged or consolidated with any other corporation unless such Unrestricted Subsidiary immediately after becoming a Restricted Subsidiary would be a Wholly-Owned Restricted Subsidiary.
(iv)    Promptly after the adoption of any Board Resolution designating a Restricted Subsidiary as an Unrestricted Subsidiary or an Unrestricted Subsidiary as a Restricted Subsidiary, a copy thereof shall be filed with the Trustee, together with an Officers’ Certificate stating that the provisions of this Section 3.10 have been complied with in connection with such designation, and, in case of the designation of a Restricted Subsidiary as an Unrestricted Subsidiary, setting forth the name of each other Subsidiary (if any) which has become an Unrestricted Subsidiary as a result of such designation.
SECTION 3.11    Waiver of Covenant.
The Company and the Guarantor may omit in any particular instance to comply with any term, provision or condition set forth in Section 3.2, Section 3.3, Section 3.8, Section 3.9, Section 3.10 and Section 4.1(b), if before the time for such compliance the Holders of (i) a majority in principal amount of the Outstanding Notes, voting as a class and not by individual series, or, (ii) in case less than all of the several series of Notes then Outstanding are affected by the omission, at least a majority in principal amount of the Outstanding Notes of each series so affected, shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the Guarantor and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.
SECTION 3.12    Collateral Offer
At any time when a series of Notes has Investment Grade Status, the Company may elect to offer (the “Collateral Offer”) to purchase all Notes of such series for cash in an amount equal to 100% of the aggregate principal amount of the Notes of such series repurchased plus accrued and unpaid interest, if any, on the Notes of such series repurchased, to the date of purchase (the “Collateral Payment”). If the Company makes such election, it will send a notice to Holders of the Notes of such series offering to repurchase such Notes on the date specified in the notice, which date will be no earlier than 10 calendar days and no later than 60 calendar days from the date such notice is sent (the “Collateral Offer Payment Date”), pursuant to the procedures described in such notice, which offer will constitute the Collateral Offer with respect to such series of Notes.
On each Collateral Offer Payment Date with respect to a series of Notes, the Company will be required, to the extent lawful, to (i) accept for payment all Notes of such series or portions of such Notes properly tendered pursuant to the Collateral Offer; (ii) deposit with the Paying Agent an amount equal to the Collateral Payment in respect of all such Notes or portions of such Notes properly tendered; and (iii) deliver or cause to be delivered to the Trustee the Notes of such series properly accepted together with an Officers’ Certificate stating the aggregate principal amount of such Notes or portions of such Notes being purchased.
ARTICLE IV
SUCCESSOR COMPANY; SUCCESSOR PERSON
SECTION 4.1    Merger and Consolidation.
(a)    The Company shall not consolidate with or merge with or into any other Person or transfer (by lease, assignment, sale or otherwise) all or substantially all of its properties and assets to another Person unless:
(i)    either (A) the Company shall be the continuing or surviving Person in such a consolidation or merger or (B) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or to which all or substantially all of the properties and assets of the Company are transferred (the Company or such other Person being referred to as the “Surviving Person”) shall be a corporation, partnership, limited liability company, business trust, trust or other legal entity organized and validly existing under the laws of the United States, any State thereof, or the District of Columbia, and shall expressly assume, by an indenture supplemental hereto, all of the obligations of the Company under the Notes and this Indenture;
(ii)    immediately after the transaction and the incurrence or anticipated incurrence of any Indebtedness to be incurred in connection therewith, no Event of Default will exist; and
(iii)    an Officers’ Certificate has been delivered to the Trustee to the effect that the conditions set forth in the preceding clauses (i) and (ii) have been satisfied and an Opinion of Counsel (from a counsel who shall not be an employee of the Company) has been delivered to the Trustee to the effect that the conditions set forth in the preceding clause (i) have been satisfied.
The Surviving Person will succeed to and be substituted for the Company with the same effect as if it had been named herein as a party to this Indenture, and thereafter the predecessor corporation will be relieved of all obligations and covenants under this Indenture and the Notes.
(b)    Existence
The Company will, and will cause each of its Subsidiaries to do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory), and franchises; provided, however, that no Subsidiary of the Company will be required to preserve its existence, and neither the Company nor any Subsidiary of the Company will be required to preserve any such right or franchise, if the Board of Directors of the Company determines that the loss thereof will not result in a Material Adverse Effect; and provided further that this covenant will not apply to any transactions of the type referred to in Section 4.1(a).
ARTICLE V
REDEMPTION OF SECURITIES
SECTION 5.1    Notices to Trustee. If the Issuer elects to redeem Notes of a series pursuant to the optional redemption provisions of Section 5.6 hereof, it must furnish to the Trustee, at least 10 days but not more than 60 days before a Redemption Date, an Officers’ Certificate setting forth:
(a)    the clause of this Indenture pursuant to which the redemption shall occur;
(b)    the applicable Redemption Date;
(c)    the principal amount of Notes of any series to be redeemed; and
(d)    the applicable Redemption Price.
Any optional redemption referenced in such Officers’ Certificate may be cancelled by the Issuer at any time prior to notice of redemption being sent to any Holder and thereafter shall be null and void.
SECTION 5.2    Selection of Notes to Be Redeemed or Purchased. If less than all of the Notes of a series are to be redeemed pursuant to Section 5.6 or purchased in an Asset Disposition Offer pursuant to Section 3.2, the Trustee will select Notes for redemption or purchase (a) if the Notes are in global form, in accordance with the applicable procedures of DTC and (b) if the Notes are in definitive form in their entirety, by lot or on a pro rata basis (subject to adjustments to maintain the authorized Notes denomination requirements), except if otherwise required by law.
No Notes in an unauthorized denomination or of $2,000 in aggregate principal amount or less shall be redeemed in part. In the event of partial redemption, the particular Notes to be redeemed or purchased will be selected, unless otherwise provided herein, not less than 10 days nor more than 60 days prior to the applicable Redemption Date or Purchase Date by the Trustee from the Outstanding Notes not previously called for redemption or purchase; provided that the Issuer shall provide the Trustee with sufficient notice of such partial redemption to enable the Trustee to select the Notes for partial redemption.
The Trustee will promptly notify the Issuer in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected will be in minimum principal amounts of $2,000 and whole multiples of $1,000 in excess of $2,000; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not in a minimum principal amount of $2,000 or a multiple of $1,000 in excess thereof, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.
SECTION 5.3    Notice of Redemption. At least 10 days but not more than 60 days before the applicable Redemption Date, the Issuer will send or cause to be sent, by electronic delivery or by first class mail postage prepaid, a notice of redemption to each Holder (with a copy to the Trustee) whose Notes are to be redeemed at the address of such Holder appearing in the security register or otherwise in accordance with the applicable procedures of DTC, except that redemption notices may be delivered electronically or mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles VIII or XI hereto.
The notice will identify the Notes (including the CUSIP or ISIN number) to be redeemed and will state:

(a)    the Redemption Date;
(b)    the Redemption Price;
(c)    if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;
(d)    the name and address of the Paying Agent;
(e)    that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;
(f)    that, unless the Issuer defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;
(g)    the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and
(h)    that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.
At the Issuer’s request, the Trustee will give the notice of redemption in the Issuer’s name and at its expense; provided, however, that the Issuer has delivered to the Trustee, at least three (3) Business Days (or if any of the Notes to be redeemed are in definitive form, five (5) Business Days) prior to the date on which the Issuer instructs the Trustee to give the notice (or such shorter period as the Trustee may agree), an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.
Notice of any redemption of the Notes may, at the Issuer’s discretion, be given prior to the completion of a transaction (including an equity offering, an incurrence of Indebtedness or other transaction) and any redemption notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of a related transaction. If such redemption or purchase is so subject to satisfaction of one or more conditions precedent such notice shall describe each such condition, and if applicable, shall state that, in the Issuer’s discretion, the Redemption Date may be delayed until such time (including more than 60 calendar days after the date the notice of redemption was mailed or delivered, including by electronic transmission) as any or all such conditions shall be satisfied, or such redemption or purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Redemption Date, or by the Redemption Date as so delayed. In addition, the Issuer may provide in such notice that payment of the Redemption Price and performance of the Issuer’s obligations with respect to such redemption may be performed by another Person.
SECTION 5.4    Deposit of Redemption or Purchase Price. Prior to 11:00 a.m. New York City time on the applicable Redemption Date or Purchase Date, the Issuer will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued interest, if any, on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent will promptly return, on or following the applicable Redemption Date or Purchase Date, to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest, if any, on all Notes to be redeemed or purchased.
If the Issuer complies with the provisions of the preceding paragraph, on and after the applicable Redemption Date or Purchase Date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after a record date but on or prior to the corresponding interest payment date, then any accrued and unpaid interest to, but excluding, the applicable Redemption Date or Purchase Date shall be paid on the applicable Redemption Date or Purchase Date to the Person in whose name such Note was registered at the close of business on such record date in accordance with the applicable procedures of DTC. If any

Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the applicable Redemption Date or Purchase Date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 3.1 hereof.
SECTION 5.5    Notes Redeemed or Purchased in Part. Upon surrender of a Note issued in physical form that is redeemed or purchased in part, the Issuer will issue and the Trustee will authenticate for the Holder at the expense of the Issuer a new Note of the same series equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered; provided, that each such new Note will be in a minimum principal amount of $2,000 or integral multiple of $1,000 in excess thereof.
In the case of a Note issued as a Global Note, an appropriate notation will be made on such Note to decrease the principal amount thereof to an amount equal to the unredeemed portion thereof; provided, that the unredeemed portion thereof will be in a minimum principal amount of $2,000 or integral multiple of $1,000 in excess thereof.
SECTION 5.6    Optional Redemption.
(a)    The Issuer may redeem the Notes of a series in whole or from time to time in part, at its option, on any date (such date, a “Redemption Date”) upon not less than 10 nor more than 60 days’ prior notice by electronic delivery or first class mail, postage prepaid, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the Notes Register, at a redemption price (the “Redemption Price”) (expressed as a percentage of the principal amount of the Notes to be redeemed) equal to the Applicable Premium as of, and accrued and unpaid interest, if any, to but excluding, the applicable Redemption Date, subject to the rights of Holders registered as such as the close of business on the relevant record date to receive installments of interest on the Notes which are due and payable on an interest payment date falling on or prior to the relevant Redemption Date. The Trustee shall have no duty to calculate or verify the calculations of any Redemption Price or otherwise.
(b)    Except pursuant to clause (a) of this Section 5.6, the Notes of each series will not be redeemable at the Company’s option prior to the Stated Maturity of such series of Notes.
(c)    Unless the Company defaults in the payment of any Redemption Price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable Redemption Date.
(d)    Any redemption pursuant to this Section 5.6 shall be made pursuant to the provisions of Section 5.1 through Section 5.5.
SECTION 5.7    Mandatory Redemption. The Company is not required to make mandatory redemption payments with respect to the Notes; provided, however, that under certain circumstances, the Company may be required to offer to purchase Notes under Section 3.2.
ARTICLE VI
DEFAULTS AND REMEDIES
SECTION 6.1    Events of Default.
(a)    The following events are events of default (collectively, the “Events of Default” and individually, an “Event of Default”) under this Indenture with respect to any particular series of Notes:
(i)    failure to pay the principal of, or premium, if any, on any Note of that series, or to make any sinking fund payment on any Note of that series, when due;
(ii)    failure to pay any interest installment on any Note of that series when due that continues for 30 days;

(iii)    failure to perform any other covenant of the Company, the Guarantor or any Propco Entity, in each case other than a covenant included in this Indenture solely for the benefit of series of Notes other than that series, that continues for 60 days after written notice;
(iv)    an involuntary case or other proceeding is commenced against the Company or any Significant Subsidiary other than an Unrestricted Subsidiary that is a Significant Subsidiary (or group of Subsidiaries (other than any Unrestricted Subsidiary) that, taken together (as of the latest audited consolidated financial statements of the Company and its Subsidiaries) would constitute a Significant Subsidiary) with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding remains undismissed and unstayed for a period of 60 calendar days; or an order for relief is entered against the Company or any Significant Subsidiary other than an Unrestricted Subsidiary that is a Significant Subsidiary (or group of Subsidiaries (other than any Unrestricted Subsidiary) that, taken together (as of the latest audited consolidated financial statements for the Company and its Subsidiaries) would constitute a Significant Subsidiary) under the federal bankruptcy laws as now or hereafter in effect;
(v)    the Company or any Significant Subsidiary other than an Unrestricted Subsidiary that is a Significant Subsidiary (or group of Subsidiaries (other than any Unrestricted Subsidiary) that, taken together (as of the latest audited consolidated financial statements for the Company and its Subsidiaries) would constitute a Significant Subsidiary) (i) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary other than an Unrestricted Subsidiary that is a Significant Subsidiary (or group of Subsidiaries (other than any Unrestricted Subsidiary) that, taken together (as of the latest audited consolidated financial statements for the Company and its Subsidiaries)) or for all or substantially all of the property and assets of the Company or any of its Significant Subsidiary other than an Unrestricted Subsidiary that is a Significant Subsidiary (or group of Subsidiaries (other than any Unrestricted Subsidiary) that, taken together (as of the latest audited consolidated financial statements for the Company and its Subsidiaries)) or (iii) effects any general assignment for the benefit of creditors;
(vi)    any other defaults provided with respect to Notes of that series;
(vii)    (i) the Liens created by the Security Documents shall at any time not constitute a valid and perfected Lien on any material portion of the Collateral intended to be covered thereby (unless perfection is not required by this Indenture or the Security Documents) other than (A) in accordance with the terms of the relevant Security Document and this Indenture, (B) on the satisfaction in full of all Obligations under this Indenture or (C) any loss of perfection that results from the failure of the Collateral Trustee to maintain possession of certificates delivered to it representing securities pledged under the Security Documents and (ii) such default continues for 30 days after receipt of written notice given by the Trustee or the Holders of not less than 25% in aggregate principal amount of the then outstanding Notes; and
(viii)    the Guarantor or the Company shall assert, in any pleading in any court of competent jurisdiction, that any security interest in any Security Document is invalid or unenforceable.
If an Event of Default for any series of Notes occurs and continues, the Trustee or the Holders of at least 25% in aggregate principal amount of the series of Notes then Outstanding generally may declare the entire principal of all that series of Notes to be due and payable immediately by written notice; provided that such written notice may not be given with respect to any action taken, and reported publicly or to Holders, more than two years prior to such notice. In the case of Original Issue Discount Notes, a specified portion of the principal amount may be due and payable.

Following any such declaration, the Holders of a majority of the aggregate principal amount of the Outstanding Notes of that series can, subject to certain conditions, including the payment of all due and payable fees and expenses of the Trustee, rescind the declaration by written notice. Any notice of an Event of Default, notice of acceleration or instruction to the Trustee to provide a notice of an Event of Default, notice of acceleration or take any other action (a “Noteholder Direction”) provided by any one or more Holders (each a “Directing Holder”) must be accompanied by a written representation from each such Holder delivered to the Company and the Trustee that such Holder is not (or, in the case such Holder is DTC or its nominee, that such Holder is being instructed solely by beneficial owners that are not) Net Short (a “Position Representation”), which representation, in the case of a Noteholder Direction relating to the delivery of a notice of Default shall be deemed a continuing representation until the resulting Event of Default is cured or otherwise ceases to exist or the Notes are accelerated. In addition, each Directing Holder is deemed, at the time of providing a Noteholder Direction, to covenant to provide the Company with such other information as the Company may reasonably request from time to time in order to verify the accuracy of such Position Representation within five Business Days of request therefor (a “Verification Covenant”). In any case in which the Holder is DTC or its nominee, any Position Representation or Verification Covenant required hereunder shall be provided by the beneficial owner of the Notes in lieu of DTC or its nominee and DTC shall be entitled to conclusively rely on such Position Representation and Verification Covenant in delivering its direction to the Trustee.
If, following the delivery of a Noteholder Direction, but prior to acceleration of the Notes, the Company determines in good faith that there is a reasonable basis to believe a Directing Holder was, at any relevant time, in breach of its Position Representation and provides to the Trustee an Officers’ Certificate stating that the Company has initiated litigation in a court of competent jurisdiction seeking a determination that such Directing Holder was, at such time, in breach of its Position Representation, and seeking to invalidate any Event of Default or acceleration (or notice thereof) that resulted from the applicable Noteholder Direction, the cure period with respect to such Event of Default shall be automatically stayed and the cure period with respect to such Event of Default shall be automatically reinstituted and any remedy stayed pending a final and non-appealable determination of a court of competent jurisdiction on such matter. If, following the delivery of a Noteholder Direction, but prior to acceleration of the Notes, the Company provides to the Trustee an Officers’ Certificate stating that a Directing Holder failed to satisfy its Verification Covenant, the cure period with respect to such Event of Default shall be automatically stayed and the cure period with respect to any Event of Default that resulted from the applicable Noteholder Direction shall be automatically reinstituted and any remedy stayed pending satisfaction of such Verification Covenant. Any breach of the Position Representation shall result in such Holder’s participation in such Noteholder Direction being disregarded; and, if, without the participation of such Holder, the percentage of the Notes held by the remaining Holders that provided such Noteholder Direction would have been insufficient to validly provide such Noteholder Direction, such Noteholder Direction shall be void ab initio, with the effect that such Event of Default shall be deemed never to have occurred, acceleration voided and the Trustee shall be deemed not to have received such Noteholder Direction or any notice of such Event of Default.
Notwithstanding anything in the preceding two paragraphs to the contrary, any Noteholder Direction delivered to the Trustee during the pendency of an Event of Default as the result of a bankruptcy or similar proceeding shall not require compliance with the foregoing paragraphs.
For the avoidance of doubt, the Trustee shall be entitled to conclusively rely on any Noteholder Direction delivered to it in accordance with this Indenture, shall have no duty to inquire as to or investigate the accuracy of any Position Representation, enforce compliance with any Verification Covenant, verify any statements in any Officers’ Certificate delivered to it, or otherwise make calculations, investigations or determinations with respect to Derivative Instruments, Net Shorts, Long Derivative Instruments, Short Derivative Instruments or otherwise. The Trustee shall have no liability to the Company, any Holder or any other Person in acting in good faith on a Noteholder Direction.
(b)    If an Event of Default for a failure to report or failure to deliver a required certificate in connection with another default (the “Initial Default”) occurs, then at the time such Initial Default is cured, such Event of Default for a failure to report or failure to deliver a required certificate in connection with another default that resulted solely because of that Initial Default shall also be cured without any further action.
(c)    Any Event of Default for the failure to deliver any notice or certificate pursuant to any provision of this Indenture shall be deemed to be cured upon the delivery of any such notice or certificate, as applicable, even though such delivery is not within the prescribed period specified in this Indenture. Any time period in this Indenture to cure any actual or alleged Event of Default may be extended or stayed by a court of competent jurisdiction.
SECTION 6.2    Acceleration. If any Event of Default (other than an Event of Default described in clause (iv) and (v) of Section 6.1(a) with respect to the Company) occurs and is continuing, the Trustee by written notice to the Company or the Holders of at least 25% in principal amount of the Outstanding Notes of an affected series by written notice to the Company and the Trustee, may declare the principal of and accrued and unpaid interest, if any, on all the Notes of such series to be due and payable. Upon such a declaration, such principal and accrued and unpaid interest, will be due and payable immediately.
If an Event of Default described in clause (iv) and (v) of Section 6.1(a) occurs and is continuing with respect to the Company, the principal of and accrued and unpaid interest, on all Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.
SECTION 6.3    Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy pursuant to the terms of the Security Documents or by proceeding at law or in equity to collect the payment of principal of, or premium, if any, or interest, if any, on the Notes or to enforce the performance of any provision of the Notes or this Indenture.
The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.
SECTION 6.4    Waiver of Past Defaults.
The Holders of a majority in aggregate principal amount of the Outstanding Notes, voting as a class and not by individual series, or, if less than all of the several series of Notes are affected, the Holders of a majority in aggregate principal amount of the Notes of each series affected, by written notice to the Trustee may, on behalf of all of the Holders, (a) waive, by their consent (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), an existing Event of Default and its consequences under this Indenture and the Security Documents except (A) an Event of Default in the payment of the principal of, or interest, on a Note or (B) an Event of Default in respect of a provision that under Section 9.2 cannot be amended without the consent of each Holder affected and (b) rescind any acceleration with respect to the Notes and its consequences if (i) such rescission would not conflict with any judgment or decree of a court of competent jurisdiction, (ii) all existing Events of Default have been cured or waived except nonpayment of principal, premium, if any, interest, if any, that has become due solely because of the acceleration, (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid and (iv) the Issuer has paid the Trustee its compensation and reimbursed the Trustee for its reasonable expenses, disbursements and advances, the Trustee shall have received an Officers’ Certificate and an Opinion of Counsel stating that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Event of Default or impair any right consequent thereto. When an Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Event of Default or impair any consequent right.
SECTION 6.5    Control by Majority. The Holders of a majority in aggregate principal amount of the Outstanding Notes, voting as a class and not by individual series, or, if less than all of the several series of Notes are affected, the Holders of a majority in aggregate principal amount of the Notes of each series affected, may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Collateral Trustee or of exercising any trust or power conferred on the Trustee or the Collateral Trustee. However, the Trustee or the Collateral Trustee, as applicable, may refuse to follow any direction that conflicts with law or this Indenture or the Notes or, subject to Sections 7.1 and 7.2, that the Trustee determines is unduly prejudicial to the rights of other Holders or would involve the Trustee or Collateral Trustee in personal liability (it being understood that the Trustee has no duty to determine whether any action is prejudicial to any Holder); provided, however, that the Trustee or Collateral Trustee, as applicable, may take any other action deemed proper by the Trustee or Collateral Trustee that is not inconsistent with such direction. Prior to taking any such action hereunder, the Trustee or Collateral Trustee, as applicable, shall be entitled to indemnification and/or security satisfactory to it against all fees, losses, liabilities and expenses (including attorney’s fees and expenses) caused by taking or not taking such action. If the Trustee shall have proceeded to enforce any right under this Indenture, and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee, then and in every such case, the Trustee shall be restored severally and respectively to its former position and rights hereunder, and all rights, remedies and powers of the Trustee and each Holder shall continue as though no such proceedings had been taken.
SECTION 6.6    Limitation on Suits. The Holder of any series of Notes will have the right to begin any proceeding with respect to this Indenture or for any remedy only if:
(a)    the Holder has previously given the Trustee written notice of a continuing Event of Default with respect to that series of Notes;
(b)    the Holders of at least 25% in aggregate principal amount of that series of Notes then Outstanding have made a written request of, and offered indemnification and/or security satisfactory to the Trustee against any loss, liability or expense to, the Trustee to begin such proceeding;
(c)    the Trustee has not started such proceeding within 60 calendar days after receiving the request; and
(d)    the Trustee has not received directions inconsistent with such request from the Holders of a majority in aggregate principal amount of that series of Notes then Outstanding during those 60 calendar days.
However, the Holder of any series of Notes will have an absolute right to institute suit to enforce such payment.
SECTION 6.7    Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture (including, without limitation, Section 6.6), the contractual right of any Holder to receive payment of interest on the Notes held by such Holder or to institute suit for the enforcement of any such payment on or with respect to such Holder’s Notes shall not be impaired or affected without the consent of such Holder (and, for the avoidance of doubt, the amendment, supplement or modification in accordance with the terms of this Indenture of Article III and IV and Section 6.1(a)(iii) and the related definitions shall be deemed not to impair the contractual right of any Holder to receive payments of principal of and interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any such payment on or with respect to such Holder’s Note).
SECTION 6.8    Collection Suit by Trustee. If an Event of Default specified in clauses (i) or (ii) of Section 6.1(a) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.6.
SECTION 6.9    Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Issuer, its Subsidiaries or its or their respective creditors or properties and, unless prohibited by law or applicable regulations, may be entitled and empowered to participate as a member of any official committee of creditors appointed in such matter and may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.6.
No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the

Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
SECTION 6.10    Priorities.
(a)    Subject to the Junior Lien Intercreditor Agreement, if the Trustee collects any money or property pursuant to this Article VI (including upon exercise of remedies with respect to the Collateral), it shall pay out the money or property in the following order:
FIRST: to the Trustee and to the Collateral Trustee, in each case for amounts due to it under Section 7.6;
SECOND: to Holders for amounts due and unpaid on the Notes for principal of, or premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal of, or premium, if any, and interest, respectively; and
THIRD: to the Issuer, or to the extent the Trustee collects any amount for the Guarantor, to the Guarantor.
(b)    The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10. At least 15 days before such record date, the Issuer shall send or cause to be sent to each Holder and the Trustee a notice that states the record date, the payment date and amount to be paid.
SECTION 6.11    Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by the Issuer, a suit by a Holder pursuant to Section 6.7 or a suit by Holders of more than 20.0% in outstanding aggregate principal amount of the Notes.
ARTICLE VII
TRUSTEE
SECTION 7.1    Duties of Trustee.
(a)    If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
(b)    Except during the continuance of an Event of Default:
(i)    the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
(ii)    in the absence of bad faith or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates, opinions or orders furnished to the Trustee and conforming to the requirements of this Indenture or the Notes, as the case may be. However, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture or the Notes, as the case may be (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)    The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:
(i)    this paragraph does not limit the effect of Section 7.1(b);
(ii)    the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;
(iii)    the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5; and
(iv)    No provision of this Indenture or the Notes shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or thereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
(d)    Every provision of this Indenture that in any way relates to the Trustee is subject to clauses (a), (b) and (c) of this Section 7.1.
(e)    The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.
(f)    Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
(g)    Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.1.
SECTION 7.2    Rights of Trustee. Subject to Section 7.1:
(a)    The Trustee may conclusively rely on and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order or other paper or document (whether in its original or facsimile form) reasonably believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but the Trustee may make such further inquiry or investigation into such facts or matter, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer during normal business hours, personally or by agent or attorney at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation. The Trustee shall receive and retain financial reports and statements of the Company as provided herein, but shall have no duty to review or analyze such reports or statements to determine compliance with covenants or other obligations of the Issuer. For the avoidance of doubt, delivery of any information, documents or reports to the Trustee pursuant to this Indenture for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officers’ Certificate delivered pursuant to Section 3.5 or otherwise).
(b)    Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate and/or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officers’ Certificate or Opinion of Counsel.
(c)    The Trustee may execute any of the trusts and powers hereunder or perform any duties hereunder either directly or by or through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care by it hereunder.

(d)    The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.
(e)    The Trustee may consult with counsel of its selection, and the advice or opinion of counsel relating to this Indenture or the Notes shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder or under the Notes in good faith and in accordance with the advice or opinion of such counsel.
(f)    The Trustee shall not be deemed to have notice of any Event of Default or whether any entity or group of entities constitutes a Significant Subsidiary or any other matter unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such an Event of Default or of any such Significant Subsidiary is received by the Trustee at the Corporate Trust Office of the Trustee specified in Section 3.4, and such notice references the Notes and this Indenture.
(g)    The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder and under the Security Documents, and to each agent, custodian and other Person employed to act hereunder and under the Security Documents, including the Collateral Trustee and the Second Priority Collateral Agent (as such term is defined in the Junior Lien Intercreditor Agreement).
(h)    The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or the Notes at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered and, if requested, provided to the Trustee security and/or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred therein or thereby.
(i)    The Trustee shall not be deemed to have knowledge of any fact or matter unless such fact or matter is actually known to a Trust Officer of the Trustee.
(j)    Whenever in the administration of this Indenture or the Notes the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder or thereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of gross negligence or willful misconduct on its part, conclusively rely upon an Officers’ Certificate.
(k)    The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, report, notice, request, direction, consent, order, bond, debenture, coupon or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine, during business hours and upon reasonable notice, the books, records and premises of the Issuer and the Restricted Subsidiaries, personally or by agent or attorney at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.
(l)    The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.
(m)    The Trustee may request that the Issuer deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture or the Notes.
(n)    In no event shall the Trustee be liable to any Person for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including, but not limited to, lost profits), even if the Trustee has been advised of the likelihood of such loss or damage.
(o)    Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer shall be sufficient if signed by one Officer of the Issuer.

(p)    The grant of permissive rights or powers to the Trustee shall not be construed to impose duties to act.
(q)    Notwithstanding any term herein to the contrary, it is hereby expressly agreed and acknowledged that the agreements set forth herein by the Trustee are made solely in its capacity as the Trustee hereunder, and not in its individual capacity. In the case of any reference herein to the giving of any consent, approval or direction by the Trustee, which includes for the avoidance of doubt any provision in respect of the delivery, revocation or rescission of any notice, it is understood in all cases the Trustee shall only take such action under this Indenture as directed in writing by the Holders in accordance with the terms of this Indenture.
(r)    Notwithstanding anything else to the contrary herein, whenever reference is made in this Indenture, to any discretionary action by, consent, designation, specification, requirement or approval of, notice, request or other communication form, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by the Trustee or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by the Trustee, it is understood that in all cases the Trustee shall be fully justified in failing or refusing to take any such action if it shall not have received written instruction, advice or concurrence of the Holders in respect of such action. The Trustee shall have no liability for any failure or delay in taking any actions contemplated above as a result of a failure or delay on the part of the Holders to provide such instruction, advice or concurrence.
SECTION 7.3    Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer, the Guarantor or their Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co‑paying agent may do the same with like rights. However, the Trustee must comply with Section 7.9. In addition, the Trustee shall be permitted to engage in transactions with the Issuer and its Affiliates and Subsidiaries.
SECTION 7.4    Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Notes or the Security Documents, shall not be accountable for the Issuer’s use of the proceeds from the sale of the Notes, shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee or any money paid to the Issuer pursuant to the terms of this Indenture and shall not be responsible for any statement of the Issuer in this Indenture, the Security Documents or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication.
SECTION 7.5    Notice of Defaults. The Issuer shall inform the Trustee promptly in writing (but in no event later than thirty (30) calendar days after such occurrence) of the occurrence of any Event of Default hereunder. If an Event of Default occurs and is continuing and if a Trust Officer has actual knowledge thereof, the Trustee shall send electronically or by first class mail to each Holder at the address set forth in the Notes Register notice of the Event of Default within 60 calendar days after it is actually known to a Trust Officer. Except in the case of an Event of Default in payment of principal of or interest, if any, on any Note (including payments pursuant to the optional redemption or required repurchase provisions of such Note), the Trustee may withhold the notice if and so long it in good faith determines that withholding the notice is in the interests of Holders.
SECTION 7.6    Compensation and Indemnity. The Issuer and the Guarantor shall be jointly and severally liable to pay to the Trustee from time to time compensation for its services hereunder and under the Notes as the Issuer and the Trustee shall from time to time agree in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee upon request for all reasonable out‑of‑pocket expenses incurred or made by it, including, but not limited to, costs of collection, costs of preparing reports, certificates and other documents, costs of preparation and mailing of notices to Holders. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the agents, counsel, accountants and experts of the Trustee. The Issuer and the Guarantor shall, jointly and severally, indemnify the Trustee, in each of its capacities under this Indenture, the Collateral Trustee, and each of their respective directors, officers, employees, agents, successors and assigns, against any and all loss, liability, damages, claims or expense, including taxes (other than taxes based upon the income of the Trustee) (including reasonable attorneys’ and agents’ fees and expenses)

incurred by it without willful misconduct or gross negligence, as determined by a final nonappealable order of a court of competent jurisdiction, on its part in connection with the administration of this trust and the performance of its duties hereunder and under the Notes, including the costs and expenses of enforcing this Indenture (including this Section 7.6) and the Notes and of defending itself against any claims (whether asserted by any Holder, the Issuer or otherwise). The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity of which it has received written notice. Failure by the Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer shall defend the claim and the Trustee shall provide reasonable cooperation at the Issuer’s expense in the defense. The Trustee may have separate counsel and the Issuer and the Guarantor shall be jointly and severally liable to pay the fees and expenses of such counsel; provided that the Issuer and the Guarantor shall not be required to pay the fees and expenses of such separate counsel if the Issuer assumes the Trustee’s defense, unless (i) in the reasonable judgment of the Trustee, there is a conflict of interest or potential conflict of interest between the Issuer and the Trustee in connection with such defense, (ii) the Issuer has not retained counsel reasonably satisfactory to the Trustee or (iii) there are defenses available to the Trustee that may not be asserted by the Company; provided further that, the Company shall be required to pay the reasonable fees and expenses of such counsel in evaluating such conflict. Any settlement which affects the Trustee may not be entered into without the consent of the Trustee, unless the Trustee is given a full and unconditional release from liability with respect to the claims covered thereby and such settlement does not include a statement or admission of fault, culpability or failure to act by or on behalf of the Trustee. After the Issuer has assumed the defense of the Trustee, the Trustee may settle or compromise any suit or action without the consent of the Issuer.
To secure the Issuer’s payment obligations in this Section 7.6, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Notes. Such lien shall survive the satisfaction and discharge of this Indenture. The Trustee’s respective right to receive payment of any amounts due under this Section 7.6 shall not be subordinate to any other liability or Indebtedness of the Issuer.
The Issuer’s and the Guarantor’s joint and several payment and indemnity obligations pursuant to this Section 7.6 shall survive the discharge of this Indenture and any resignation or removal of the Trustee under Section 7.7. Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs fees, expenses or renders services after the occurrence of an Event of Default specified in clauses (v) and (vi) of Section 6.1(a), the fees and expenses (including the reasonable fees and expenses of its counsel) are intended to constitute expenses of administration under any Bankruptcy Law.
SECTION 7.7    Replacement of Trustee. The Trustee may resign at any time by so notifying the Issuer in writing not less than 30 days prior to the effective date of such resignation. The Holders of a majority in aggregate principal amount of the Notes may remove the Trustee by so notifying the removed Trustee in writing not less than 30 days prior to the effective date of such removal and may appoint a successor Trustee with the Issuer’s written consent, which consent will not be unreasonably withheld. The Issuer shall remove the Trustee if:
(a)    the Trustee fails to comply with Section 7.9 hereof;
(b)    the Trustee is adjudged bankrupt or insolvent;
(c)    a receiver or other public officer takes charge of the Trustee or its property; or
(d)    the Trustee otherwise becomes incapable of acting.
If the Trustee resigns or is removed by the Issuer or by the Holders of a majority in principal amount of the Notes and such Holders do not reasonably promptly appoint a successor Trustee as described in the preceding paragraph, or if a vacancy exists in the Corporate Trust Office of the Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuer shall promptly appoint a successor Trustee.
A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall, at the expense of the Issuer, promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.6.
If a successor Trustee does not take office within 60 calendar days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of at least 10.0% in aggregate principal amount of the Notes may petition, at the Issuer’s expense, any court of competent jurisdiction for the appointment of a successor Trustee.
If the Trustee fails to comply with Section 7.9, any Holder, who has been a bona fide holder of a Note for at least six months, may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
Notwithstanding the replacement of the Trustee pursuant to this Section 7.7, the Issuer’s obligations under Section 7.6 shall continue for the benefit of the retiring Trustee. The predecessor Trustee shall have no liability for any action or inaction of any successor Trustee.
SECTION 7.8    Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.
In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; provided that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Notes in the name of any predecessor Trustee shall only apply to its successor or successors by merger, consolidation or conversion.
SECTION 7.9    Eligibility; Disqualification. This Indenture shall always have a Trustee. The Trustee shall have a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.
SECTION 7.10    Trustee’s Application for Instruction from the Issuer. Any application by the Trustee for written instructions from the Issuer may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three (3) Business Days after the date any Officer of the Issuer actually receives such application, unless any such Officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.
SECTION 7.11    Security Documents. By their acceptance of the Notes, the Holders hereby authorize and direct the Trustee and the Collateral Trustee, as the case may be, to execute and deliver the Junior Lien Intercreditor Agreement and any other Security Documents. It is hereby expressly acknowledged and agreed that, in doing so, the Trustee and the Collateral Trustee are not responsible for the terms or contents of such agreements, or for the validity or enforceability thereof, or the sufficiency thereof for any purpose. Whether or not so expressly stated therein, in entering into, or taking (or forbearing from) any action under the Junior Lien Intercreditor Agreement or any other Security Documents, the Trustee and the Collateral Trustee each shall have all of the rights, privileges, benefits, immunities, indemnities and other protections granted to it under this Indenture (in addition to those that may be granted to it under the terms of such other agreement or agreements). For the avoidance of doubt, the rights, privileges, protections, immunities and benefits given to the Collateral Trustee and the Trustee, including, without limitation, their rights to be indemnified, are extended to, and shall be enforceable by, the First Priority Collateral Agent in any of its capacities under the Junior Lien Intercreditor Agreement.

SECTION 7.12    Limitation on Duty of Trustee in Respect of Collateral; Indemnification.
(a)    Beyond the exercise of reasonable care in the custody thereof, the Trustee and the Collateral Trustee shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Trustee shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Collateral Trustee shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Trustee in good faith.
(b)    The Trustee and Collateral Trustee shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence or willful misconduct on the part of the Trustee and Collateral Trustee, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Issuer to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral (except with respect to certificates delivered to the Collateral Trustee representing securities pledged under the Security Documents). The Trustee and Collateral Trustee shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Indenture or the Security Documents by the Issuer, the Guarantor or any Junior Lien Representative.
ARTICLE VIII
LEGAL DEFEASANCE AND COVENANT DEFEASANCE
SECTION 8.1    Option to Effect Legal Defeasance or Covenant Defeasance; Defeasance. The Issuer may, at its option and at any time, elect to have either Section 8.2 or 8.3 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article VIII.
SECTION 8.2    Legal Defeasance and Discharge. Upon the Issuer’s exercise under Section 8.1 hereof of the option applicable to this Section 8.2, the Issuer and the Guarantor will, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Guarantee) and the Security Documents with respect to such Series on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuer and the Guarantor will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Guarantee), which will thereafter be deemed to be “Outstanding” only for the purposes of Section 8.5 hereof and the other Sections of this Indenture referred to in clauses (a) and (b) below, and to have satisfied all of their other obligations under the Secured Note Documents (and the Trustee, on written demand of and at the expense of the Issuer, shall execute such instruments reasonably requested by the Issuer acknowledging the same) and the Security Documents, and to have cured all then existing Events of Default, except for the following provisions which will survive until otherwise terminated or discharged hereunder:
(a)    the rights of Holders of Notes issued under this Indenture to receive payments in respect of the principal of, premium, if any, and interest, if any, on the Notes when such payments are due solely out of the trust referred to in Section 8.4 hereof;
(b)    the Issuer’s obligations with respect to the Notes under Article II concerning issuing temporary Notes, registration of such Notes, mutilated, destroyed, lost or stolen Notes and Section 3.4 hereof concerning the maintenance of an office or agency for payment and money for security payments held in trust;
(c)    the rights, powers, trusts, duties and immunities of the Trustee and the Issuer’s or Guarantor’s obligations in connection therewith; and

(d)    this Article VIII with respect to provisions relating to Legal Defeasance.
SECTION 8.3    Covenant Defeasance. Upon the Issuer’s exercise under Section 8.1 hereof of the option applicable to this Section 8.3, the Issuer and the Guarantor will, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be released from each of their obligations under the covenants contained in Section 3.2, Section 3.3, Section 3.7 and Section 4.1 (except Section 4.1(a)(i) and (ii)) hereof with respect to the Outstanding Notes on and after the date the conditions set forth in Section 8.4 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not Outstanding for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed Outstanding for all other purposes hereunder. For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and the Guarantee, the Issuer and the Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute an Event of Default under Section 6.1(a) hereof, but, except as specified above, the remainder of this Indenture and such Notes and the Guarantee will be unaffected thereby. In addition, upon the Issuer’s exercise under Section 8.1 hereof of the option applicable to this Section 8.3, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, Section 6.1(a)(iii) (other than with respect to Section 4.1(a)(i) and (ii)), Section 6.1(a)(iv), (a)(v), (a)(vi), (a)(vii) and (a)(viii) hereof shall not constitute Events of Default.
SECTION 8.4    Conditions to Legal or Covenant Defeasance. In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.2 or 8.3 hereof:
(a)    the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in Dollars, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of and premium, if any, interest, due on the Notes issued under this Indenture on the Stated Maturity date or on the applicable Redemption Date, as the case may be, and the Issuer must specify whether such Notes are being defeased to Maturity or to a particular Redemption Date; provided, that upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any deficit as of the date of redemption (any such amount, the “Applicable Premium Deficit”) only required to be deposited with the Trustee on or prior to the date of redemption. Any Applicable Premium Deficit shall be set forth in an Officers’ Certificate delivered to the Trustee substantially concurrently with the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit shall be applied toward such redemption;
(b)    in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that, subject to customary assumptions and exclusions;
(i)    the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling; or
(ii)    since the issuance of such Notes, there has been a change in the applicable U.S. federal income tax law;
in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the beneficial owners of the Notes, in their capacity as beneficial owners of the Notes, will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
(iii)    in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that, subject to customary assumptions and exclusions, the beneficial owners of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
(iv)    such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Credit Facilities or any other material agreement or instrument (other than this Indenture) to which, the Issuer or the Guarantor is a party or by which the Issuer or the Guarantor is bound;
(v)    the Issuer shall have delivered to the Trustee an Officers’ Certificate to the effect that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying, defrauding or preferring any creditors of the Issuer or the Guarantor; and
(vi)    the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each to the effect that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.
SECTION 8.5    Deposited Money and U.S. Government Obligations to be Held in Trust; Other Miscellaneous Provisions. Subject to Section 8.6 hereof, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5, the “Trustee”) pursuant to Section 8.4 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, and interest, but such money need not be segregated from other funds except to the extent required by law.
The Issuer will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Obligations deposited pursuant to Section 8.4 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.
Notwithstanding anything in this Article VIII to the contrary, the Trustee will deliver or pay to the Issuer from time to time upon the request of the Issuer any money or U.S. Government Obligations held by it as provided in Section 8.4 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.
SECTION 8.6    Repayment to the Issuer. Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium or interest on, any Note and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Issuer on its written request unless an abandoned property law designates another Person or (if then held by the Issuer) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Issuer for payment thereof unless an abandoned property law designates another Person, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Issuer cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 calendar days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.
SECTION 8.7    Reinstatement. If the Trustee or Paying Agent is unable to apply any money or Dollars or U.S. Government Obligations in accordance with Section 8.2 or 8.3 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s and the Guarantor’s obligations under this Indenture and the Notes and the Guarantee will be revived and reinstated as though no deposit had occurred pursuant to Section 8.2 or 8.3 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.2 or 8.3 hereof, as the case may be; provided, however, that, if the Issuer make any payment of principal of, premium, or interest on, any Note following the reinstatement of its obligations, the Issuer will be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.
ARTICLE IX
AMENDMENTS
SECTION 9.1    Without Consent of Holders. Notwithstanding Section 9.2 of this Indenture, without the consent of any Holder, the Company, the Guarantor (with respect to its Guarantee, this Indenture, or the Security Documents) the Trustee, the Collateral Trustee and the other parties thereto, as applicable, may amend or supplement this Indenture, any Guarantee, the Security Documents and the Notes to:
(a)    cure any ambiguity, omission, mistake, defect, error or inconsistency, conform any provision to any provision under the heading “Description of New Notes” in the Exchange Memorandum or reduce the minimum denomination of the Notes;
(b)    provide for the assumption by a successor Person of the obligations of the Company or the Guarantor under any Security Document or to comply with the covenant described under Section 4.1;
(c)    provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of this Indenture relating to the form of the Notes (including related definitions);
(d)    add or modify the covenants or provide for a guarantee of the Notes for the benefit of the Holders or surrender any right or power conferred upon the Company or any Subsidiary;
(e)    make any change (including changing the CUSIP or other identifying number on any series of Notes) that would provide any additional rights or benefits to the Holders or that does not materially and adversely affect the rights of any Holder in any material respect;
(f)    at the Company’s election, comply with any requirement of the SEC in connection with the qualification of this Indenture under the Trust Indenture Act, if such qualification is required;
(g)    make such provisions as necessary for the issuance of Additional Notes;
(h)    provide for any Subsidiary or Affiliate to provide a guarantee of the Notes in accordance with this Indenture, to add a guarantee with respect to the Notes, to add security to or for the benefit of the First Lien Notes, or to confirm and evidence the release, termination, discharge or retaking of any guarantee of the Notes (including the Guarantee) or Lien with respect to or securing the Notes when such release, termination, discharge or retaking is provided for under this Indenture;
(i)    evidence and provide for the acceptance and appointment under this Indenture of a successor Trustee or successor Paying Agent thereunder pursuant to the requirements thereof or to provide for the accession by the Trustee to any Security Document;
(j)    secure the Notes and/or the related guarantees or to add collateral thereto;
(k)    add an obligor or a guarantor under this Indenture;

(l)    make any amendment to the provisions of this Indenture relating to the transfer and legending of the Notes as permitted by this Indenture, including to facilitate the issuance and administration of the Notes; provided, however, that such amendment does not materially and adversely affect the rights of Holders to transfer the Notes;
(m)    comply with the rules and procedures of any applicable securities depositary;
(n)    to mortgage, pledge, hypothecate or grant any other Lien in favor of the Trustee or the Collateral Trustee for the benefit of the Holders, as additional security for the payment and performance of all or any portion of the Parity Lien Obligations, in any property or assets, including any which are required to be mortgaged, pledged or hypothecated, or in which a Lien is required to be granted to or for the benefit of the Trustee or the Collateral Trustee pursuant to this Indenture, any of the Security Documents or otherwise;
(o)    to add holders of Parity Lien Obligations or any trustee, agent or representative of any such holders to any Security Documents;
(p)    to enter into any intercreditor agreement having substantially similar terms with respect to the Holders as those set forth in the Junior Lien Intercreditor Agreement, taken as a whole, or any joinder thereto;
(q)    in the case of any Security Document, to include therein any legend required to be set forth therein pursuant to the Junior Lien Intercreditor Agreement or to modify any such legend as required by the Junior Lien Intercreditor Agreement; and
(r)    to provide for the succession of any parties to the Security Documents (and other amendments that are administrative or ministerial in nature) in connection with an amendment, renewal, extension, substitution, refinancing, restructuring, replacement, supplementing or other modification from time to time of any agreement that is not prohibited by this Indenture. The consent of the Holders is not necessary under this Indenture to approve the particular form of any proposed amendment of any Security Document. It is sufficient if such consent approves the substance of the proposed amendment. A consent to any amendment or waiver under this Indenture by any Holder of the Notes given in connection with a tender of such Holder’s Notes will not be rendered invalid by such tender.
Subject to Section 9.2, upon the request of the Issuer, and upon delivery to the Trustee and the Collateral Trustee, as applicable, of evidence of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee and/or the Collateral Trustee of the documents described in Section 9.5 and Section 13.2 hereof, the Trustee and/or the Collateral Trustee will join with the Issuer and the Guarantor in the execution of such amended or supplemental indenture, security documents or intercreditor agreements unless such amended or supplemental indenture, security documents or intercreditor agreements affect the Trustee’s or the Collateral Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise, in which case the Trustee or the Collateral Trustee, as applicable, may in its discretion, but will not be obligated to, enter into such amended or supplemental indenture, security documents or intercreditor agreements.
SECTION 9.2    With Consent of Holders. Except as provided below in this Section 9.2, the Company, the Guarantor and the Trustee may modify and amend this Indenture, any Guarantee, the Security Documents and the Notes issued hereunder with the consent (1) of the Holders of a majority in aggregate principal amount of the Notes (voting as a class and not by individual series), or (2) if less than all of the several series of Notes then outstanding are affected by the modification or amendment, of the Holders of a majority in aggregate principal amount of the Notes of each series so affected.
Upon the request of the Issuer, and upon delivery to the Trustee and the Collateral Trustee, as applicable, of evidence of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee and/or the Collateral Trustee of the documents described in Section 9.5 and 13.2 hereof, the Trustee and/or the Collateral Trustee will join with the Issuer and the Guarantor in the execution of such amended or supplemental indenture, security documents or intercreditor agreements unless such amended or supplemental indenture, security documents or intercreditor agreements affect the Trustee’s or the Collateral Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise, in which case the Trustee or the Collateral Trustee, as applicable, may in its discretion, but will not be obligated to, enter into such amended or supplemental indenture, security documents or intercreditor agreements.
However, no modification or amendment may, without the consent of the Holder of each series of Notes who is affected,
(a)    change the Stated Maturity of the principal of, or any installment of principal of or interest on, any series of Notes;
(b)    reduce the principal amount of, or the rate of interest on, or any premium payable upon the redemption of any series of Notes, or reduce the amount of the principal of a discounted series of Notes that would be due and payable upon a declaration of acceleration of the Maturity thereof;
(c)    change the place or currency of payment of principal or premium or interest on any series of Notes;
(d)    impair the right to institute suit for the enforcement of any payment on or with respect to any series of Notes; or
(e)    reduce the percentages of Holders of the Notes or of Holders of any particular series of Notes required to consent to a modification or amendment of this Indenture.
Any modification or amendment which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Notes, or which modifies the rights of the Holders of such series of Notes with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of any other series of Notes.
Notwithstanding the foregoing, without the consent of (i) the Holders of at least 66 2⁄3% in aggregate principal amount of the Notes then outstanding or (ii) in case less than all of the series of the Notes then outstanding are affected, the Holders of at least 66 2⁄3% in aggregate principal amount of each series of Notes so affected, no amendment or waiver may (A) make any change in any Security Document or the provisions in this Indenture dealing with Collateral or the application of trust proceeds of the Collateral with the effect of releasing the Liens on all or substantially all of the Collateral which secure the Obligations in respect of the Notes, or (B) change or alter the priority of the Liens securing the Obligations in respect of the Notes, in any material portion of the Collateral in any way materially adverse, taken as a whole, to the Holders, other than, in each case, as provided under the terms of this Indenture and the Security Documents.
A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Notes, or which modifies the rights of the Holders of Notes of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Notes of any other series.
It shall not be necessary for any Act of Holders under this Section 9.2 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.
SECTION 9.3    Revocation and Effect of Consents and Waivers. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent or waiver is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent or waiver as to such Holder’s Note or portion of its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described in this Section 9.3 or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.
SECTION 9.4    Notation on or Exchange of Notes. The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuer in exchange for all Notes may issue and the Trustee shall, upon receipt of an Issuer Order, authenticate new Notes that reflect the amendment, supplement or waiver.
Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.
SECTION 9.5    Trustee to Sign Amendments. The Trustee and the Collateral Trustee shall sign any amended or supplemental indenture, security documents or intercreditor agreements authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee or the Collateral Trustee, as applicable. In executing any amended or supplemental indenture, the Trustee will be entitled to receive and (subject to Sections 7.1 and 7.2 hereof) shall be fully protected in conclusively relying upon, in addition to the documents required by Section 13.2 hereof, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture or security documents or intercreditor agreements is authorized or permitted by this Indenture and is valid, binding and enforceable against the Issuer or the Guarantor, as the case may be, in accordance with its terms.
ARTICLE X
GUARANTEE
SECTION 10.1    Unconditional Guarantee. For good and valuable consideration receipt of which is hereby acknowledged, and intending to be legally bound hereby, the Guarantor, hereby unconditionally guarantees to each Holder of Notes of any series, authenticated and delivered by the Trustee, upon which this guarantee (the “Guarantee”) is endorsed, the due and punctual payment of the principal of, premium, if any, and interest on, and any Redemption Price with respect to such series of Notes, when and as the same shall become due and payable, whether at Maturity, upon acceleration or redemption or otherwise, in accordance with the terms of such series of Notes and of this Indenture.
The Guarantor agrees to determine, at least one Business Day prior to the date upon which a payment of principal of, premium, if any, and interest on said series of Notes, and any Redemption Price with respect to such series of Notes, is due and payable, whether the Company has available the funds to make such payment as the same shall become due and payable. In case of the failure of the Company to punctually pay any such principal of, premium, if any, and interest on, and any Redemption Price with respect to, such series of Notes, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at Maturity, upon acceleration or redemption, or otherwise, and as if such payment were made by the Company.
The Guarantor hereby agrees that its obligations hereunder shall be as principal and not merely as surety, and shall be unconditional, irrevocable, and absolute, irrespective of, and shall be unaffected by, any invalidity, irregularity, or unenforceability of such series of Notes or this Indenture, any failure to enforce the provisions of such series of Notes or this Indenture, or any waiver, modification, consent or indulgence granted to the Company with respect thereto (unless the same shall also be provided the Guarantor), by the Holder of such series of Notes or the Trustee with respect to any provisions thereof, the recovery of any judgment against the Company or any action to enforce the same, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a surety or of a guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger, insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to any such series of Notes or the indebtedness evidenced thereby, and all demands whatsoever and covenants that this Guarantee will not be discharged except by payment in full of the principal, premium, if any, and interest on, and any Redemption Price with respect to, the Notes and the complete performance of the obligations contained in such series of Notes and in this Guarantee.
The Guarantor shall be subrogated to all rights of the Holder of any series of Notes against the Company in respect of all amounts paid to such Holder by the Guarantor pursuant to the provisions of this Guarantee; provided, however, that the Guarantor shall not, without the consent of the Holders of all of the series of Notes then Outstanding, be entitled to enforce or to receive any payments arising out of or based upon such right of subrogation until the principal of, premium, if any, and interest on, and any Redemption Price with respect to all Notes shall have been paid in full or payment thereof shall have been provided for in accordance with this Indenture.
Notwithstanding anything to the contrary contained herein, if following any payment of principal or interest by the Company on the Notes to the holders of the Notes it is determined by a final decision of a court of competent jurisdiction that such payment shall be avoided by a trustee in bankruptcy (including any debtor-in-possession) as a preference under 11 U.S.C. Section 547 and such payment is paid by such holder to such trustee in bankruptcy, then and to the extent of such repayment, the obligations of the Guarantor hereunder shall remain in full force and effect.
The Guarantee set forth in this Article X shall not be valid or become obligatory for any purpose with respect to a series of Notes unless and until the certificate of authentication on such series of Notes shall have been signed by the Trustee.
The Guarantee set forth in this Article X is intended for the benefit of the Trustee and each of the Holders of the Notes and shall be enforceable by such Trustee and such Holders.
The Guarantee set forth in this Article X shall be governed by the laws of the State of New York.
SECTION 10.2    Limitation on Liability. Any term or provision of this Indenture to the contrary notwithstanding, the Obligations of the Guarantor hereunder will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of the Guarantor and after giving effect to any collections from or payments made by or on behalf of any other guarantor in respect of the obligations of such other guarantor under its guarantee or pursuant to its contribution obligations under this Indenture, if any, result in the obligations of the Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal, foreign, state or provincial law and not otherwise being void or voidable under any similar laws affecting the rights of creditors generally.
ARTICLE XI
SATISFACTION AND DISCHARGE
SECTION 11.1    Satisfaction and Discharge. This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when:
(a)    either:
(i)    all Notes that have been authenticated and delivered, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or
(ii)    all such Notes not theretofore delivered to the Trustee for cancellation (A) have become due and payable by reason of the making of a notice of redemption or otherwise or (B) will become due and payable within one year at their Stated Maturity or (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee, in the name, and at the expense of the Issuer;

(b)    the Issuer has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in Dollars, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on such Notes not previously delivered to the Trustee for cancellation, for principal, premium, if any, and interest to the date of deposit (in the case of Notes that have become due and payable), or to the Stated Maturity or Redemption Date, as the case may be; provided that upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, as calculated by the Company or on behalf of the Company by such Person as the Company shall designate, with any Applicable Premium Deficit only required to be deposited with the Trustee on or prior to the date of redemption, and any Applicable Premium Deficit shall be set forth in an Officers’ Certificate delivered to the Trustee substantially concurrently with the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit shall be applied toward such redemption;
(c)    the Issuer has paid or caused to be paid all sums payable by the Issuer under this Indenture; and
(d)    the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money in Dollars toward the payment of such Notes issued hereunder at Maturity or the applicable Redemption Date, as the case may be.
In addition, the Issuer shall deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.
Notwithstanding the satisfaction and discharge of this Indenture, the Issuer’s obligations to the Trustee in Section 7.6 hereof and, if money in Dollars has been deposited with the Trustee pursuant to clause (a)(ii) of this Section 11.1, the provisions of Sections 11.2 and 8.6 hereof will survive.
SECTION 11.2    Application of Trust Money. Subject to the provisions of Section 8.6 hereof, all money in Dollars or U.S. Government Obligations deposited with the Trustee pursuant to Section 11.1 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium) and interest for whose payment such money in Dollars or U.S. Government Obligations has been deposited with the Trustee; but such money in Dollars or U.S. Government Obligations need not be segregated from other funds except to the extent required by law.
If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 11.1 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and the Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.1 hereof; provided that if the Issuer have made any payment of principal of, premium or interest on, any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.
ARTICLE XII
COLLATERAL
SECTION 12.1    Security Documents.
(a)    The due and punctual payment of the principal of, premium and interest on the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption, or otherwise, and interest on the overdue principal of, premium and interest on the Notes and performance of all other Obligations of the Issuer and the Guarantor to the Holders, the Trustee or the Collateral Trustee under this Indenture, the Notes, the Guarantee and the Security Documents, according to the terms hereunder or thereunder, shall be secured as provided in the Security Documents, which define the terms of the Liens that secure the Second Priority Lien Obligations, subject to the terms of the Junior Lien Intercreditor Agreement. The Trustee, the Issuer and the Guarantor hereby acknowledge and agree that the First Lien Notes Collateral Trustee holds the Collateral in trust for the benefit of the Holders, the Trustee and the Collateral Trustee (and the holders of Parity Lien Obligations as provided therein) and pursuant to the terms of the Security Documents. Each Holder, by accepting a Note, consents and agrees to the terms of the Security Documents (including the provisions providing for the possession, use, release and foreclosure of Collateral), each as may be in effect or may be amended from time to time in accordance with their terms and this Indenture, and authorizes and directs the Trustee and the Collateral Trustee to enter into the Security Documents (including the Junior Lien Intercreditor Agreement) on the Issue Date, the Security Documents at any time after the Issue Date, if applicable, and to perform its obligations and exercise its rights thereunder in accordance therewith. The Issuer shall deliver to the Collateral Trustee copies of all documents required to be filed pursuant to the Security Documents, and will do or cause to be done all such acts and things as may be reasonably required by the next sentence of this Section 12.1 to assure and confirm to the Collateral Trustee the security interest in the Collateral contemplated hereby, by the Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed. On or following the Issue Date, the Issuer and the Guarantor shall execute, file or cause the filing of any and all further documents, financing statements (including continuation statements and amendments to financing statements), agreements and instruments, and take all further action that may be required under applicable law in order to grant, preserve, maintain, protect and perfect (or continue the perfection of) the validity and priority of the Liens and security interests created or intended to be created by the Security Documents in the Collateral. For the avoidance of doubt, the Trustee, in each of its capacities hereunder, including as Collateral Trustee, shall have no obligation to file or cause the filing of any and all further documents, financing statements (including continuation statements and amendments to financing statements), agreements and instruments, or take any further action that may be required under applicable law in order to grant, preserve, maintain, protect and perfect (or continue the perfection of) the validity and priority of the Liens and security interests created or intended to be created by this Indenture and/or the Security Documents in the Collateral.
(b)    Notwithstanding anything to the contrary herein, Propco and its Subsidiaries shall not be required to deliver mortgages on the Issue Date with respect to Real Property Collateral owned at such time, in which case it shall use commercially reasonable efforts to cause second-priority mortgages or deeds of trust in favor of the Collateral Trustee to be delivered and recorded with respect to the Real Property Collateral in accordance with the Security Documents, in each case subject to the Permitted Liens, as promptly as reasonably practicable and in any case within 120 days following the Issue Date, as such date will be extended without further action by any Person to the extent any such actions are not or cannot be completed within such timeframe as a result of the occurrence of the COVID-19 pandemic (including, without limitation, as a result of any notary services being unavailable or recording offices not being open) after the use of commercially reasonable efforts to do so without undue burden or expense or risk to human health. Notwithstanding anything to the contrary herein, Propco and its Subsidiaries shall not be required to obtain title insurance policies insuring any second-priority mortgages or deeds of trust.
SECTION 12.2    Release of Collateral.
(a)    The Liens upon the Collateral will no longer secure a series of Notes or any obligations under this Indenture with respect to such series of Notes, and the right of the Holders of such series of Notes and such obligations to the benefits and proceeds of any such Liens on the Collateral will terminate and be discharged automatically and unconditionally with respect to such series of Notes:
(i)    upon satisfaction and discharge of this Indenture with respect to such series of Notes;
(ii)    upon a Legal Defeasance or Covenant Defeasance of the Notes of such series as described in Section 8.2 and Section 8.3 hereof;

(iii)    upon payment in full and discharge of all Notes of such series then outstanding under this Indenture and all Obligations that are outstanding, due and payable under this Indenture with respect to such series of Notes at the time the Notes of such series are paid in full and discharged;
(iv)    at any time on or after the first Collateral Offer Payment Date with respect to such series of Notes;
(v)    as to any property or asset constituting the Collateral that is sold or otherwise disposed of in compliance with the procedures set forth in this Indenture;
(vi)    so long as any First Lien Notes or Refinancing Debt in respect thereof are outstanding and secured by the Collateral, if and only to the extent that the first-priority or other Liens on such Collateral securing such First Lien Notes or such Refinancing Debt have been released, except a release as a result of the repayment in full of the First Lien Notes or such Refinancing Debt;
(vii)    in part, as to any property that is or becomes Excluded Property (as defined in the Security Agreement) pursuant to a transaction permitted by this Indenture;
(viii)    as to any property or asset constituting the Collateral of a grantor of a Lien, upon a sale or other disposition (including by way of consolidation, merger or amalgamation) of the Capital Stock of such grantor or the sale or disposition of all or substantially all the assets of the grantor to a Person other than to a Subsidiary of such grantor; or
(ix)    in whole or in part, with the consent of (i) the Holders of a majority in principal amount of the Notes or (ii) in case less than all of the several series of Notes then outstanding are affected by such termination and discharge, the Holders of not less than a majority in principal amount of each series of Notes so affected.
(b)    With respect to any release of Collateral, upon receipt of an Officers’ Certificate stating that all conditions precedent under this Indenture and the Security Documents, if any, to such release have been met and that it is permitted for the Trustee and/or Collateral Trustee to execute and deliver the documents requested by the Issuer in connection with such release and any necessary or proper instruments of termination, satisfaction or release prepared by the Issuer, the Trustee and the Collateral Trustee shall, execute, deliver or acknowledge (at the Issuer’s expense) such documents, instruments or releases to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Security Documents and shall do or cause to be done (at the Issuer’s expense) all acts reasonably requested of them to release such Lien as soon as is reasonably practicable. Neither the Trustee nor the Collateral Trustee shall be liable for any such release undertaken in reliance upon any such Officers’ Certificate, and notwithstanding any term hereof or in any Security Document to the contrary, the Trustee and the Collateral Trustee shall not be under any obligation to release any such Lien and security interest, or execute and deliver any such instrument of release, satisfaction or termination, unless and until it receives such Officers’ Certificate, upon which it shall be entitled to conclusively rely.
SECTION 12.3    Suits to Protect the Collateral.
Subject to the provisions of Article VIII and the Security Documents, the Trustee may or may direct the Collateral Trustee to take all actions it determines in order to:
(a)    enforce any of the terms of the Security Documents; and
(b)    collect and receive any and all amounts payable in respect of the Obligations hereunder.
Subject to the provisions of the Security Documents, the Trustee and the Collateral Trustee shall have the power to institute and to maintain such suits and proceedings as the Trustee or the Collateral Trustee may determine to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Security

Documents or this Indenture, and such suits and proceedings as the Trustee or the Collateral Trustee may determine to preserve or protect its interests and the interests of the Holders in the Collateral. Nothing in this Section 12.3 shall be considered to impose any such duty or obligation to act on the part of the Trustee or the Collateral Trustee.
SECTION 12.4    Authorization of Receipt of Funds by the Trustee Under the Security Documents.
Subject to the provisions of the Junior Lien Intercreditor Agreement, the Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Security Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture.
SECTION 12.5    Purchaser Protected.
In no event shall any purchaser in good faith of any property purported to be released hereunder be bound to ascertain the authority of the Collateral Trustee or the Trustee to execute the applicable release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted by this Article XII to be sold be under any obligation to ascertain or inquire into the authority of the Issuer or the Guarantor to make any such sale or other transfer.
SECTION 12.6    Powers Exercisable by Receiver or Trustee.
In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article XII upon the Issuer or the Guarantor with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Issuer or the Guarantor or of any Officer or Officers thereof required by the provisions of this Article XII; and if the Trustee or the Collateral Trustee shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee or the Collateral Trustee.
SECTION 12.7    Collateral Trustee
(a)    The Issuer and each of the Holders, by acceptance of the Notes, hereby designates and appoints the Collateral Trustee as its agent under this Indenture and the Security Documents (as applicable), and the Issuer and each of the Holders, by acceptance of the Notes, hereby irrevocably authorizes the Collateral Trustee to take such action on its behalf under the provisions of this Indenture and the Security Documents (as applicable), and to exercise such powers and perform such duties as are expressly delegated to the Collateral Trustee by the terms of this Indenture and the Security Documents (as applicable), and consents and agrees to the terms of each Security Document, as the same may be in effect or may be amended, restated, supplemented or otherwise modified from time to time in accordance with their respective terms. The Collateral Trustee agrees to act as such on the express conditions contained in this Section 12.7. Each Holder agrees that any action taken by the Collateral Trustee in accordance with the provisions of this Indenture and the Security Documents (as applicable), and the exercise by the Collateral Trustee of any rights or remedies set forth herein and therein shall be authorized and binding upon all Holders. Notwithstanding any provision to the contrary contained elsewhere in this Indenture and the Security Documents (as applicable), the duties of the Collateral Trustee shall be ministerial and administrative in nature, and the Collateral Trustee shall not have any duties or responsibilities, except those expressly set forth herein and in the Security Documents to which the Collateral Trustee is a party, nor shall the Collateral Trustee have or be deemed to have any trust or other fiduciary relationship with the Trustee, any Holder or any Grantor (as defined in the Security Agreement), and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture and the Security Documents or otherwise exist against the Collateral Trustee. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Indenture with reference to the Collateral Trustee is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b)    The Collateral Trustee may perform any of its duties under this Indenture or the Security Documents by or through receivers, agents, employees, attorneys-in-fact or with respect to any specified Person, such Person’s Affiliates, and the respective officers, directors, employees, agents, advisors and attorneys-in-fact of such Person and its Affiliates (a “Related Person”), and shall be entitled to advice of counsel concerning all matters pertaining to such duties, and shall be entitled to act upon, and shall be fully protected in taking action in reliance upon any advice or opinion given by legal counsel. The Collateral Trustee shall not be responsible for the negligence or misconduct of any receiver, agent, employee, attorney-in-fact or Related Person that it selects as long as such selection was made in good faith and with due care. The exculpatory provisions of this Article XII shall apply to any such sub‑agent and to the affiliates of the Collateral Trustee and any such sub‑agent.
(c)    The Collateral Trustee shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, certification, telephone message, statement, or other communication, document or conversation (including those by telephone or e-mail) believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including, without limitation, counsel to the Issuer or any Grantor), independent accountants and other experts and advisors selected by the Collateral Trustee. The Collateral Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, or other paper or document. The Collateral Trustee shall be fully justified in failing or refusing to take any action under this Indenture or the Security Documents, unless it shall first receive such advice or concurrence of the Trustee or the Holders of a majority in aggregate principal amount of the Notes as it determines and, if it so requests, it shall first be indemnified to its satisfaction by the Holders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Collateral Trustee shall in all cases be fully protected in acting, or in refraining from acting, under this Indenture or the Security Documents in accordance with a request, direction, instruction or consent of the Trustee or the Holders of a majority in aggregate principal amount of the then outstanding Notes and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Holders.
(d)    The Collateral Trustee shall not be deemed to have knowledge or notice of the occurrence of any Event of Default, unless a Trust Officer of the Collateral Trustee shall have received written notice from the Trustee or the Issuer referring to this Indenture, describing such Event of Default and stating that such notice is a “notice of default” and such notice references the Notes, the Issuer and this Indenture. The Collateral Trustee shall take such action with respect to such Event of Default as may be requested by the Trustee in accordance with Article VI or the Holders of a majority in aggregate principal amount of any series of Notes (subject to this Section 12.7).
(e)    The Collateral Trustee may resign at any time by thirty (30) calendar days’ written notice to the Trustee and the Issuer, such resignation to be effective upon the acceptance of a successor agent to its appointment as Collateral Trustee. If the Collateral Trustee resigns under this Indenture, the Issuer shall appoint a successor collateral agent. If no successor collateral agent is appointed prior to the intended effective date of the resignation of the Collateral Trustee (as stated in the notice of resignation), the Trustee, at the written direction of the Holders of a majority of the aggregate principal amount of the Notes then outstanding, may appoint a successor collateral agent, subject to the consent of the Issuer (which consent shall not be unreasonably withheld and which shall not be required during a continuing Event of Default). If no successor collateral agent is appointed and consented to by the Issuer pursuant to the preceding sentence within thirty (30) calendar days after the intended effective date of resignation (as stated in the notice of resignation) the Collateral Trustee shall be entitled to petition a court of competent jurisdiction to appoint a successor. Upon the acceptance of its appointment as successor collateral agent hereunder, such successor collateral agent shall succeed to all the rights, powers and duties of the retiring Collateral Trustee, and the term “Collateral Trustee” shall mean such successor collateral agent, and the retiring Collateral Trustee’s appointment, powers and duties as the Collateral Trustee shall be terminated. After the retiring Collateral Trustee’s resignation hereunder, the provisions of this Section 12.7 (and Section 7.6 hereof) shall continue to inure to its benefit and the retiring Collateral Trustee shall not by reason of such resignation be deemed to be released from liability as to any actions taken or omitted to be taken by it while it was the Collateral Trustee under this Indenture. Any removal or resignation of the Trustee shall not become effective until the acceptance of appointment by the successor Trustee; provided, however, that, in the event that the Trustee has resigned in accordance with this Indenture, and no successor trustee shall have been appointed and have accepted appointment within (30) calendar days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction, at the Company’s sole costs and expense, for the appointment of a successor indenture trustee.
(f)    U.S. Bank National Association shall initially act as Collateral Trustee and shall be authorized to appoint co-Collateral Trustees as necessary in its sole discretion. Except as otherwise explicitly provided herein or in the Security Documents neither the Collateral Trustee nor any of its respective officers, directors, employees or agents or other Related Persons shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The Collateral Trustee shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Collateral Trustee nor any of its officers, directors, employees or agents shall be responsible for any act or failure to act hereunder, except for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by a final and non-appealable judgment.
(g)    The Collateral Trustee is authorized and directed to (i) enter into the Security Documents to which it is party, whether executed on or after the Issue Date, (ii) enter into the Junior Lien Intercreditor Agreement, (iii) make the representations of the Holders set forth in the Security Documents, (iv) bind the Holders on the terms as set forth in the Security Documents and (v) perform and observe its obligations under the Security Documents.
(h)    Subject to the Junior Lien Intercreditor Agreement, if at any time or times the Trustee shall receive (i) by payment, foreclosure, set-off or otherwise, any proceeds of Collateral or any payments with respect to the Obligations arising under, or relating to, this Indenture, except for any such proceeds or payments received by the Trustee from the Collateral Trustee pursuant to the terms of this Indenture, or (ii) payments from the Collateral Trustee in excess of the amount required to be paid to the Trustee pursuant to Article VI, the Trustee shall promptly turn the same over to the Collateral Trustee, in kind, and with such endorsements as may be required to negotiate the same to the Collateral Trustee such proceeds to be applied by the Collateral Trustee pursuant to the terms of this Indenture and the Security Documents.
(i)    The Collateral Trustee is each Holder’s agent for the purpose of perfecting the Holders’ security interest in assets which, in accordance with Article 9 of the Uniform Commercial Code, can be perfected only by possession. Should the Trustee obtain possession of any such Collateral, upon a written request from the Issuer, the Trustee shall notify the Collateral Trustee thereof and promptly shall deliver such Collateral to the Collateral Trustee or otherwise deal with such Collateral in accordance with the Collateral Trustee’s instructions.
(j)    The Collateral Trustee shall have no obligation whatsoever to the Trustee or any of the Holders to assure that the Collateral exists or is owned by any Grantor or is cared for, protected, or insured or has been encumbered, or that the Collateral Trustee’s Liens have been properly or sufficiently or lawfully created, perfected, protected, maintained or enforced or are entitled to any particular priority, or to determine whether all or the Grantor’s property constituting Collateral intended to be subject to the Lien and security interest of the Security Documents has been properly and completely listed or delivered, as the case may be, or the genuineness, validity, marketability or sufficiency thereof or title thereto, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities, and powers granted or available to the Collateral Trustee pursuant to this Indenture or any Security Document, other than pursuant to the instructions of the Holders of a majority in aggregate principal amount of the Notes or as otherwise provided in the Security Documents.
(k)    If the Issuer or the Guarantor (i) incurs any obligations in respect of Parity Lien Obligations at any time when no applicable intercreditor agreement is in effect or at any time when Indebtedness constituting Parity Lien Obligations entitled to the benefit of a pari passu intercreditor agreement (on terms reasonably satisfactory to Trustee, Collateral Trustee, and Guarantor) or is concurrently retired, and (ii) delivers to the Trustee and the Collateral Trustee an Officers’ Certificate so stating and requesting the Trustee and Collateral Trustee, if applicable, to enter into an intercreditor agreement referred to in clause (i) in favor of a designated agent or representative for the holders of the Parity Lien Obligations so incurred, together with an Opinion of Counsel, the Collateral Trustee and Trustee, if applicable, shall (and is hereby authorized and directed to) enter into such intercreditor agreement (at the sole expense and cost of the Issuer, including legal fees and expenses of the Trustee and Collateral Trustee), bind the Holders on the terms set forth therein and perform and observe its obligations thereunder; provided that neither an Officers’ Certificate nor an Opinion of Counsel shall be required in connection with the Junior Lien Intercreditor Agreement to be entered into by the Collateral Trustee and Trustee on the Issue Date.
(l)    No provision of this Indenture or any Security Document shall require the Collateral Trustee (or the Trustee) to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder or to take or omit to take any action hereunder or thereunder or take any action at the request or direction of Holders (or the Trustee in the case of the Collateral Trustee) unless it shall have received indemnity and/or security satisfactory to the Collateral Trustee and the Trustee against potential costs and liabilities incurred by the Collateral Trustee relating thereto. Notwithstanding anything to the contrary contained in this Indenture or the Security Documents, in the event the Collateral Trustee is entitled or required to commence an action to foreclose or otherwise exercise its remedies to acquire control or possession of the Collateral, the Collateral Trustee shall not be required to commence any such action or exercise any remedy or to inspect or conduct any studies of any property under the mortgages or take any such other action if the Collateral Trustee has determined that the Collateral Trustee may incur personal liability as a result of the presence at, or release on or from, the Collateral or such property, of any hazardous substances. The Collateral Trustee shall at any time be entitled to cease taking any action described in this clause (l) if it no longer reasonably deems any indemnity, security or undertaking from the Issuer or the Holders to be sufficient.
(m)    The Collateral Trustee (i) shall not be liable for any action taken or omitted to be taken by it in connection with this Indenture and the Security Documents or instrument referred to herein or therein, except to the extent that any of the foregoing are found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from its own gross negligence or willful misconduct, (ii) shall not be liable for interest on any money received by it except as the Collateral Trustee may agree in writing with the Issuer (and money held in trust by the Collateral Trustee need not be segregated from other funds except to the extent required by law) and (iii) may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it in good faith and in accordance with the advice or opinion of such counsel. The grant of permissive rights or powers to the Collateral Trustee shall not be construed to impose duties to act.
(n)    Neither the Collateral Trustee nor the Trustee shall be liable for delays or failures in performance resulting from acts beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters. Neither the Collateral Trustee nor the Trustee shall be liable for any indirect, special, punitive, incidental or consequential damages (included but not limited to lost profits) whatsoever, even if it has been informed of the likelihood thereof and regardless of the form of action.
(o)    The Collateral Trustee does not assume any responsibility for any failure or delay in performance or any breach by the Issuer or any Grantor under this Indenture and the Security Documents. The Collateral Trustee shall not be responsible to the Holders or any other Person for any recitals, statements, information, representations or warranties contained in this Indenture or the Security Documents or in any certificate, report, statement, or other document referred to or provided for in, or received by the Collateral Trustee under or in connection with, this Indenture or any Security Document; the execution, validity, genuineness, effectiveness or enforceability of the Junior Lien Intercreditor Agreement and any other Security Documents of any other party thereto; the genuineness, enforceability, collectability, value, sufficiency, location or existence of any Collateral, or the validity, effectiveness, enforceability, sufficiency, extent, perfection or priority of any Lien therein; the validity, enforceability or collectability of any Obligations; the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any obligor; or for any failure of any obligor to perform its Obligations under this Indenture and the Security Documents or for the performance or observance of any covenants, agreements or other terms and conditions set forth under this Indenture and the Security Documents. The Collateral Trustee shall have no obligation to any Holder or any other Person to ascertain or inquire into the existence of any Event of Default, the observance or performance by any obligor of any terms of this Indenture and the Security Documents, or the satisfaction of any conditions precedent contained in this Indenture and any Security Documents. The Collateral Trustee shall not be required to initiate or conduct any litigation or collection or other proceeding under this Indenture and the Security Documents unless expressly set forth hereunder or thereunder. The Collateral Trustee shall have the right at any time to seek instructions from the Holders with respect to the administration of this Indenture and the Security Documents.
(p)    The parties hereto and the Holders hereby agree and acknowledge that neither the Collateral Trustee nor the Trustee shall assume, be responsible for or otherwise be obligated for any liabilities, claims, causes of action, suits, losses, allegations, requests, demands, penalties, fines, settlements, damages (including foreseeable and unforeseeable), judgments, expenses and costs (including but not limited to, any remediation, corrective action, response, removal or remedial action, or investigation, operations and maintenance or monitoring costs, for personal injury or property damages, real or personal) of any kind whatsoever, pursuant to any environmental law as a result of this Indenture or the Security Documents or any actions taken pursuant hereto or thereto. Further, the parties hereto and the Holders hereby agree and acknowledge that in the exercise of its rights under this Indenture and the Security Documents, the Collateral Trustee may hold or obtain indicia of ownership primarily to protect the security interest of the Collateral Trustee in the Collateral and that any such actions taken by the Collateral Trustee shall not be construed as or otherwise constitute any participation in the management of such Collateral. In the event that the Collateral Trustee or the Trustee is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any fiduciary or trust obligation for the benefit of another, which in either of the Collateral Trustee or the Trustee’s sole discretion may cause the Collateral Trustee or the Trustee, as applicable, to be considered an “owner or operator” under the provisions of the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 U.S.C. §9601, et seq., or otherwise cause the Collateral Trustee or the Trustee to incur liability under CERCLA or any other federal, state or local law, each of the Collateral Trustee and the Trustee reserves the right, instead of taking such action, to either resign as the Collateral Trustee or the Trustee or arrange for the transfer of the title or control of the asset to a court-appointed receiver. Neither the Collateral Trustee nor the Trustee shall be liable to the Issuer, the Guarantor or any other Person for any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of either of the Collateral Trustee’s or the Trustee’s actions and conduct as authorized, empowered and directed hereunder or relating to the discharge, release or threatened release of hazardous materials into the environment. If at any time it is necessary or advisable for property to be possessed, owned, operated or managed by any Person (including the Collateral Trustee or the Trustee) other than the Issuer or the Guarantor, Holders of a majority in aggregate principal amount of the then outstanding Notes shall direct the Collateral Trustee or the Trustee to appoint an appropriately qualified Person (excluding the Collateral Trustee or the Trustee) who they shall designate to possess, own, operate or manage, as the case may be, the property.
(q)    Upon the receipt by the Collateral Trustee of a written request of the Issuer signed by an Officer (a “Security Document Order”), the Collateral Trustee is hereby authorized to execute and enter into, and shall execute and enter into, without the further consent of any Holder or the Trustee, any Security Document or amendment or supplement thereto to be executed after the Issue Date; provided that the Collateral Trustee shall not be required to execute or enter into any such Security Document which, in the Collateral Trustee’s reasonable opinion is reasonably likely to adversely affect the rights, duties, liabilities or immunities of the Collateral Trustee or that the Collateral Trustee determines is reasonably likely to involve the Collateral Trustee in personal liability. Such Security Document Order shall (i) state that it is being delivered to the Collateral Trustee pursuant to, and is a Security Document Order referred to in, this Section 12.7(q), and (ii) instruct the Collateral Trustee to execute and enter into such Security Document. Other than as set forth in this Indenture, any such execution of a Security Document shall be at the direction and expense of the Issuer, upon delivery to the Collateral Trustee of an Officers’ Certificate and Opinion of Counsel stating that all conditions precedent to the execution and delivery of the Security Document have been satisfied. The Holders, by their acceptance of the Notes, hereby authorize and direct the Collateral Trustee to execute such Security Documents (subject to the first sentence of this Section 12.7(q)).
(r)    Subject to the provisions of the applicable Security Documents, each Holder, by acceptance of the Notes, agrees that the Collateral Trustee shall execute and deliver the Security Documents to which it is a party and all agreements, documents and instruments incidental thereto, and act in accordance with the terms thereof. For the avoidance of doubt, except as discretionary rights expressly authorized hereunder or under any applicable Security Document, the Collateral Trustee shall have no discretion under this Indenture or the Security Documents and shall not be required to make or give any determination, consent, approval, request or direction without the written direction of the Holders of a majority in aggregate principal amount of the then outstanding Notes or the Trustee, as applicable.

(s)    After the occurrence and continuance of an Event of Default, the Trustee, acting at the direction of the Holders of a majority of the aggregate principal amount of the Notes then outstanding, may direct the Collateral Trustee in connection with any action required or permitted by this Indenture or the Security Documents.
(t)    The Collateral Trustee is authorized to receive any funds for the benefit of itself, the Trustee and the Holders distributed under the Security Documents and to the extent not prohibited under the Junior Lien Intercreditor Agreement, for turnover to the Trustee to make further distributions of such funds to itself, the Trustee and the Holders in accordance with the provisions of Section 6.10 and the other provisions of this Indenture.
(u)    In each case that the Collateral Trustee may or is required hereunder or under any Security Document to take any action (an “Action”), including without limitation to make any determination, to give consents, to exercise rights, powers or remedies, to release or sell Collateral or otherwise to act hereunder or under any Security Document, the Collateral Trustee may seek direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes. The Collateral Trustee shall not be liable with respect to any Action taken or omitted to be taken by it in accordance with the direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes. If the Collateral Trustee shall request direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes with respect to any Action, the Collateral Trustee shall be entitled to refrain from such Action unless and until the Collateral Trustee shall have received direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes, and the Collateral Trustee shall not incur liability to any Person by reason of so refraining.
(v)    Notwithstanding anything to the contrary in this Indenture or in any Security Document in no event shall the Collateral Trustee or the Trustee be responsible for, or have any duty or obligation with respect to, the recording, filing, registering, perfection, protection or maintenance of the security interests or Liens intended to be created by this Indenture or the Security Documents (including without limitation the filing or continuation of any UCC financing or continuation statements or similar documents or instruments), nor shall the Collateral Trustee or the Trustee be responsible for, and neither the Collateral Trustee nor the Trustee makes any representation regarding, the validity, effectiveness or priority of any of the Security Documents or the security interests or Liens intended to be created thereby.
(w)    Before the Collateral Trustee acts or refrains from acting in each case at the written request or direction of the Issuer or the Guarantor, other than as set forth in this Indenture, it may require an Officers’ Certificate and an Opinion of Counsel, which shall conform to the provisions of this Section 12.7 and Section 13.2 hereof. The Collateral Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.
(x)    Notwithstanding anything to the contrary contained herein, the Collateral Trustee shall act pursuant to the instructions of the Holders and the Trustee with respect to the Security Documents and the Collateral.
(y)    The rights, privileges, benefits, immunities, indemnities and other protections given to the Trustee are extended to, and shall be enforceable by, the Collateral Trustee as if the Collateral Trustee were named as the Trustee herein and the Security Documents were named as this Indenture herein. The Collateral Trustee shall be entitled to compensation, reimbursement and indemnity as set forth in Section 7.6, as if references therein to Trustee were references to Collateral Trustee.
(z)    None of the Collateral Trustee or any of its respective officers, directors, employees, agents, advisors and attorneys-in-fact and its affiliates shall be liable for any action taken or omitted to be taken by any of them under or in connection with this Indenture and/or the transactions contemplated hereby (except for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by a final and non-appealable judgment) or under or in connection with this Indenture and/or any Security Document, and/or the transactions contemplated thereby (except for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by a final and non-appealable judgment), or be responsible in any manner to any of the Trustee or any Holder for any recital, statement, representation, warranty, covenant or agreement made by the Issuer or the Guarantor or affiliate of the Issuer or the Guarantor, or any officer or respective director, employee, agent, advisor and/or attorney-

in-fact and/or affiliate thereof, contained in this Indenture, the Security Documents and/or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Trustee under or in connection with, this Indenture and/or the Security Documents or the validity, effectiveness, genuineness, enforceability or sufficiency of this Indenture and/or the Security Documents or for any failure of any Issuer or any other party to this Indenture and/or the Security Documents to perform its obligations hereunder and/or thereunder. None of the Collateral Trustee or any of its respective officers, directors, employees, agents, advisors and attorneys-in-fact and its affiliates shall be under any obligation to the Trustee or any Holder to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Indenture or the Security Documents, if any, or to inspect the properties, books or records of the Issuer, the Guarantor or any of the Issuer’s Affiliates.
(aa)    Notwithstanding any term herein to the contrary, it is hereby expressly agreed and acknowledged that the agreements set forth herein by the Collateral Trustee are made solely in its capacity as the Collateral Trustee hereunder, and not in its individual capacity. In the case of any reference herein to the giving of any consent, approval or direction by the Collateral Trustee, which includes for the avoidance of doubt any provision in respect of the delivery, revocation or rescission of any notice, it is understood in all cases that the Collateral Trustee shall only take such action under this Indenture and any Security Document as directed in writing by the Holders in accordance with the terms of this Indenture and the applicable Security Document.
(bb)    Notwithstanding anything else to the contrary herein, whenever reference is made in this Indenture to any discretionary action by consent, designation, specification, requirement or approval of, notice, request or other communication form, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by the Collateral Trustee or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by the Collateral Trustee, it is understood that in all cases the Collateral Trustee shall be fully justified in failing or refusing to take any such action if it shall not have received written instruction, advice or concurrence of the Holders in respect of such action. The Collateral Trustee shall have no liability for any failure or delay in taking any actions contemplated above as a result of a failure or delay on the part of the Holders to provide such instruction, advice or concurrence.
ARTICLE XIII
MISCELLANEOUS
SECTION 13.1    Notices. Any notice, request, direction, consent, waiver or Act of Holders or communication made pursuant to the provisions of this Indenture or the Notes shall be in writing (provided that any communication sent to the Trustee hereunder must be in the form of a document that is signed manually or by way of a digital signature provided a bona fide digital signature provider as specified in writing to the Trustee by the Company’s designated Officer), in English, and delivered in person, sent by facsimile, sent by electronic mail in pdf format, delivered by commercial courier service or mailed by first‑class mail, postage prepaid, addressed as follows:
if to the Issuer or to the Guarantor:
Macy Retail Holdings, LLC
151 West 34th Street
New York, New York 10001
Attention: Chief Financial Officer
Attention: Secretary
with a copy to:
Kirkland & Ellis LLP
601 Lexington Ave
New York, New York 10022
Attention: Joshua Korff, Esq.
     Tim Cruickshank, Esq.
Facsimile: (212) 446‑4900

if to the Trustee and the Collateral Trustee, at its Corporate Trust Office, which Corporate Trust Office for purposes of Section 13.1 is at the date hereof located at:
U.S. Bank National Association, as Trustee
Global Corporate Trust
1 Federal St, Boston, Massachusetts 02110
Attn: Macy’s, Inc. – Carolina D. Altomare
The Company agrees to assume all risks arising out of the use of using digital signatures and electronic methods to submit communications to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.
The Issuer, the Trustee or the Collateral Trustee, by written notice to the others, may designate additional or different addresses for subsequent notices or communications.
Any notice or communication to the Issuer or the Guarantor shall be deemed to have been given or made as of the date so delivered if personally delivered or if delivered electronically, in pdf format; when receipt is acknowledged, if telecopied; and seven (7) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee). Any notice or communication to the Trustee or Collateral Trustee shall be deemed delivered upon receipt.
Any notice or communication sent to a Holder shall be electronically delivered or mailed to the Holder at the Holder’s address as it appears in the Notes Register and shall be sufficiently given if so sent within the time prescribed.
Failure to mail or deliver electronically a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is sent in the manner provided above, it is duly given, whether or not the addressee receives it, except that notices to the Trustee shall be effective only upon receipt.
Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event (including any notice of redemption or purchase) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to DTC (or its designee) pursuant to the standing instructions from DTC or its designee.
SECTION 13.2    Certificate and Opinion as to Conditions Precedent.
Other than with respect to the entry into this Indenture and any applicable Security Documents and the issuance of the Notes, in each case on the Issue Date, upon any request or application by the Issuer or the Guarantor to the Trustee and/or the Collateral Trustee to take or refrain from taking any action under this Indenture, the Issuer or the Guarantor, as the case may be, shall furnish to the Trustee or, if such action relates to a Security Document, the Collateral Trustee:
(a)    an Officers’ Certificate in form satisfactory to the Trustee or the Collateral Trustee, as applicable, (which shall include the statements set forth in Section 13.3 hereof) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been satisfied; and
(b)    an Opinion of Counsel in form satisfactory to the Trustee or the Collateral Trustee, as applicable, (which shall include the statements set forth in Section 13.3 hereof) stating that, in the opinion of such counsel, all such conditions precedent have been satisfied and all covenants have been complied with.
SECTION 13.3    Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture:

(a)    a statement that the individual making such certificate or opinion has read such covenant or condition;
(b)    a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(c)    a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable such individual to express an informed opinion as to whether or not such covenant or condition has been complied with; and
(d)    a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.
In giving such Opinion of Counsel, counsel may rely as to factual matters on an Officers’ Certificate or on certificates of public officials.
SECTION 13.4    When Notes Disregarded. In determining whether the Holders of the required aggregate principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer, the Guarantor or any Affiliate of them shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded. Also, subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.
SECTION 13.5    Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by, or at meetings of, Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.
SECTION 13.6    Legal Holidays. A “Legal Holiday” is a Saturday, a Sunday or other day on which commercial banking institutions are authorized or required to be closed in New York, New York or the jurisdiction of the place of payment. If a payment date or a Redemption Date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.
SECTION 13.7    Governing Law. THIS INDENTURE, THE NOTES AND THE GUARANTEE AND THE RIGHTS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
SECTION 13.8    Jurisdiction. The Issuer and the Guarantor agree that any suit, action or proceeding against the Issuer or the Guarantor brought by any Holder, the Trustee or the Collateral Trustee arising out of or based upon this Indenture, the Guarantee or the Notes may be instituted in any state or Federal court in the Borough of Manhattan, New York, New York, and any appellate court from any thereof, and each of them irrevocably submits to the non‑exclusive jurisdiction of such courts in any suit, action or proceeding. The Issuer and the Guarantor irrevocably waive, to the fullest extent permitted by law, any objection to any suit, action, or proceeding that may be brought in connection with this Indenture, the Guarantee or the Notes, including such actions, suits or proceedings relating to securities laws of the United States of America or any state thereof, in such courts whether on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum. The Issuer and the Guarantor agree that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Issuer or the Guarantor, as the case may be, and may be enforced in any court to the jurisdiction of which the Issuer or the Guarantor, as the case may be, are subject by a suit upon such judgment.
SECTION 13.9    Waivers of Jury Trial. EACH OF THE ISSUER, THE GUARANTOR, THE COLLATERAL TRUSTEE AND THE TRUSTEE HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY

LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE GUARANTEE AND FOR ANY COUNTERCLAIM THEREIN.
SECTION 13.10    USA PATRIOT Act. The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act, the Trustee and the Collateral Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each Person or legal entity that establishes a relationship or opens an account. The parties to this Indenture agree that they will provide the Trustee and the Collateral Trustee with such information as it may request in order to satisfy the requirements of the USA PATRIOT Act.
SECTION 13.11    No Recourse Against Others. No director, officer, employee, incorporator or shareholder of the Issuer or any of its respective Subsidiaries or Affiliates, or such (other than the Issuer and the Guarantor), shall have any liability for any obligations of the Issuer or the Guarantor under the Notes, the Guarantee or this Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.
SECTION 13.12    Successors. All agreements of the Issuer and the Guarantor in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee and the Collateral Trustee in this Indenture shall bind their respective successors.
SECTION 13.13    Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The words “execution,” “signed,” “signature” and words of like import in this Indenture or in any other certificate, agreement or document related to this Indenture shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign).  The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the UCC.
SECTION 13.14    Table of Contents; Headings. The table of contents, cross‑reference table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.
SECTION 13.15    Force Majeure. In no event shall the Trustee or the Collateral Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, it being understood that the Trustee and Collateral Trustee shall use reasonable best efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
SECTION 13.16    Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
SECTION 13.17    Waiver of Immunities. To the extent that the Issuer or the Guarantor or any of its properties, assets or revenues may have or may hereafter become entitled to, or have attributed to them, any right of immunity, on the grounds of sovereignty, from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, or from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to their obligations, liabilities or any other matter under or arising out of or in connection with this Indenture, the Notes or the Guarantee, the Issuer and the Guarantor hereby irrevocably and unconditionally, to the extent permitted by applicable law, waives and agrees not to plead or claim any such immunity and consents to such relief and enforcement.
SECTION 13.18    Judgment Currency. The Issuer and the Guarantor agrees to indemnify the recipient against any loss incurred by such recipient as a result of any judgment or order being given or made against the Issuer or the Guarantor for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “Judgment Currency”) other than Dollars and as a result of any variation as between (i) the rate of exchange at which the Dollar amount is converted into the Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange in The City of New York at which such party on the date of payment of such judgment or order is able to purchase Dollars with the amount of the Judgment Currency actually received by such party if such party had utilized such amount of Judgment Currency to purchase Dollars as promptly as practicable upon such party’s receipt thereof. The foregoing indemnity shall constitute a separate and independent obligation of the Issuer and the Guarantor and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.
SECTION 13.19    Intercreditor Agreements. Reference is made to the Junior Lien Intercreditor Agreement. Each Holder, by its acceptance of a Note, (a) agrees that it will be bound by and will take no actions contrary to the provisions of the Junior Lien Intercreditor Agreement and (b) authorizes and instructs the Trustee and the Collateral Trustee to enter into the Junior Lien Intercreditor Agreement as Second Lien Trustee, as Second Lien Collateral Trustee and as Second-Priority Collateral Agent (each as defined in the Junior Lien Intercreditor Agreement), as the case may be, and on behalf of such Holder, including without limitation, making the representations of the Holders contained therein. Notwithstanding anything herein to the contrary, the Liens granted to the Collateral Trustee pursuant to this Indenture and the Security Documents and the exercise of any right or remedy by the Collateral Trustee hereunder and thereunder are subject to the provisions of the Junior Lien Intercreditor Agreement.
[Signature on following pages]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed all as of the date and year first written above.
MACY’S RETAIL HOLDINGS, LLC
By:    /s/ Josh Juran
    Name: Josh Juran
    Title: Vice President

MACY’S, INC.
By:    /s/ Elisa D. Garcia
    Name: Elisa D. Garcia
    Title: Chief Legal Officer and Secretary

[Signature Page to this Indenture]

US BANK NATIONAL ASSOCIATION,
as Trustee
By:    /s/ Carolina D. Altomare
    Name: Carolina D. Altomare
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION,
as Collateral Trustee
By:    /s/ Carolina D. Altomare
    Name: Carolina D. Altomare
Title: Vice President

[Signature Page to this Indenture]

EXHIBIT A
[FORM OF FACE OF GLOBAL RESTRICTED NOTE]
[Applicable Restricted Notes Legend]
[Depository Legend, if applicable]
[OID Legend, if applicable]

No. [___]	Principal Amount $[___________] [as revised by the Schedule of Increases and Decreases in Global Note attached hereto] CUSIP NO. _________________________
MACY’S RETAIL HOLDINGS, LLC
[6.65% Senior Secured Debentures due 2024] [6.7% Senior Secured Debentures due 2028] [8.75% Senior Secured Debentures due 2029] [7.875% Senior Secured Debentures due 2030] [6.9% Senior Secured Debentures due 2032] [6.7% Senior Secured Debentures due 2034]
Macy’s Retail Holdings, LLC, an Ohio limited liability company (the “Issuer”), promises to pay to [Cede & Co.], or its registered assigns, the principal sum of _______________ U. S. dollars, [as revised by the Schedule of Increases and Decreases in Global Note attached hereto], on [July 15, 2024] [September 15, 2028] [May 15, 2029] [March 1, 2030] [January 15, 2032] [July 15, 2034].
Interest Payment Dates: [January 15 and July 15, commencing on January 15, 2021] [March 15 and September 15, commencing on September 15, 2020] [May 15 and November 15, commencing on November 15, 2020] [March 1 and September 1, commencing on September 1, 2020] [January 15 and July 15, commencing on January 15, 2021] [January 15 and July 15, commencing on January 15, 2021]
Record Dates: [January 1 and July 1] [March 1 and September 1] [May 1 and November 1] [February 15 and August 15] [January 1 and July 1] [January 1 and July 1]
Additional provisions of this Note are set forth on the other side of this Note.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.
MACY’S RETAIL HOLDINGS, LLC
By:
    Name:
    Title:

TRUSTEE CERTIFICATE OF AUTHENTICATION
This Note is one of the [6.65% Senior Secured Debentures due 2024] [6.7% Senior Secured Debentures due 2028] [8.75% Senior Secured Debentures due 2029] [7.875% Senior Secured Debentures due 2030] [6.9% Senior Secured Debentures due 2032] [6.7% Senior Secured Debentures due 2034] referred to in the within‑mentioned Indenture.
U.S. BANK NATIONAL ASSOCIATION,
as Trustee
By:
    Authorized Signatory
Dated:

[FORM OF REVERSE SIDE OF NOTE]
MACY’S RETAIL HOLDINGS, LLC
[6.65% Senior Secured Debentures due 2024] [6.7% Senior Secured Debentures due 2028] [8.75% Senior Secured Debentures due 2029] [7.875% Senior Secured Debentures due 2030] [6.9% Senior Secured Debentures due 2032] [6.7% Senior Secured Debentures due 2034]
Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture.
1.    Interest
The Issuer promises to pay interest on the principal amount of this Note at [6.65% per annum from July 28, 2020 until maturity] [6.7% per annum from July 28, 2020 until maturity] [8.75% per annum from July 28, 2020 until maturity] [7.875% per annum from July 28, 2020 until maturity] [6.9% per annum from July 28, 2020 until maturity] [6.7% per annum from July 28, 2020 until maturity]. The Issuer will pay interest semi-annually in arrears every [January 15 and July 15] [March 15 and September 15] [May 15 and November 15] [March 1 and September 1] [January 15 and July 15] [January 15 and July 15] of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided, that the first Interest Payment Date shall be [January 15, 2021] [September 15, 2020] [November 15, 2020] [September 1, 2020] [January 15, 2021] [January 15, 2021]. The Issuer shall pay interest on overdue principal at the rate specified herein, and it shall pay interest (including Post‑Petition Interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful. Interest on the Notes will be computed on the basis of a 360‑day year comprised of twelve 30‑day months.
2.    Method of Payment
By no later than 11:00 a.m. (New York City time) on the date on which any principal of, premium, if any, or interest, on any Note is due and payable, the Issuer shall deposit with the Paying Agent a sum sufficient in immediately available funds to pay such principal, premium, interest when due. Interest on any Note which is payable, and is timely paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered at the close of business on the preceding [January 1 or July 1] [March 1 or September 1] [May 1 or November 1] [February 15 or August 15] [January 1 or July 1] [January 1 or July 1] at the office or agency of the Issuer maintained for such purpose pursuant to Section 2.3 of the Indenture. The principal of (and premium, if any) and interest on the Notes shall be payable at the office or agency of Paying Agent or Registrar designated by the Issuer maintained for such purpose (which shall initially be the Corporate Trust Office of the Trustee maintained for such purpose), or at such other office or agency of the Issuer as may be maintained for such purpose pursuant to Section 2.3 of the Indenture; provided, however, that, at the option of the Paying Agent, each installment of interest may be paid by (i) check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Notes Register or (ii) wire transfer to an account located in the United States maintained by the payee, subject to the third to the last sentence of this paragraph. Payments in respect of Notes represented by a Global Note (including principal, premium, if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company or any successor depository. Payments in respect of Notes represented by Definitive Notes (including principal, premium, if any, and interest) held by a Holder of at least $1,000,000 aggregate principal amount of Notes represented by Definitive Notes will be made in accordance with the Notes Register, or by wire transfer to a Dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 15 calendar days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion). If an Interest Payment Date or a Redemption Date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.
3.    Paying Agent and Registrar

The Issuer initially appoints U.S. Bank National Association (the “Trustee”) as Registrar and Paying Agent for the Notes. The Issuer may change any Registrar or Paying Agent without prior notice to the Holders. The Issuer or the Guarantor may act as Paying Agent, Registrar or transfer agent.
4.    Indenture
The Issuer issued the Notes under an Indenture dated as of July 28, 2020, among the Issuer, Macy’s, Inc., a Delaware corporation (the “Guarantor”), the Trustee and the Collateral Trustee (as it may be further amended or supplemented from time to time in accordance with the terms thereof, the “Indenture”). The terms of the Notes include those stated in the Indenture. The Notes are subject to all terms and provisions of the Indenture, and Holders are referred to the Indenture for a statement of those terms. In the event of a conflict between the terms of the Notes and the terms of the Indenture, the terms of the Indenture shall control.
The Notes are senior unsecured obligations of the Issuer and the Guarantor. The Notes are secured by a second-priority Lien on the Collateral. The aggregate principal amount of Notes that may be authenticated and delivered under the Indenture is unlimited. This Note is one of the [6.65% Senior Secured Debentures due 2024] [6.7% Senior Secured Debentures due 2028] [8.75% Senior Secured Debentures due 2029] [7.875% Senior Secured Debentures due 2030] [6.9% Senior Secured Debentures due 2032] [6.7% Senior Secured Debentures due 2034] referred to in the Indenture. The Notes include (i) [$80,811,000 aggregate principal amount of the Issuer’s 6.65% Senior Secured Debentures due 2024] [$73,892,000 aggregate principal amount of the Issuer’s 6.7% Senior Secured Debentures due 2028] [$13,000,000 aggregate principal amount of the Issuer’s 8.75% Senior Secured Debentures due 2029] [$4,686,000 aggregate principal amount of the Issuer’s 7.875% Senior Secured Debentures due 2030] [$5,339,000 aggregate principal amount of the Issuer’s 6.9% Senior Secured Debentures due 2032] [$182,698,000 aggregate principal amount of the Issuer’s 6.7% Senior Secured Debentures due 2034] issued under the Indenture on July 28, 2020 (the “Initial Notes”) and (ii) if and when issued, additional Notes that may be issued from time to time under the Indenture subsequent to July 28, 2020 (the “Additional Notes”) as provided in Section 2.1(a) of the Indenture. The Initial Notes and the Additional Notes shall be considered collectively as a single class for all purposes of the Indenture; provided that the Additional Notes will not be issued with the same CUSIP as the existing Notes unless such Additional Notes are fungible with the existing Notes for U.S. federal income tax purposes. The Indenture imposes certain limitations on the sale of assets, the sale and leaseback of certain property and assets, the incurrence of certain liens and the consummation of mergers and consolidations.
5.    Guarantee
From and after the Issue Date, to guarantee the due and punctual payment of the principal, premium, if any, interest (including post‑filing or Post‑Petition Interest in any proceeding under any Bankruptcy Law) on the Notes and all other amounts payable by the Issuer under the Indenture and the Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, the Guarantor will unconditionally Guarantee (and future guarantors, jointly and severally with the Guarantor, will fully and unconditionally Guarantee) such obligations on a senior unsecured basis pursuant to the terms of the Indenture.
6.    Redemption
(a)    The Issuer may redeem the Notes in whole or from time to time in part, at its option, on any date (such date, a “Redemption Date”) upon not less than 10 nor more than 60 days’ prior notice by electronic delivery or first class mail, postage prepaid, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the Notes Register, at a redemption price (the “Redemption Price”) (expressed as a percentage of the principal amount of the Notes to be redeemed) equal to the Applicable Premium as of, and accrued and unpaid interest, if any, to but excluding, the Redemption Date, subject to the rights of Holders registered as such as the close of business on the relevant record date to receive installments of interest on the Notes which are due and payable on an Interest Payment Date falling on or prior to the relevant Redemption Date. The Trustee shall have no duty to calculate or verify the calculations of any Redemption Price or otherwise.

(b)     Except pursuant to clause (a) of this paragraph 6, the Notes will not be redeemable at the Company’s option prior to [July 15, 2024] [September 15, 2028] [May 15, 2029] [March 1, 2030] [January 15, 2032] [July 15, 2034].
(g)    Unless the Company defaults in the payment of any Redemption Price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable Redemption Date.
(h)    Any redemption pursuant to this paragraph 6 shall be made pursuant to the provisions of Section 5.1 through Section 5.5 of the Indenture.
The Company is not required to make mandatory redemption payments with respect to the Notes.
7.    Repurchase Provisions
Upon certain Asset Dispositions, the Issuer may be required to use the Excess Proceeds from such Asset Dispositions to offer to purchase Notes and, at the Issuer’s option, Parity Lien Obligations out of the Excess Proceeds in accordance with the procedures set forth in Section 3.2 and in Article V of the Indenture.
Upon certain Asset Transfers, the Issuer may elect to make an Asset Transfer Offer to offer to purchase Notes and, at the Issuer’s option, Parity Lien Obligations in accordance with the procedures set forth in Section 3.2 and in Article V of the Indenture.
At any time when a series of Notes has Investment Grade Status, the Issuer may elect to make a Collateral Offer to purchase Notes in accordance with the procedures set forth in Section 3.12 and in Article V of the Indenture.
8.    Denominations; Transfer; Exchange
The Notes shall be issuable only in fully registered form in minimum denominations of principal amount of $2,000 and any integral multiple of $1,000 in excess thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay a sum sufficient to cover any tax and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Note (A) for a period beginning (1) fifteen (15) calendar days before the mailing of a notice of an offer to repurchase or redeem Notes and ending at the close of business on the day of such mailing or (2) fifteen (15) calendar days before an Interest Payment Date and ending on such Interest Payment Date or (B) called for redemption, except the unredeemed portion of any Note being redeemed in part.
9.    Persons Deemed Owners
The registered Holder of this Note may be treated as the owner of it for all purposes.
10.    Unclaimed Money
If money for the payment of principal, premium, if any, interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Issuer at its written request unless an abandoned property law designates another Person to receive such money. After any such payment, Holders entitled to the money must look only to the Issuer and not to the Trustee for payment as general creditors unless an abandoned property law designates another person for payment.
11.    Discharge and Defeasance
Subject to certain exceptions and conditions set forth in the Indenture, the Issuer at any time may terminate some or all of its obligations under the Notes and the Indenture if the Issuer deposits with the Trustee money or U.S. Government Obligations for the payment of principal, premium, if any and interest on the Notes to the Redemption Date or Maturity, as the case may be.

12.    Amendment, Supplement, Waiver
Subject to certain exceptions contained in the Indenture, the Indenture, the Notes and the Security Documents may be amended, or an Event of Default thereunder may be waived, with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Notes, voting as a class and not by individual series, or, if less than all of the several series of Notes are affected, the Holders of a majority in aggregate principal amount of the Notes of each series affected, by written notice to the Trustee. Without the consent of any Holder, the Issuer, the Trustee, the Collateral Trustee and the other parties thereto, as applicable, may amend or supplement the Indenture, the Notes and the Security Documents as provided in the Indenture.
13.    Defaults and Remedies
If an Event of Default for any series of Notes occurs and continues, the Trustee or the Holders of at least 25% in aggregate principal amount of the series of Notes then Outstanding generally may declare the entire principal of all that series of Notes to be due and payable immediately by written notice; provided that such written notice may not be given with respect to any action taken, and reported publicly or to Holders, more than two years prior to such notice. Upon the effectiveness of such declaration, such principal, interest, and other monetary obligations will be due and payable immediately. If a bankruptcy, insolvency or reorganization of the Issuer or a Significant Subsidiary (or any group of Restricted Subsidiaries, that taken together as of the latest audited consolidated financial statements for the Issuer and its Restricted Subsidiaries, would constitute a Significant Subsidiary) occurs and is continuing, the principal of and accrued and unpaid interest and any other monetary obligations on all the Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in aggregate principal amount of the Outstanding Notes of a series may rescind any such acceleration with respect to the Notes of that series and its consequences.
14.    Trustee Dealings with the Issuer
Subject to certain limitations set forth in the Indenture, the Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer, the Guarantor or their Affiliates with the same rights it would have if it were not Trustee. In addition, the Trustee shall be permitted to engage in transactions with the Issuer and its Affiliates and Subsidiaries.
15.    No Recourse Against Others
No director, officer, employee, incorporator or shareholder of the Issuer or any of its Subsidiaries or Affiliates, as such (other than the Issuer and the Guarantor), shall have any liability for any obligations of the Issuer or the Guarantor under the Notes, the Guarantee or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.
16.    Authentication
This Note shall not be valid until an authorized signatory of the Trustee (or an Authenticating Agent acting on its behalf) signs the certificate of authentication on the other side of this Note by manual, facsimile or electronic signature. Electronically imaged signatures such as .pdf files, faxed signatures or other electronic signatures to this Note and the authentication pages to this Note shall have the same effect as original signatures.
17.    Abbreviations
Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian) and U/G/M/A (= Uniform Gift to Minors Act).

18.    CUSIP and ISIN Numbers
The Issuer has caused CUSIP and ISIN numbers, if applicable, to be printed on the Notes and has directed the Trustee to use CUSIP and ISIN numbers, if applicable, in notices of redemption or purchase as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption or purchase and reliance may be placed only on the other identification numbers placed thereon.
19.    Governing Law
This Note shall be governed by, and construed in accordance with, the laws of the State of New York.
20.    Security
The Notes and the related Guarantee will be secured by the Collateral on the terms and subject to the conditions set forth in the Indenture and the Security Documents. The Trustee and the Collateral Trustee, as the case may be, hold the Collateral in trust for the benefit of the Holders of the Notes, in each case pursuant to the Security Documents. Each Holder, by accepting this Note, consents and agrees to the terms of the Security Documents (including the provisions providing for the foreclosure and release of Collateral), each as may be in effect or may be amended from time to time in accordance with their terms and the Indenture, and authorizes and directs each of the Trustee and the Collateral Trustee, as applicable, to (i) enter into the Security Documents to which it is party, whether executed on or after the Issue Date, (ii) enter into the Junior Lien Intercreditor Agreement, (iii) make the representations of the Holders set forth in the Security Documents, (iv) bind the Holders on the terms as set forth in the Security Documents and (v) perform and observe its obligations under the Security Documents.
The Issuer will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture. Requests may be made to:

Macy’s Retail Holdings, LLC
151 West 34th Street
New York, New York 10001
Attention: Chief Financial Officer
Attention: Secretary

ASSIGNMENT FORM
To assign this Note, fill in the form below:
I or we assign and transfer this Note to:

(Print or type assignee’s name, address and zip code)

(Insert assignee’s social security or tax I.D. No.)
and irrevocably appoint ___________ agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.
Date:    Your Signature:
Signature Guarantee:
(Signature must be guaranteed)

Sign exactly as your name appears on the other side of this Note.
The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad‑15.
The undersigned hereby certifies that it ☐ is / ☐ is not an Affiliate of the Issuer and that, to its knowledge, the proposed transferee ☐ is / ☐ is not an Affiliate of the Issuer.
In connection with any transfer or exchange of any of the Notes evidenced by this certificate occurring prior to the date that is one year after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Issuer or any Affiliate of the Issuer, the undersigned confirms that such Notes are being:
CHECK ONE BOX BELOW:

(1)	☐ acquired for the undersigned’s own account, without transfer; or

(2)	☐ transferred to the Issuer; or

(3)	☐ transferred pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”); or

(4)	☐ transferred pursuant to an effective registration statement under the Securities Act; or

(5)	☐ transferred pursuant to and in compliance with Regulation S under the Securities Act; or

(6)
☐    transferred to an “accredited investor” (as defined in Rule 501 under the Securities Act), that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter appears as Section 2.7 or 2.9 of the Indenture, respectively); or

(7)	☐ transferred pursuant to another available exemption from the registration requirements of the Securities Act of 1933, as amended.
Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Issuer may require, prior to registering any such transfer of the Notes, in its sole discretion, such legal opinions, certifications and other information as the Issuer may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended, such as the exemption provided by Rule 144 under such Act.

Signature
Signature Guarantee:

(Signature must be guaranteed)    Signature
The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad‑15.
TO BE COMPLETED BY PURCHASER IF BOX (1) OR (3) ABOVE IS CHECKED.
The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:

[TO BE ATTACHED TO GLOBAL NOTES]
SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTES
The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian

OPTION OF HOLDER TO ELECT PURCHASE
If you elect to have this Note purchased by the Issuer pursuant to Section 3.2(a) or Section 3.2(e) or Section 3.12 of the Indenture, check either box:

Section 3.2(a) ☐         Section 3.2(e) ☐         Section 3.12 ☐

If you want to elect to have only part of this Note purchased by the Issuer pursuant to clause (a) or (e) of Section 3.2 or Section 3.12 of the Indenture, state the amount in principal amount (must be in minimum denominations of $2,000 or an integral multiple of $1,000 in excess thereof): $___________________________________ and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Notes to be issued to the Holder for the portion of the within Note not being repurchased (in the absence of any such specification, one such Note will be issued for the portion not being repurchased): _________________.
Date: __________ Your Signature ____________________________________________________
(Sign exactly as your name appears on the other side of the Note)
Signature Guarantee: _______________________________________________________________
(Signature must be guaranteed)
The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad‑15.

EXHIBIT B
Form of Supplemental Indenture to Add Guarantors
[          ] SUPPLEMENTAL INDENTURE, (this “Supplemental Indenture”) dated as of [ ], by and among the parties that are signatories hereto as Guarantors (the “Guaranteeing Entities” and each a “Guaranteeing Entity”), Macy’s Retail Holdings, LLC, as Issuer, and U.S. Bank National Association, a national banking association, as Trustee and Collateral Trustee under the Indenture referred to below.
W I T N E S S E T H:
WHEREAS, each of Macy’s Retail Holdings, LLC, the Guarantor named therein, the Trustee and the Collateral Trustee have heretofore executed and delivered an indenture dated as of July 28, 2020 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of $360,426,000 of initial notes (the “Notes”);
WHEREAS, the Indenture provides that under certain circumstances each Guaranteeing Entity shall execute and deliver to the Trustee a supplemental indenture pursuant to which such Guaranteeing Entity shall unconditionally guarantee, on a joint and several basis with the other Guarantors, all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Guarantee”); and
WHEREAS, pursuant to Section 9.1 of the Indenture, the Issuer, the Guarantor, the Trustee and the Collateral Trustee are authorized to execute and deliver a supplemental indenture to add additional Guarantors, without the consent of any Holder;
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Entity, the Issuer, the other Guarantors, the Trustee and the Collateral Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:
ARTICLE I

DEFINITIONS
Section 1.1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recitals hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular Section hereof.
ARTICLE II

AGREEMENT TO BE BOUND; GUARANTEE
Section 2.1. Agreement to be Bound. Each Guaranteeing Entity hereby becomes a party to the Indenture as a Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture.
Section 2.2. Guarantee. Each Guaranteeing Entity agrees, on a joint and several basis with all the existing Guarantors [and the other Guaranteeing Entities], to fully, unconditionally and irrevocably provide Guarantees to each Holder of the Notes and the Trustee pursuant to Article X of the Indenture on a senior basis.

ARTICLE III

MISCELLANEOUS
Section 3.1. Notices. All notices and other communications to the Guaranteeing Entities shall be given as provided in the Indenture to such Guaranteeing Entities, at their addresses set forth below, with a copy to the Issuer as provided in the Indenture for notices to the Issuer.
[INSERT ADDRESS]
Section 3.2. Merger and Consolidation. No Guaranteeing Entity shall sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into another Person (other than the Issuer or any Restricted Subsidiary that is a Guarantor or becomes a Guarantor concurrently with the transaction) except in accordance with Section 4.1 of the Indenture.
Section 3.3. Release of Guarantee. This Guarantee shall be released in accordance with Section 10.2 of the Indenture.
Section 3.4. Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.
Section 3.5. Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.
Section 3.6. Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.
Section 3.7. Benefits Acknowledged. Each Guaranteeing Entity’s Guarantee is subject to the terms and conditions set forth in the Indenture. Each Guaranteeing Entity acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the guarantee and waivers made by it pursuant to this Guarantee are knowingly made in contemplation of such benefits.
Section 3.8. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.
Section 3.9. The Trustee and the Collateral Trustee. The Trustee and the Collateral Trustee make no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or with respect to the recitals contained herein, all of which recitals are made solely by the other parties hereto.
Section 3.10. Counterparts. The parties hereto may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or electronic transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronic shall be deemed to be their original signatures for all purposes.
Section 3.11. Execution and Delivery. Each Guaranteeing Entity agrees that its Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of any such Guarantee.

Section 3.12. Headings. The headings of the Articles and the Sections in this Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.
[GUARANTEEING ENTITY],
as a Guarantor
By:
    Name:
    Title:

MACY’S RETAIL HOLDINGS, LLC
By:
    Name:
    Title:

[Signature Page to Supplemental Indenture]

U.S. BANK NATIONAL ASSOCIATION,
as Trustee and Collateral Trustee
By:
    Name:
    Title:

[Signature Page to Supplemental Indenture]